UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant  ☒                    Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NVIDIA CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

Date and time:	Tuesday, June 9, 2020 at 11:00 a.m. Pacific Daylight Time

Location:	Online at www.virtualshareholdermeeting.com/NVIDIA2020
Items of business:

•
Election of eleven directors nominated by the Board of Directors
•
Approval of our executive compensation
•
Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2021
•
Approval of an amendment and restatement of our Amended and Restated 2007 Equity Incentive Plan
•
Approval of an amendment and restatement of our Amended and Restated 2012 Employee Stock Purchase Plan

Transaction of other business properly brought before the meeting

Record date:	You can attend, and vote at, the annual meeting if you were a stockholder of record at the close of business on April 13, 2020.

Virtual meeting admission:
We will be holding our annual meeting online only this year at www.virtualshareholdermeeting.com/NVIDIA2020. To participate in the annual meeting, you will need the control number included on your notice of proxy materials or printed proxy card.

Pre-meeting forum:
In order to allow for communication with our stockholders in connection with the annual meeting, we have established a pre-meeting forum located at www.proxyvote.com where you can submit advance questions to us.

Your vote is very important. Whether or not you plan to attend the virtual meeting, PLEASE VOTE YOUR SHARES. As an alternative to voting online at the meeting, you may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card.
Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on June 9, 2020. This Notice, our Proxy Statement, our Annual Report on Form 10-K, and our Annual Review are available at www.nvidia.com/proxy.
By Order of the Board of Directors
Timothy S. Teter
Secretary
2788 San Tomas Expressway, Santa Clara, California 95051
April 29, 2020

DEFINITIONS

2007 Plan	NVIDIA Corporation Amended and Restated 2007 Equity Incentive Plan
2012 ESPP	NVIDIA Corporation Amended and Restated 2012 Employee Stock Purchase Plan
AC	Audit Committee
Base Operating Plan	Performance goal necessary to earn the target award under the Variable Cash Plan and for the target number of SY PSUs to become eligible to vest
Board	The Company’s Board of Directors
CC	Compensation Committee
CD&A	Compensation Discussion and Analysis
CEO	Chief Executive Officer
CFO	Chief Financial Officer
Charter	The Company’s Amended and Restated Certificate of Incorporation
Company	NVIDIA Corporation, a Delaware corporation
Control Number	Identification number for each stockholder included in Notice or proxy card
Dodd Frank Act	Dodd-Frank Wall Street Reform and Consumer Protection Act
Exchange Act	Securities Exchange Act of 1934, as amended
Exequity	Exequity LLP, the CC’s independent compensation consultant
FASB	Financial Accounting Standards Board
Fiscal 20__	The Company’s fiscal year ended on the last Sunday in January of the stated year
Form 10-K	The Company’s Annual Report on Form 10-K for Fiscal 2020 filed with the SEC on February 20, 2020
GAAP	Generally accepted accounting principles
Internal Revenue Code	U.S. Internal Revenue Code of 1986, as amended
Lead Director	Lead independent director
Meeting	Annual Meeting of Stockholders
MY PSUs	Multi-year PSUs with a three-year performance metric
Nasdaq	The Nasdaq Stock Market LLC
NCGC	Nominating and Corporate Governance Committee
NEOs	Named Executive Officers consisting of our CEO, our CFO, and our other three most highly compensated executive officers as of the end of Fiscal 2020
Non-GAAP Operating Income
GAAP operating income adjusted for stock-based compensation expense, acquisition-related and other costs, and legal settlement costs, as the Company reports in its respective earnings materials.  The net aggregate adjustment to GAAP operating income for these items for Fiscal 2020 was $889 million and for Fiscal 2019 was $603 million.  Please see Reconciliation of Non-GAAP Financial Measures in our CD&A for a reconciliation between the non-GAAP measures and GAAP results

Notice	Notice of Internet Availability of Proxy Materials
NYSE	New York Stock Exchange
PSUs	Performance stock units
PwC	PricewaterhouseCoopers LLP
RSUs	Restricted stock units
S&P 500	Standard & Poor’s 500 Composite Index
SEC	U.S. Securities and Exchange Commission
Securities Act	Securities Act of 1933, as amended
Stretch	Performance goal necessary for the maximum number of MY PSUs to become eligible to vest
Stretch Operating Plan	Performance goal necessary to earn the maximum award under the Variable Cash Plan and for the maximum number of SY PSUs to become eligible to vest
SY PSUs	PSUs with a single-year performance metric, vesting over four years
Target	Performance goal necessary for the target number of MY PSUs to become eligible to vest
Threshold	Minimum performance goal necessary to earn an award under the Variable Cash Plan and for SY PSUs and MY PSUs to become eligible to vest
TSR	Total shareholder return
Variable Cash Plan	The Company’s variable cash compensation plan

PROXY SUMMARY
This summary highlights information contained elsewhere in the proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.
2020 Annual Meeting of Stockholders

Date and time:	Tuesday, June 9, 2020 at 11:00 a.m. Pacific Daylight Time
Location:	Online at www.virtualshareholdermeeting.com/NVIDIA2020
Record date:	Stockholders as of April 13, 2020 are entitled to vote
Admission to meeting:	You will need your Control Number to attend the annual meeting
Voting Matters and Board Recommendations
A summary of the 2020 Meeting proposals is below. Every stockholder’s vote is important. Our Board urges you to vote your shares FOR each of the proposals.

Matter	Page	Board Recommendation	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
Management Proposals:
Election of eleven directors	8	FOR each director nominee	More FOR than WITHHOLD votes	None	None
Approval of our executive compensation	24	FOR	Majority of shares present	Against	None
Ratification of the selection of PwC as our independent registered public accounting firm for Fiscal 2021	42	FOR	Majority of shares present	Against	None
Approval of an amendment and restatement of our 2007 Equity Incentive Plan	45	FOR	Majority of shares present	Against	None
Approval of an amendment and restatement of our 2012 Employee Stock Purchase Plan	57	FOR	Majority of shares present	Against	None
Election of Directors (Proposal 1)
The following table provides summary information about each director nominee:

Name	Age	Director Since		Occupation	Independent	Financial Expert	Committee Membership

Robert K. Burgess	62	2011		Independent Consultant	✓	✓	CC
Tench Coxe	62	1993		Managing Director, Sutter Hill Ventures	✓		CC
Persis S. Drell	64	2015		Provost, Stanford University	✓		CC
Jen-Hsun Huang	57	1993		President & CEO, NVIDIA Corporation
Dawn Hudson	62	2013		Independent Consultant	✓	✓	AC
Harvey C. Jones	67	1993		Managing Partner, Square Wave Ventures	✓	✓	CC, NCGC
Michael G. McCaffery	66	2015		Managing Director, Makena Capital Management	✓	✓	AC
Stephen C. Neal	71	2019		Chairman Emeritus & Senior Counsel, Cooley LLP	✓		NCGC
Mark L. Perry (1)	64	2005		Independent Consultant	✓	✓	AC, NCGC
A. Brooke Seawell	72	1997		Venture Partner, New Enterprise Associates	✓	✓	CC
Mark A. Stevens	60	2008	(2)	Managing Partner, S-Cubed Capital	✓		AC, NCGC
(1) Lead Director
(2) Mr. Stevens previously served as a member of our Board from 1993 until 2006
Board Overview and Recent Refreshment
Our director nominees exhibit a variety of competencies, professional experience, and backgrounds, and contribute diverse viewpoints and perspectives to our Board. While the Board benefits from the experience and institutional knowledge that our longer-serving directors bring, it has also brought in new perspectives and ideas by appointing three new directors in the last five years. Furthermore, James C. Gaither, who has served on our Board since 1999, is not seeking re-election effective as of the 2020 Meeting. Below are the skills and competencies that our NCGC and Board consider important for our directors to have in light of our current business and future market opportunities, and the number of directors who possess them:

Our NCGC and Board also consider diversity in business experience, professional expertise, gender and ethnic background among Board members in recommending nominees to serve as directors.
Corporate Governance Highlights
Our Board is committed to strong corporate governance to promote the long-term interests of NVIDIA and our stockholders. We seek a collaborative approach to stockholder issues that affect our business and to ensure that our stockholders see our governance and executive pay practices as well-structured. In the Fall of 2019, we contacted stockholders holding approximately 1% or more of our common stock (except for brokerage firms and index funds who we know do not engage in individual conversations with companies), representing an aggregate ownership of 31%, to gain insights into their views on corporate governance, executive compensation and environmental, social and corporate governance issues. Our management and Lead Director met with stockholders holding, in total, 19% of our common stock.
Highlights of our corporate governance practices include:

✓ Proxy access ✓ Declassified Board ✓ Majority voting for directors ✓ Active Board oversight of risk and risk management ✓ All Board members independent, except for our CEO ✓ Independent Lead Director
✓ 75% or greater attendance by each Board member at
     meetings of the Board and applicable committees
✓ Independent directors frequently meet in executive sessions
✓ At least annual Board and committee self-assessments
✓ Annual stockholder outreach, including NCGC participation
✓ Stock ownership guidelines for our directors and executive officers

Approval of Executive Compensation for Fiscal 2020 (Proposal 2)
We are asking our stockholders to cast a non-binding vote, also known as “say-on-pay,” to approve our NEOs’ compensation. The Board believes that our compensation policies and practices are effective in achieving our goals of paying for performance; attracting, motivating and retaining a high-caliber executive team; aligning our executives’ interests with those of our stockholders to create long-term value; and achieving simplicity and transparency with our compensation program. The Board and our stockholders have approved holding our “say-on-pay” votes annually.
Executive Compensation Highlights
Our executive compensation program is designed to pay for performance. We utilize compensation elements that align our NEOs’ interests with those of our stockholders to create long-term value. Our NEO pay is heavily weighted toward performance-based, “at-risk” variable cash and long-term equity awards that are only earned if the Company achieves pre-established corporate financial metrics, but capped at a maximum of 200% of target (or 150% of target for our CEO’s PSUs).

For the last several years, approximately 90% of our CEO’s, and over 50% of our other NEOs’, target pay has been performance-based and at-risk, and 100% of our CEO’s equity awards have been in the form of PSUs only.
At our 2019 Meeting, over 96% of the votes cast approved the compensation paid to our NEOs for Fiscal 2019. After considering this advisory vote, the feedback from our annual stockholder outreach, and the Company’s Fiscal 2020 outlook at the time of its determination, our CC concluded that our program effectively aligned executive pay with stockholder interests. Therefore, the CC maintained the same general executive compensation structure for Fiscal 2020, and kept executive target pay essentially flat with Fiscal 2019.
Financial Performance and Link to Executive Pay
Despite a challenging start to Fiscal 2020 with excess channel inventory in our Gaming business and a pause in hyperscale spending in our Datacenter business, our business recovered in the second half of the year. As described above, a significant portion of our executive pay opportunities are tied to the achievement of rigorous financial measures that drive business value and contribute to our long-term success. The tables below show our goals and achievement for each of these measures for the applicable period ended Fiscal 2020, and their respective impact on our executive pay:

	Revenue		Non-GAAP Operating Income*		3-Year TSR
	Performance Goal	Payout as a % of Target Opportunity(1)	Performance Goal	Shares Eligible to Vest as a % of Target Opportunity(1)	Performance Goal	Shares Eligible to Vest as a % of Target Opportunity(1)
Threshold	$10.5 billion	50%	$3.21 billion	50%	25th percentile	25%
Base Operating Plan (Target for MY PSUs)	$11.4 billion	100%	$3.75 billion	100%	50th percentile	100%
Stretch Operating Plan (Stretch for MY PSUs)	$12.0 billion	200%	$4.23 billion	150% for CEO; 200% for our other NEOs	75th percentile	150% for CEO; 200% for our other NEOs

Performance and Payout	Achieved Fiscal 2020 revenue of $10.92 billion, resulting in a Variable Cash Plan payout at 73.2% of target		Achieved Fiscal 2020 Non-GAAP Operating Income of $3.73 billion, resulting in 98.6% of target SY PSUs becoming eligible to vest		Achieved 3-year TSR of 138% (95th percentile of S&P 500), resulting in maximum number of MY PSUs becoming eligible to vest

(1)
For achievement between Threshold and Base Operating Plan (or Target for MY PSUs) and between Base Operating Plan (or Target for MY PSUs) and Stretch Operating Plan (or Stretch for MY PSUs), payouts would be determined using straight-line interpolation. Achievement less than Threshold would result in no payout, and exceeding Stretch Operating Plan (or Stretch for MY PSUs) would result in the capped maximum payout.

* See Reconciliation of Non-GAAP Financial Measures in our CD&A for a reconciliation between the non-GAAP measures and GAAP results.
Ratification of the Selection of PwC as our Independent Registered Public Accounting Firm for Fiscal 2021 (Proposal 3)
Although not required, we are asking our stockholders to ratify the AC’s selection of PwC as our independent registered public accounting firm for Fiscal 2021 because we believe it is a matter of good corporate practice. If our stockholders do not ratify the selection, the AC will reconsider the appointment, but may nevertheless retain PwC. Even if the selection is ratified, the AC may select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of NVIDIA and our stockholders.
Approval of an Amendment and Restatement of our 2007 Plan (Proposal 4)
We are asking our stockholders to approve an amendment and restatement of our 2007 Plan primarily to increase the share reserve by 14,800,000 shares; to remove a minimum 12-month vesting requirement from the date of grant on awards under the Proposed 2007 Plan; to prohibit paying dividends on unvested awards; and to extend the term of the 2007 Plan to April 2030, which would otherwise expire in March 2022. The Board recommends a vote FOR this proposal because equity awards are an important component of our compensation program and the continued ability to issue these awards is essential to attracting, retaining and motivating our employees.
Approval of an Amendment and Restatement of our 2012 ESPP (Proposal 5)
We are asking our stockholders to approve an amendment and restatement of our 2012 ESPP to increase the share reserve by 2,000,000 shares. The Board recommends a vote FOR this proposal because our employee stock purchase program is an important employee benefit and is essential to attracting, retaining and motivating our employees.

NVIDIA CORPORATION
2788 SAN TOMAS EXPRESSWAY
SANTA CLARA, CALIFORNIA 95051
(408) 486-2000
  ____________________________________________________
PROXY STATEMENT FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS - JUNE 9, 2020
____________________________________________________

INFORMATION ABOUT THE MEETING
Your proxy is being solicited for use at the 2020 Meeting on behalf of the Board. Our 2020 Meeting will take place on Tuesday, June 9, 2020 at 11:00 a.m. Pacific Daylight Time.
Meeting Attendance
If you were an NVIDIA stockholder as of the close of business on the April 13, 2020 record date, or if you hold a valid proxy, you can attend, ask questions during, and vote at our 2020 Meeting at www.virtualshareholdermeeting.com/NVIDIA2020. Our meeting will be held entirely online; use the Control Number included on your Notice or printed proxy card to enter. Anyone can also listen to the meeting live at www.virtualshareholdermeeting.com/NVIDIA2020. An archived copy of the webcast will be available at www.nvidia.com/proxy through June 23, 2020.
Even if you plan to attend the 2020 Meeting online, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to attend.
Virtual Meeting Philosophy and Benefits
The Board believes that holding the meeting in a virtual format invites participation by a broader group of stockholders, while reducing the costs associated with an in-person meeting. This balance allows the meeting to remain focused on matters directly relevant to the interests of stockholders in a way that makes efficient use of Company resources. To provide our stockholders with a similar level of transparency to an in-person meeting format, we will provide stockholders with the opportunity to submit questions through our pre-meeting forum located at www.proxyvote.com (using the Control Number included on your Notice or printed proxy card) and during the meeting through the 2020 Meeting website.
Quorum and Voting
To hold our 2020 Meeting, we need a majority of the outstanding shares entitled to vote at the close of business on the April 13, 2020 record date, or a quorum, represented at the 2020 Meeting either by attendance online or by proxy. On April 13, 2020, there were 615,135,104 shares of common stock outstanding and entitled to vote, meaning that 307,567,553 shares must be represented at the 2020 meeting or by proxy to have a quorum. A list of stockholders entitled to vote will be available for 10 days prior to the 2020 Meeting. If you would like to view the stockholder list, please contact our Investor Relations Department with an electronic mail message to NVIDIAInvestorRelations@nvidia.com or at (408) 486-2000 to schedule an appointment or for alternative arrangements to the extent office access is impracticable due to COVID-19 orders. In addition, the list of stockholders will be available during the 2020 Meeting for inspection by stockholders of record for any legally valid purpose related to the 2020 Meeting at www.virtualshareholdermeeting.com/NVIDIA2020.
Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the 2020 Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is not a quorum, a majority of the votes present may adjourn the meeting to another date.
You may vote FOR any nominee to the Board, you may WITHHOLD your vote for any nominee or you may ABSTAIN from voting. For each other matter to be voted on, you may vote FOR or AGAINST or ABSTAIN from voting.

Stockholder of Record
You are a stockholder of record if your shares were registered directly in your name with our transfer agent, Computershare, on April 13, 2020, and can vote shares in any of the following ways:
•By attending the 2020 Meeting online and voting during the meeting;
•Via mail, by signing and mailing your proxy card to us before the 2020 Meeting; or
•By telephone or via the Internet, by following the instructions provided in the Notice or your proxy materials.

You may change your vote or revoke your proxy before the final vote at the 2020 Meeting in any of the following ways:

•	Attend the 2020 Meeting online and vote during the meeting;

•	Submit another proxy by telephone or via the Internet after you have already provided an earlier proxy;

•	Submit another properly completed proxy card with a later date; or

•	Send a written notice that you are revoking your proxy to NVIDIA Corporation, 2788 San Tomas Expressway, Santa Clara, California 95051, Attention: Timothy S. Teter, Secretary.

If you do not vote using any of the ways described above, your shares will not be voted.
Street Name Holder
If your shares are held through a nominee, such as a bank or broker, as of April 13, 2020, then you are the beneficial owner of shares held in “street name,” and you have the right to direct the nominee how to vote those shares for the 2020 Meeting. The nominee should provide you a separate Notice or voting instructions, and you should follow those instructions to tell the nominee how to vote. To vote by attending the 2020 Meeting online, you must obtain a valid proxy from your nominee.
If you are a beneficial holder and do not provide voting instructions to your nominee, the nominee will not be authorized to vote your shares on “non-routine” matters, including elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation) and amendments of equity plans. This is called a “broker non-vote.” However, the nominee can still register your shares as being present at the 2020 Meeting for determining quorum, and the nominee will have discretion to vote for matters considered by the NYSE to be “routine,” including the ratification of our independent registered public accounting firm. Therefore, you MUST give your nominee instructions in order for your vote to be counted on the proposals to elect directors, to conduct an advisory approval of our executive compensation, to amend and restate our 2007 Plan, and to amend and restate our 2012 ESPP. We strongly encourage you to vote.
Note that under the rules of the national stock exchanges, any NVIDIA stockholder whose shares are held in street name by a member brokerage firm may revoke a proxy and vote his or her shares at the 2020 Meeting only in accordance with applicable rules and procedures of those exchanges, as employed by the street name holder’s brokerage firm.
Vote Count
On each matter to be voted upon, stockholders have one vote for each share of NVIDIA common stock owned as of April 13, 2020. Votes will be counted by the inspector of election as follows:

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of eleven directors	Directors are elected if they receive more FOR votes than WITHHOLD votes	None	None
2	Approval of our executive compensation	FOR votes from the holders of a majority of shares present and entitled to vote on this matter	Against	None
3	Ratification of the selection of PwC as our independent registered public accounting firm for Fiscal 2021	FOR votes from the holders of a majority of shares present and entitled to vote on this matter	Against	None
4	Approval of an amendment and restatement of our 2007 Plan	FOR votes from the holders of a majority of shares present and entitled to vote on this matter	Against	None
5	Approval of an amendment and restatement of our 2012 ESPP	FOR votes from the holders of a majority of shares present and entitled to vote on this matter	Against	None

If you are a stockholder of record and you return a signed proxy card without marking any selections, your shares will be voted FOR each of the nominees listed in Proposal 1 and FOR the other proposals. If any other matter is properly presented at the 2020 Meeting, Jen-Hsun Huang or Timothy S. Teter as your proxyholder will vote your shares using his best judgment.
Vote Results
Preliminary voting results will be announced at the 2020 Meeting. Final voting results will be published in a current report on Form 8-K, which will be filed with the SEC by June 15, 2020.
Proxy Materials
As permitted by SEC rules, we are making our proxy materials available to stockholders electronically via the Internet at www.nvidia.com/proxy. On or about April 29, 2020, we sent stockholders who own our common stock at the close of business on April 13, 2020 (other than those who previously requested electronic or paper delivery) a Notice containing instructions on how to access our proxy materials, vote via the Internet or by telephone, and elect to receive future proxy materials electronically or in printed form by mail.
If you choose to receive future proxy materials electronically (via www.proxyvote.com for stockholders of record and www.icsdelivery.com/nvda for street name holders), you will receive an email next year with links to the proxy materials and proxy voting site.
SEC rules also permit companies and intermediaries, such as brokers, to satisfy Notice and proxy material delivery requirements for multiple stockholders with the same address by delivering a single Notice or set of proxy materials addressed to those stockholders. We follow this practice, known as “householding,” unless we have received contrary instructions from any stockholder at that address.
If you received more than one Notice or full set of proxy materials, then your shares are either registered in more than one name or are held in different accounts. Please vote the shares covered by each Notice or proxy card. To modify your instructions so that you receive one Notice or proxy card for each account or name, please contact your broker. Your “householding” election will continue until you are notified otherwise or until you revoke your consent.
To make a change regarding the form in which you receive proxy materials (electronically or in print), or to request receipt of a separate set of documents to a household, contact our Investor Relations Department (through our website at www.nvidia.com, with an electronic mail message to NVIDIAInvestorRelations@nvidia.com, by phone at (408) 486-2000 or by mail at 2788 San Tomas Expressway, Santa Clara, California 95051).
We will pay the entire cost of soliciting proxies. Our directors and employees may also solicit proxies in person, by telephone, by mail, via the Internet or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies. We have also retained MacKenzie Partners on an advisory basis for a fee not expected to exceed $20,000 and they may help us solicit proxies from brokers, bank nominees and other institutional owners. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
2021 Meeting Stockholder Proposals
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 30, 2020 to NVIDIA Corporation, 2788 San Tomas Expressway, Santa Clara, California 95051, Attention: Timothy S. Teter, Secretary and must comply with all applicable requirements of Rule 14a-8 promulgated under the Exchange Act. However, if we do not hold our 2021 Meeting between May 10, 2021 and July 9, 2021, then the deadline is a reasonable time before we begin to print and send our proxy materials. If you wish to submit a proposal for consideration at the 2021 Meeting that is not to be included in next year’s proxy materials, you must do so in writing following the above instructions not later than the close of business on March 11, 2021, and not earlier than February 9, 2021. We also advise you to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

Proposal 1—Election of Directors

What am I voting on?  Electing the 11 director nominees identified below to hold office until the 2021 Meeting and until his or her successor is elected or appointed.
Vote required: Directors are elected if they receive more FOR votes than WITHHOLD votes.

All of our directors have one-year terms and stand for election annually. James C. Gaither will be retiring and not seek re-election to our Board. Effective upon the start of the 2020 Meeting, our Board will have 11 members. We are deeply grateful to Mr. Gaither for 27 years of service to NVIDIA - since the formation of the company - including 22 years as a Board member. His wisdom, thoughtful guidance, and unwavering belief in our company contributed greatly to our success. He is a testament to the impact a board plays in the building of enduring companies.
Our nominees include 10 independent directors, as defined by the rules and regulations of Nasdaq, and one NVIDIA officer: Mr. Huang, who serves as our President and CEO. Each of the nominees listed below is currently a director of NVIDIA previously elected by our stockholders. The Board expects the nominees will be available for election. If a nominee declines or is unable to act as a director, your proxy may be voted for any substitute nominee proposed by the Board or the size of the Board may be reduced.
Recommendation of the Board
The Board recommends that you vote FOR the election of each of the following nominees:

Name	Age	Director Since		Occupation	Independent	Financial Expert	Committee Membership	Other Public Company Boards
Robert K. Burgess	62	2011		Independent Consultant	✓	✓	CC	–
Tench Coxe	62	1993		Managing Director, Sutter Hill Ventures	✓		CC	1
Persis S. Drell	64	2015		Provost, Stanford University	✓		CC	–
Jen-Hsun Huang	57	1993		President & CEO, NVIDIA Corporation				–
Dawn Hudson	62	2013		Independent Consultant	✓	✓	AC	1
Harvey C. Jones	67	1993		Managing Partner, Square Wave Ventures	✓	✓	CC, NCGC	–
Michael G. McCaffery	66	2015		Managing Director, Makena Capital Management	✓	✓	AC	–
Stephen C. Neal	71	2019		Chairman Emeritus & Senior Counsel, Cooley LLP	✓		NCGC	1
Mark L. Perry (1)	64	2005		Independent Consultant	✓	✓	AC, NCGC	2
A. Brooke Seawell	72	1997		Venture Partner, New Enterprise Associates	✓	✓	CC	1
Mark A. Stevens	60	2008	(2)	Managing Partner, S-Cubed Capital	✓		AC, NCGC	–
(1) Lead Director
(2) Mr. Stevens previously served as a member of our Board from 1993 until 2006

Director Qualifications and Nomination of Directors
The NCGC identifies, reviews and assesses the qualifications of existing and potential directors and selects nominees for recommendation to the Board for approval. The committee is committed to Board diversity and shall consider a nominee’s background and experience to ensure that a broad range of perspectives is represented on the Board. The NCGC may conduct any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates. The NCGC may also engage a professional search firm to identify and assist the NCGC in identifying, evaluating, and conducting due diligence on potential director nominees. The NCGC has not established specific age, gender, education, experience, or skill requirements for potential members, and instead considers numerous factors regarding the nominee taking into account our current and future business models, including the following:

•
Integrity and candor
•
Independence
•
Senior management and operational experience
•
Professional, technical and industry knowledge
•
Financial expertise
•
Financial community experience (including as an investor in other companies)
•
Marketing and brand management
•
Public company board experience
•
Experience with emerging technologies and new business models

•
Legal expertise
•
Diversity, including gender and ethnic background
•
Experience in academia
•
Willingness and ability to devote substantial time and effort to Board responsibilities and Company oversight
•
Ability to represent the interests of the stockholders as a whole rather than special interest groups or constituencies
•
All relationships between the proposed nominee and any of our stockholders, competitors, customers, suppliers or other persons with a relationship to NVIDIA
•
Overall service to NVIDIA, including past attendance at Board and committee meetings and participation and contributions to the activities of the Board

The NCGC and the Board understand the importance of Board refreshment, and strive to maintain an appropriate balance of tenure, diversity, professional experience and backgrounds, skills, and education on the Board. While the Board benefits from the experience and institutional knowledge that our longer-serving directors bring, it has also brought in new perspectives and ideas by appointing three new directors in the last five years. Our longer-tenured directors are familiar with our operations and business areas and have the perspective of overseeing our activities from a variety of economic and competitive environments. Our newer directors bring expertise in consumer marketing, branding, technology developments at leading academic institutions, and deep knowledge from decades of advising numerous companies that are important to supporting NVIDIA as it competes in new markets and as it faces new regulatory and legal challenges. Each year, the NCGC and Board review each director’s individual performance, including the director’s past contributions, outside experiences and activities, and committee participation, and make a determination concerning how his or her experience and skills continue to add value to NVIDIA and the Board.
The following chart summarizes the skills and competencies of each director nominee that led our Board to conclude that he or she is qualified to serve on our Board. The lack of a check does not mean the director lacks that skill or qualification; rather, a check indicates a specific area of focus or expertise for which the Board relies on such director nominee most.

	Senior Management and Operations provides experienced oversight of our business and with new insights	Industry and Technical facilitates an understanding of innovations and a technical assessment of our products and services	Financial/Financial Community assists with review of our operations and financial matters; those with a venture capital background offer shareholder perspectives	Public Company Board helps identify challenges and risks we face as a public company	Emerging Technologies and Business Models integral to our growth strategies given our unique business model	Marketing and Brand Management offers guidance on our products directly marketed to consumers	Legal important as we are subject to multiple lawsuits, regulatory matters, and new regulations
Burgess	✓		✓	✓	✓
Coxe			✓	✓	✓
Drell		✓
Huang	✓	✓	✓		✓	✓
Hudson	✓		✓	✓		✓
Jones	✓	✓	✓	✓	✓
McCaffery	✓		✓	✓
Neal	✓			✓			✓
Perry	✓		✓	✓			✓
Seawell	✓		✓	✓	✓
Stevens		✓	✓	✓	✓

The NCGC evaluates candidates proposed by stockholders using the same criteria as it uses for other candidates. Stockholders seeking to recommend a prospective nominee should follow the instructions under Stockholder Communications with the Board of Directors below. Stockholder submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
In addition, our Board voluntarily adopted proxy access. As a result, we will include in our proxy statement information regarding the greater of (a) up to two director candidates or (b) up to 20% of the number of directors in office on the last day that a submission may be delivered, if nominated by a stockholder (or group of up to 20 stockholders) owning at least 3% of the voting power of our outstanding capital stock for at least three continuous years. The stockholder(s) must provide timely written notice of such nomination and the stockholder(s) and nominee must satisfy the other requirements specified in our Bylaws. This summary of our proxy access rules is not intended to be complete and is subject to limitations set forth in our Bylaws and Corporate Governance Policies. Stockholders are advised to review these documents, which contain the requirements for director nominations. The NCGC did not receive any stockholder nominations during Fiscal 2020.
Our Director Nominees
The biographies below include information, as of the date of this proxy statement, regarding the particular experience, qualifications, attributes or skills of each director, relative to the skills matrix above, that led the NCGC and Board to believe that he or she should continue to serve on the Board.

ROBERT K. BURGESS
Robert K. Burgess has served as an independent investor and board member to technology companies since 2005. He was chief executive officer from 1996 to 2005 of Macromedia, Inc., a provider of internet and multimedia software, which was acquired by Adobe Systems Incorporated; he also served from 1996 to 2005 on its board of directors, as chairman of its board of directors from 1998 to 2005 and as executive chairman for his final year. Previously, he held key executive positions from 1984 to 1991 at Silicon Graphics, Inc. (SGI), a graphics and computing company; from 1991 to 1995, served as chief executive officer and a board member of Alias Research, Inc., a publicly traded 3D software company, until its acquisition by SGI; and resumed executive positions at SGI during 1996. Mr. Burgess was a director of IMRIS Inc., a provider of image guided therapy solutions, from 2010 until 2013; of Adobe from 2005 to 2019; and of Rogers Communications Inc., a communications and media company, from 2016 to 2019. He holds a BCom degree from McMaster University.
Mr. Burgess brings to the Board senior management and operating experience and expertise in the areas of financial- and risk-management. He has a broad understanding of the roles and responsibilities of a corporate board and provides valuable insight on a range of issues in the technology industry.

Independent Consultant
Age: 62
Director Since: 2011
Committees: CC
Independent Director
Financial Expert

TENCH COXE
Tench Coxe has been a managing director of Sutter Hill Ventures, a venture capital investment firm, since 1989, where he focuses on investments in the IT sector. Prior to joining Sutter Hill Ventures in 1987, he was director of marketing and MIS at Digital Communication Associates. He serves on the board of directors of Artisan Partners Asset Management Inc., an institutional money management firm, and several privately held technology companies. He served on the board of directors of Mattersight Corp., a customer loyalty software firm from 2000 to 2018. Mr. Coxe holds a BA degree in Economics from Dartmouth College and an MBA degree from Harvard Business School.
Mr. Coxe brings to the Board expertise in financial and transactional analysis and provides valuable perspectives on corporate strategy and emerging technology trends. His significant financial community experience gives the Board an understanding of the methods by which companies can increase value for their stockholders.

Managing Director, Sutter Hill Ventures
Age: 62
Director Since: 1993
Committees: CC
Independent Director

PERSIS S. DRELL
Persis S. Drell has been the Provost of Stanford University since 2017. A Professor of Materials Science and Engineering and Professor of Physics, as well as Vice President for the U.S. Department of Energy SLAC National Accelerator Laboratory, Dr. Drell has been on the faculty at Stanford since 2002, and was the Dean of the Stanford School of Engineering from 2014 to 2017. She also served as the Director of SLAC from 2007 to 2012. Dr. Drell is a member of the National Academy of Sciences and the American Academy of Arts and Sciences, and is a fellow of the American Physical Society. She has been the recipient of a Guggenheim Fellowship and a National Science Foundation Presidential Young Investigator Award. Dr. Drell holds a Ph.D. from the University of California Berkeley and an AB degree in Mathematics and Physics from Wellesley College.
An accomplished researcher and educator, Dr. Drell brings to the Board expert leadership in guiding innovation in science and technology.

Provost, Stanford University
Age: 64
Director Since: 2015
Committees: CC
Independent Director

JEN-HSUN HUANG
Jen-Hsun Huang founded NVIDIA in 1993 and has served since its inception as president, chief executive officer, and a member of the board of directors. Prior to founding NVIDIA, Mr. Huang held a variety of positions from 1985 to 1993 at LSI Logic Corp., a computer chip manufacturer, and from 1984 to 1985 at Advanced Micro Devices, Inc., a semiconductor company. In 2017, he was named Fortune’s Businessperson of the Year. In 2019, Harvard Business Review ranked him No. 1 on its list of the world’s 100 best-performing CEOs over the lifetime of their tenure. Mr. Huang holds a BSEE degree from Oregon State University and an MSEE degree from Stanford University.
Mr. Huang is one of the technology industry’s most respected executives, having taken NVIDIA from a startup to a world leader in visual computing. Under his guidance, NVIDIA has compiled a record of consistent innovation and sharp execution, marked by products that have gained strong market share.

President and Chief Executive Officer, NVIDIA Corporation
Age: 57
Director Since: 1993
Committees: None

DAWN HUDSON
Dawn Hudson serves on the boards of various companies. From 2014 to 2018, Ms. Hudson served as Chief Marketing Officer for the National Football League. Previously, she served from 2009 to 2014 as vice chairman of The Parthenon Group, an advisory firm focused on strategy consulting. She was president and chief executive officer of Pepsi-Cola North America, the beverage division of PepsiCo, Inc. for the U.S. and Canada, from 2005 to 2007 and president from 2002, and simultaneously served as chief executive officer of the foodservice division of PepsiCo, Inc. from 2005 to 2007. Previously, she spent 13 years in marketing, advertising and branding strategy, holding leadership positions at major agencies, such as D’Arcy Masius Benton & Bowles and Omnicom. Ms. Hudson currently serves on the board of directors of The Interpublic Group of Companies, Inc., an advertising holding company, and a private skincare company. She was a director of P.F. Chang’s China Bistro, Inc., a restaurant chain, from 2010 until 2012; of Allergan, Inc., a biopharmaceutical company, from 2008 until 2014; of Lowes Companies, Inc., a home improvement retailer, from 2001 until 2015; and of Amplify Snack Brands, Inc., a snack food company, from 2014 until 2018. She holds a BA degree in English from Dartmouth College.
Ms. Hudson brings to the board experience in executive leadership. As a longtime marketing executive, she has valuable expertise and insights in leveraging brands, brand development and consumer behavior. She also has considerable corporate governance experience, gained from more than a decade of serving on the boards of public companies.

Independent Consultant
Age: 62
Director Since: 2013
Committees: AC
Independent Director
Financial Expert

HARVEY C. JONES
Harvey C. Jones has been the managing partner of Square Wave Ventures, a private investment firm, since 2004. Mr. Jones has been an entrepreneur, high technology executive and active venture investor for over 30 years. In 1981, he co-founded Daisy Systems Corp., a computer-aided engineering company, ultimately serving as its president and chief executive officer until 1987. Between 1987 and 1998, he led Synopsys. Inc., a major electronic design automation company, serving as its chief executive officer for seven years and then as executive chairman. In 1997, Mr. Jones co-founded Tensilica Inc., a privately held technology IP company that developed and licensed high performance embedded processing cores. He served as chairman of the Tensilica board of directors from inception through its 2013 acquisition by Cadence Design Systems, Inc. In 2016, Mr. Jones joined the board of directors of and invested in TempoQuest, a private company seeking to develop advanced weather forecasting systems that exploit accelerated GPU technology. He was a director of Tintri Inc., a company that builds data storage solutions for virtual and cloud environments, from 2014 until 2018. Mr. Jones holds a BS degree in Mathematics and Computer Sciences from Georgetown University and an MS degree in Management from Massachusetts Institute of Technology.
Mr. Jones brings to the board an executive management background, an understanding of semiconductor technologies and complex system design. He provides valuable insight into innovation strategies, research and development efforts, as well as management and development of our technical employees. His significant financial community experience gives the Board an understanding of the methods by which companies can increase value for their stockholders.

Managing Partner, Square Wave Ventures
Age: 67
Director Since: 1993
Committees: CC, NCGC
Independent Director
Financial Expert

MICHAEL G. McCAFFERY
Michael G. McCaffery is the Managing Director of Makena Capital Management, an investment management firm. From 2005 to 2013, he was the Chief Executive Officer of Makena Capital Management. From 2000 to 2006, he was the President and Chief Executive Officer of the Stanford Management Company, the university subsidiary charged with managing Stanford University’s financial and real estate investments. Prior to Stanford Management Company, Mr. McCaffery was President and Chief Executive Officer of Robertson Stephens and Company, a San Francisco-based investment bank and investment management firm, from 1993 to 2009, and also served as Chairman in 2000. Mr. McCaffery serves on the board of directors, or on the advisory boards, of several privately held companies and non-profits. He was a director of KB Home, a homebuilding company, from 2003 until 2015. Mr. McCaffery is a Trustee Emeritus of the Rhodes Scholarship Trust. He holds a BA degree from the Woodrow Wilson School of Public and International Affairs at Princeton University, a BA Honours degree and an MA degree in Politics, Philosophy and Economics from Merton College, Oxford University, Oxford, England, and an MBA degree from the Stanford Graduate School of Business.
Mr. McCaffery brings to the Board a broad array of business, investment and real estate experience and recognized expertise in financial matters, as well as a demonstrated commitment to good corporate governance.

Managing Director, Makena Capital Management
Age: 66
Director Since: 2015
Committees: AC
Independent Director
Financial Expert

STEPHEN C. NEAL
Stephen C. Neal serves as Chairman Emeritus and Senior Counsel of the law firm Cooley LLP, where he was also Chief Executive Officer from 2001 until 2008. In addition to his extensive experience as a trial lawyer on a broad range of corporate issues, Mr. Neal has represented and advised numerous boards of directors, special committees of boards and individual directors on corporate governance and other legal matters. Prior to joining Cooley in 1995, Mr. Neal was a partner of the law firm Kirkland & Ellis LLP. Mr. Neal serves as chairman of the board of directors of Levi Strauss & Co., an apparel company. Mr. Neal holds an AB degree from Harvard University and a JD degree from Stanford Law School.
Mr. Neal brings to the Board deep knowledge and broad experience in corporate governance as well as his perspectives drawn from advising many companies throughout his career.

Chairman Emeritus and Senior Counsel, Cooley LLP
Age: 71
Director Since: 2019
Committees: NCGC
Independent Director

MARK L. PERRY
Mark L. Perry serves on the boards of, and consults for, various companies and non-profit organizations. From 2012 to 2013, Mr. Perry served as an Entrepreneur-in-Residence at Third Rock Ventures, a venture capital firm. He served from 2007 to 2011 as president and chief executive officer of Aerovance, Inc., a biopharmaceutical company. He was an executive officer from 1994 to 2004 at Gilead Sciences, Inc., a biopharmaceutical company, serving in a variety of capacities, including general counsel, chief financial officer, and executive vice president of operations, responsible for worldwide sales and marketing, legal, manufacturing and facilities; he was also its senior business advisor until 2007. From 1981 to 1994, Mr. Perry was with the law firm Cooley LLP, where he was a partner for seven years. He serves on the board of directors and as lead independent director of Global Blood Therapeutics, Inc. and on the board of directors and as chairman of MyoKardia, Inc., both biopharmaceutical companies. Mr. Perry holds a BA degree in History from the University of California, Berkeley, and a JD degree from the University of California, Davis.
Mr. Perry brings to the Board operating and finance experience gained in a large corporate setting. He has varied experience in legal affairs and corporate governance, and a deep understanding of the roles and responsibilities of a corporate board.

Independent Consultant
Age: 64
Director Since: 2005
Committees: AC, NCGC
Lead Director
Financial Expert

A. BROOKE SEAWELL
A. Brooke Seawell has served since 2005 as a venture partner at New Enterprise Associates, and was a partner from 2000 to 2005 at Technology Crossover Ventures. He was executive vice president from 1997 to 1998 at NetDynamics, Inc., an application server software company, which was acquired by Sun Microsystems, Inc. He was senior vice president and chief financial officer from 1991 to 1997 of Synopsys, Inc., an electronic design automation software company. He serves on the board of directors of Tenable Holdings, Inc., a cybersecurity company, and several privately held companies. Mr. Seawell served on the board of directors of Glu Mobile, Inc., a publisher of mobile games, from 2006 to 2014; of Informatica Corp., a data integration software company, from 1997 to 2015; and of Tableau Software, Inc., a business intelligence software company, from 2011 to August 2019. He also previously served as a member of the Stanford University Athletic Board and on the Management Board of the Stanford Graduate School of Business. Mr. Seawell holds a BA degree in Economics and an MBA degree in Finance from Stanford University.
Mr. Seawell brings to the Board operational expertise and senior management experience, including knowledge of the complex issues facing public companies, and a deep understanding of accounting principles and financial reporting. His significant financial community experience gives the Board an understanding of the methods by which companies can increase value for their stockholders.

Venture Partner, New Enterprise Associates
Age: 72
Director Since: 1997
Committees: CC
Independent Director
Financial Expert

MARK A. STEVENS
Mark A. Stevens has been the managing partner of S-Cubed Capital, a private family office investment firm, since 2012. He was a managing partner from 1993 to 2011 of Sequoia Capital, a venture capital investment firm, where he had been an associate for the preceding four years. Previously, he held technical sales and marketing positions at Intel Corporation, and was a member of the technical staff at Hughes Aircraft Co. Mr. Stevens was a director of Quantenna Communications, Inc., a provider of Wi-Fi solutions, from 2016 until 2019. He is a Trustee of the University of Southern California. Mr. Stevens holds a BSEE degree, a BA degree in Economics and an MS degree in Computer Engineering from the University of Southern California and an MBA degree from Harvard Business School.
Mr. Stevens brings to the Board a deep understanding of the technology industry, and the drivers of structural change and high-growth opportunities. He provides valuable insight regarding corporate strategy development and the analysis of acquisitions and divestitures. His significant financial community experience gives the Board an understanding of the methods by which companies can increase value for their stockholders.

Managing Partner, S-Cubed Capital
Age: 60
Director Since: 2008 (previously served 1993-2006)
Committees: AC, NCGC
Independent Director

Information About the Board of Directors and Corporate Governance
Independence of the Members of the Board of Directors
Nasdaq rules and our Corporate Governance Policies require that a majority of our directors not have a relationship that would interfere with their exercise of independent judgment in carrying out their responsibilities and that they meet any other qualification requirements required by the SEC and Nasdaq. After considering all relevant relationships and transactions, our Board determined that all of our directors are “independent” as defined by Nasdaq’s rules and regulations, except for Mr. Huang. The Board also determined that all members of our AC, CC and NCGC are independent under applicable Nasdaq listing standards. In addition, Messrs. McCaffery and Perry and Ms. Hudson of the AC are “audit committee financial experts” based on SEC rules.
Board Leadership Structure
Our Board believes that all of its members should have an equal voice in the affairs and the management of NVIDIA, and therefore, our stockholders are best served at this time by having an independent Lead Director, who is an integral part of our Board structure and a critical aspect of our effective corporate governance, rather than having a chairperson. The independent directors consider the role and designation of the Lead Director on an annual basis, and Mr. Perry was appointed as our Lead Director in 2018. In addition, Mr. Perry serves on both the NCGC and the AC, which affords him increased engagement with Board governance and composition as well as with risk assessment and management, and financial and regulatory matters of the Company. While the CEO has primary responsibility for preparing the agendas for Board meetings and presiding over the portion of the meetings of the Board where he is present, our Lead Director has significant responsibilities, which are set forth in our Corporate Governance Policies, and include, in part:

•
Determining an appropriate schedule of Board meetings, and seeking to ensure that the independent members of the Board can perform their duties responsibly while not interfering with the flow of our operations;

•	Working with the CEO, and seeking input from all directors and other relevant management, as to the preparation of the agendas for Board meetings;

•
Advising the CEO on a regular basis as to the quality, quantity and timeliness of the flow of information requested by the Board from our management with the goal of providing what is necessary for the independent members of the Board to effectively and responsibly perform their duties, and, although our management is responsible for the preparation of materials for the Board, the Lead Director may specifically request the inclusion of certain material; and

•	Coordinating, developing the agenda for, and moderating executive sessions of the independent members of the Board, and acting as principal liaison between them and the CEO on sensitive issues.
The active involvement of our independent directors, combined with the qualifications and significant responsibilities of our Lead Director, provide balance on the Board and promote strong, independent oversight of our management and affairs.
Role of the Board in Risk Oversight
The Board is responsible for overseeing risk management at NVIDIA and delegates oversight of appropriate topics to its committees. Our AC has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The AC also monitors compliance with certain legal and regulatory requirements and oversees the performance of our internal audit function. Our NCGC monitors the effectiveness of our anonymous tip process and corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct, and oversees environmental, social and corporate governance risks, ranging from artificial intelligence to diversity and inclusion. Our CC assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. The Board exercises direct oversight of strategic risks to NVIDIA and other risk areas not delegated to one of its committees, including business continuity and cybersecurity.
Management periodically provides information, including guidance on risk management and mitigation, to the Board or a relevant committee. Each committee also reports to the Board on those matters.

Corporate Governance Policies of the Board of Directors
The Board has documented our governance practices by adopting Corporate Governance Policies to ensure that the Board has the necessary authority and processes in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. Our Corporate Governance Policies set forth the practices the Board follows with respect to board composition and selection, regular evaluations of the Board and its committees, board meetings and involvement of senior management, chief executive officer performance evaluation, and board committees and compensation. Our Corporate Governance Policies may be viewed under Governance in the Investor Relations section of our website at www.nvidia.com.
Executive Sessions of the Board
As required under Nasdaq’s listing standards, our independent directors have in the past met, and will continue to meet, regularly in scheduled executive sessions at which only independent directors are present. In Fiscal 2020, our independent directors met in executive session at all four of our scheduled quarterly Board meetings.
In addition, independent directors have in the past met, and will continue to meet, regularly in scheduled executive sessions with our CEO. In Fiscal 2020, our independent directors met in executive session with the CEO at all four of our scheduled quarterly Board meetings.
Director Attendance at Annual Meeting
We do not have a formal policy regarding attendance by members of the Board at our annual meetings. We generally schedule a Board meeting in conjunction with our annual meeting and expect that all of our directors will attend each annual meeting, absent a valid reason. All of our Board members attended our 2019 Meeting.
Board Self-Assessments
In Fiscal 2020, the NCGC oversaw an evaluation process, conducted at least annually, whereby outside corporate counsel for NVIDIA interviewed each director to obtain his or her evaluation of the Board as a whole, and of the committees on which he or she serves. The interviews solicited ideas from the directors about, among other things, improving the quality of Board and/or committee oversight effectiveness regarding strategic direction, financial and audit matters, executive compensation and other key matters. The interviews also focused on Board process and identifying specific issues which should be discussed in the future. After these evaluations were complete, our outside corporate counsel summarized the results, reviewed with our Lead Director, and then submitted the summary for discussion by the NCGC.
In response to the evaluations conducted in Fiscal 2020, our Board determined to strengthen oversight of the Company’s overall financial outlook process by the AC and the full Board, and to continue to prioritize its focus on the overall strength and competence of the Board and the diversity of experience, gender and ethnic background of its members.
Director Orientation and Continuing Education
The NCGC and our General Counsel are responsible for director orientation programs and for director continuing education programs. Continuing education programs for directors may include a combination of internally developed materials and presentations, programs presented by third parties, and financial and administrative support for attendance at qualifying academic or other independent programs.
Director Stock Ownership Guidelines
The Board believes that directors should hold a significant equity interest in NVIDIA. Our Corporate Governance Policies require each non-employee director to hold a number of shares of our common stock with a value equal to six times the annual cash retainer for Board service during the period in which he or she serves as a director (or six times the base salary, in the case of the CEO). The shares may include vested deferred stock, shares held in trust and shares held by immediate family members. Non-employee directors have five years after their Board appointment to reach the ownership threshold. Our stock ownership guidelines are intended to further align director interests with stockholder interests.
Each of our non-employee directors and Mr. Huang currently meets or exceeds the stock ownership requirements, with the exception of Mr. Neal, who joined our Board in 2019.
Hedging and Pledging Policy
Under our Insider Trading Policy, our directors, executive officers, employees, and their designees may not hedge their ownership of NVIDIA stock, including but not limited to trading in options, puts, calls, or other derivative instruments related to NVIDIA stock or debt to protect against a decline in the value of the Company’s stock. Additionally, directors, executive officers and employees may not purchase NVIDIA stock on margin, borrow against NVIDIA stock held in a margin account, or pledge NVIDIA stock as collateral for a loan. We allow for certain portfolio diversification transactions, such as investments in exchange funds.
Outside Advisors
The Board and each of its principal committees may retain outside advisors and consultants of their choosing at our expense. The Board need not obtain management’s consent to retain outside advisors. In addition, the principal committees need not obtain either the Board’s or management’s consent to retain outside advisors.
Code of Conduct
We expect our directors, executives and employees to conduct themselves with the highest degree of integrity, ethics and honesty. Our credibility and reputation depend upon the good judgment, ethical standards and personal integrity of each director, executive and employee. We have a Code of Conduct that applies to our executive officers, directors and employees, including our principal executive officer, principal financial officer and principal accounting officer. We also have a Financial Team Code of Conduct that applies to our executive officers, directors and members of our finance department. We regularly review our Code of Conduct and related policies to ensure that they provide clear guidance to our directors, executives and employees.
The Code of Conduct and the Financial Team Code of Conduct are available under Governance in the Investor Relations section of our website at www.nvidia.com. If we make any amendments to the Code of Conduct or the Financial Team Code of Conduct or grant any waiver from a provision of either code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.
Corporate Hotline
We have established an independent corporate hotline to allow any employee to confidentially and anonymously lodge a complaint about any accounting, internal control, auditing, Code of Conduct or other matter of concern (unless prohibited by local privacy laws for employees located in the European Union).
Stockholder Communications with the Board of Directors
Stockholders who wish to communicate with the Board regarding nominations of directors or other matters may do so by sending written communications addressed to Timothy S. Teter, our Secretary, at NVIDIA Corporation, 2788 San Tomas Expressway, Santa Clara, California 95051. All stockholder communications we receive that are addressed to the Board will be compiled by our Secretary. If no particular director is named, letters will be forwarded, depending on the subject matter, to the chairperson of the AC, CC or NCGC. Matters put forth by our stockholders will be reviewed by the NCGC, which will determine whether these matters should be presented to the Board. The NCGC will give serious consideration to all such matters and will make its determination in accordance with its charter and applicable laws.
Majority Vote Standard
Under our Bylaws, if the votes cast FOR an incumbent director in a non-contested election do not exceed the number of WITHHOLD votes, such incumbent director shall promptly tender a resignation to the Board. The NCGC will then review the circumstances surrounding the WITHHOLD vote and promptly make a recommendation to the Board on whether to accept or reject the resignation or whether other action should be taken. The Board will act on the NCGC’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of certification of the stockholder vote.
In a contested election, in which the number of nominees exceeds the number of directors to be elected, our directors will be elected by a plurality of the shares represented at any such meeting or by proxy and entitled to vote on the election of directors at that meeting. The directors receiving the greatest number of FOR votes will be elected.
Board Meeting Information
The Board met seven times during Fiscal 2020, including meetings during which the Board discussed the strategic direction of NVIDIA, explored and discussed new business and strategic opportunities and the product roadmap, and other matters facing NVIDIA. We expect each Board member to attend each meeting of the Board and the committees on which he or she serves. Each Board member attended 75% or more of the meetings of the Board and of each committee on which he or she served.

Committees of the Board of Directors
The Board has three standing committees: an AC, a CC and a NCGC. Each of these committees operates under a written charter, which may be viewed under Governance in the Investor Relations section of our website at www.nvidia.com.
The composition and functions of our committees are set forth below. Committee assignments are determined based on background and the expertise which individual directors can bring to a committee. Our Board believes that rotations among committees are a good corporate governance practice which allows its members to be more fully informed regarding the full scope of the Board and our activities, and benefits each committee and the Board as a whole, as a result of diverse perspectives and ideas that are introduced through new committee formations. In February 2020, upon the recommendation of the NCGC, the Board determined to rotate Mr. Seawell off of the CC and onto the AC, effective as of the 2020 Meeting.

AC
Michael G. McCaffery (Chair), Dawn Hudson, Mark L. Perry, and Mark A. Stevens
In Fiscal 2020, the AC met four times and selected highlights from its agenda topics included: cash usage and strategy, critical audit matters, and business continuity, tax, treasury, and information technology reviews.

Committee Role and Responsibilities
•
Oversees our corporate accounting and financial reporting process;
•
Oversees our internal audit function;
•
Determines and approves the engagement, retention and termination of the independent registered public accounting firm;
•
Evaluates the performance of and assesses the qualifications of our independent registered public accounting firm;
•
Reviews and approves the retention of the independent registered public accounting firm for permissible non-audit services;
•
Confers with management and our independent registered public accounting firm regarding the results of the annual audit, the results of our quarterly financial statements and the effectiveness of internal control over financial reporting;
•
Reviews the financial statements to be included in our quarterly report on Form 10-Q and annual report on Form 10-K;
•
Reviews earnings press releases and the substance of financial information and outlook provided to analysts on earnings calls;
•
Prepares the report required to be included by SEC rules in our annual proxy statement or Form 10-K; and
•
Establishes procedures for the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

CC
Robert K. Burgess (Chair), Tench Coxe, Persis S. Drell, Harvey C. Jones, and A. Brooke Seawell
In Fiscal 2020, the CC met four times and selected highlights from its agenda topics included: executive and employee compensation practices, review of pay equity, employee retention, and the Company’s share usage and strategy.

Committee Role and Responsibilities
•
Reviews and approves our overall compensation strategy and policies;
•
Reviews and recommends to the Board the compensation of our Board members;
•
Reviews and approves the compensation and other terms of employment of Mr. Huang and other executive officers;
•
Reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management;
•
Reviews and approves the disclosure contained in CD&A and for inclusion in the proxy statement and Form 10-K;
•
Administers our stock purchase plans, variable compensation plans and other similar programs; and
•
Assesses and monitors whether our compensation policies and programs have the potential to encourage excessive risk-taking.

NCGC
Harvey C. Jones (Chair), James C. Gaither, Stephen C. Neal, Mark L. Perry, and Mark A. Stevens
In Fiscal 2020, the NCGC met three times and selected highlights from its agenda topics included: consideration of Board recruiting matters, review of diversity and inclusion initiatives, the Company’s environmental, social, and corporate governance efforts, and addressing stockholder concerns.

Committee Role and Responsibilities
•
Identifies, reviews and evaluates candidates to serve as directors;
•
Recommends candidates for election to our Board;
•
Makes recommendations to the Board regarding committee membership and chairs;
•
Assesses the performance of the Board and its committees;
•
Reviews and assesses our corporate governance principles and practices;
•
Monitors changes in corporate governance practices and rules and regulations;
•
Approves related party transactions;
•
Reviews and assesses our environmental, social and corporate governance matters periodically;
•
Establishes procedures for the receipt, retention and treatment of complaints we receive regarding violations of our Code of Conduct; and
•
Monitors the effectiveness of our anonymous tip process.

Director Compensation
The CC reviews our non-employee director compensation program each year with the assistance of Exequity, who prepares a comprehensive assessment of our program, including comparison to our Fiscal 2019 peer group used for executive compensation purposes, an update on recent trends in director compensation, and a review of related corporate governance best practices. Following this review, the CC recommended no changes to our non-employee director compensation program for the year starting on the date of our 2019 Meeting, which we refer to as the 2019 Program.
The CC subsequently recommended, and the Board approved, a mix of cash and equity awards with an approximate annual value of $300,000, which was slightly below the median total annual compensation paid by similarly-sized technology peer companies to their non-employee directors. We do not pay additional fees for serving as a chairperson or member of Board committees or for meeting attendance. Directors who are also employees do not receive fees or equity compensation for service on the Board.
Cash Compensation
The cash portion of the annual retainer, representing $75,000 on an annualized basis, was paid quarterly. Mr. Neal was paid the pro-rata portion of the annual cash retainer for his service on the Board from the date of his appointment in March 2019 to the date of our 2019 Meeting.
Equity Compensation
The value of the annual equity award, in the form of RSUs, or the 2019 Program RSUs, was $225,000. The number of shares subject to each RSU award equaled this value, divided by the average closing market price of our common stock over the 60 calendar days ending the business day before the 2019 Meeting. The RSUs were granted on the first trading day following the date of our 2019 Meeting.
To correlate the vesting of the RSUs to the non-employee directors’ service on the Board and its committees over the following year, the RSUs vested as to 50% on November 20, 2019 (the third Wednesday in November 2019) and will vest as to the remaining 50% on May 20, 2020 (the third Wednesday in May 2020). If a non-employee director’s service terminates due to death, his or her RSU grants will immediately vest in full for the benefit of his or her beneficiary. Non-employee directors do not receive dividend equivalents on unvested RSUs.
In connection with Mr. Neal’s appointment to the Board in March 2019, he was granted on April 8, 2019: (a) an initial RSU grant with a value of $225,000, which vests as to 1/6th of the shares approximately every six months, or the Initial Neal RSUs, and (b) the pro-rata portion of the annual RSUs for his service on the Board from the date of his appointment in March 2019 to the date of our 2019 Meeting, which vested in full on May 15, 2019, or the 2018 Program Neal RSUs. If Mr. Neal’s service terminates due to death, his RSU grants will immediately fully vest. He does not receive dividend equivalents on unvested RSUs.
Deferral of Settlement
Non-employee directors could elect to defer settlement of RSUs upon vesting, to be issued on the earliest of (a) the date of the director’s “separation from service” (as defined under Treasury Regulation Section 1.409A-1(h)), unless a six month delay would be required under such Section, (b) the date of a change in control of NVIDIA that also would constitute a “change in control event” (as defined under Treasury Regulation Section 1.409A-3(i)(5)), and (c) the third Wednesday in March of the year elected by the director, which year must have been or be no earlier than (i) 2020 for the 2018 Program Neal RSUs, (ii) 2021 for the 2019 Program RSUs, or (iii) 2023 for the Initial Neal RSUs. Messrs. Gaither, Jones, McCaffery, and Neal, Dr. Drell, and Ms. Hudson elected to defer settlement of the RSUs granted to them in Fiscal 2020.
Other Compensation/Benefits
Our non-employee directors are reimbursed for expenses incurred in attending Board and committee meetings and continuing educational programs pursuant to our Corporate Governance Policies. However, we do not offer change-in-control benefits to our directors, except for the vesting acceleration provisions in our equity plans that apply to all holders of stock awards under such plans in the event that an acquirer does not assume or substitute for such awards.

Director Compensation for Fiscal 2020

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)		Total ($)
Robert K. Burgess	75,000	184,536		259,536
Tench Coxe	75,000	184,536		259,536
Persis S. Drell	75,000	184,536		259,536
James C. Gaither	75,000	184,536		259,536
Dawn Hudson	75,000	184,536		259,536
Harvey C. Jones	75,000	184,536		259,536
Michael G. McCaffery	75,000	184,536		259,536
Stephen C. Neal (2)	67,140	480,776	(3)	547,916
Mark L. Perry	75,000	184,536		259,536
A. Brooke Seawell	75,000	184,536		259,536
Mark A. Stevens	75,000	184,536		259,536

(1)
On May 23, 2019, each non-employee director received his or her RSU grant for 1,258 shares. Amounts shown in this column do not reflect dollar amounts actually received by the director. Instead, these amounts reflect the aggregate full grant date fair value calculated in accordance with FASB Accounting Standards Codification Topic 718, or FASB ASC Topic 718, for awards granted during Fiscal 2020. The assumptions used in the calculation of values of the awards are set forth under Note 4 to our consolidated financial statements titled Stock-Based Compensation in our Form 10-K. The grant date fair value per share for these awards as determined under FASB ASC Topic 718 was $146.69.

(2)	Mr. Neal joined the Board in March 2019.

(3)
On April 8, 2019, Mr. Neal received: (a) in connection with his appointment, an initial RSU grant for 1,419 shares, with a grant date fair value per share as determined under FASB ASC Topic 718 of $189.98, and (b) as compensation for his service on the Board through the date of the 2019 Meeting, an RSU grant for 139 shares, with a grant date fair value per share as determined under FASB ASC Topic 718 of $191.79.

The following table provides information regarding the aggregate number of RSUs and stock options held by each of our non-employee directors as of January 26, 2020:

Name	RSUs	Stock Options	Name	RSUs	Stock Options
Robert K. Burgess	629	58,041	Michael G. McCaffery	2,221	—
Tench Coxe	629	—	Stephen C. Neal	2,816	—
Persis S. Drell	2,221	—	Mark L. Perry	629	—
James C. Gaither	2,221	—	A. Brooke Seawell	629	30,000
Dawn Hudson	27,985	83,177	Mark A. Stevens	629	—
Harvey C. Jones	4,279	—
The following aggregate number of RSUs for which settlement was previously deferred were ultimately issued in Fiscal 2020: 6,213 RSUs for Mr. Burgess, 10,656 RSUs for Dr. Drell, 2,058 RSUs for Mr. Gaither, and 12,714 RSUs for Mr. McCaffery.

Review of Transactions with Related Persons
It is our policy that all employees, officers and directors must avoid any activity that is in conflict with, or has the appearance of conflicting with, our interests. This policy is included in our Code of Conduct and our Financial Team Code of Conduct. We conduct a review of all related party transactions for potential conflict of interest situations on an ongoing basis and all transactions involving executive officers or directors must be approved by the NCGC in compliance with the Company’s policies and the Listing Standards of The Nasdaq Global Select Market. Except as discussed below, we did not conduct any transactions with related persons in Fiscal 2020 that would require disclosure in this proxy statement or approval by the NCGC.
Transactions with Related Persons
We have entered into indemnity agreements with our executive officers and directors which provide, among other things, that we will indemnify such executive officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, executive officer or other agent of NVIDIA, and otherwise to the fullest extent permitted under Delaware law and our Bylaws. We intend to execute similar agreements with our future executive officers and directors.
See the section below titled Employment, Severance and Change-in-Control Arrangements for a description of the terms of the 2007 Plan, related to a change-in-control of NVIDIA.
During Fiscal 2020, we granted RSUs to our non-employee directors, and RSUs and PSUs to our executive officers. See the section above titled Director Compensation and the section below titled Executive Compensation.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information as of March 22, 2020 as to shares of our common stock beneficially owned by each of our NEOs, each of our directors, all of our directors and executive officers as a group, and all known by us to be beneficial owners of 5% or more of our common stock. Beneficial ownership is determined in accordance with the SEC’s rules and generally includes voting or investment power with respect to securities as well as shares of common stock subject to options exercisable, or PSUs or RSUs that will vest, within 60 days of March 22, 2020.
This table is based upon information provided to us by our executive officers and directors. Information about principal stockholders, other than percentages of beneficial ownership, is based solely on Schedules 13G/A filed with the SEC. Unless otherwise indicated and subject to community property laws where applicable, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned. Percentages are based on 615,108,308 shares of our common stock outstanding as of March 22, 2020, adjusted as required by SEC rules.

Name of Beneficial Owner	Shares Owned		Shares Issuable Within 60 Days	Total Shares Beneficially Owned	Percent
NEOs:
Jen-Hsun Huang	21,462,889	(1)	1,825,000	23,287,889	3.77%
Colette M. Kress	81,792		—	81,792	*
Ajay K. Puri	201,723	(2)	—	201,723	*
Debora Shoquist	98,351		—	98,351	*
Timothy S. Teter	23,127		—	23,127	*
Directors, not including Mr. Huang:
Robert K. Burgess	5,265		38,670	43,935	*
Tench Coxe	1,266,596	(3)	629	1,267,225	*
Persis S. Drell	16,601		—	16,601	*
James C. Gaither	102,712	(4)	—	102,712	*
Dawn Hudson	22,603		48,000	70,603	*
Harvey C. Jones	255,674	(5)	—	255,674	*
Michael G. McCaffery	15,173		—	15,173	*
Stephen C. Neal	19	(6)	—	19	*
Mark L. Perry	63,602	(7)	629	64,231	*
A. Brooke Seawell	130,000	(8)	10,629	140,629	*
Mark A. Stevens	1,924,228	(9)	629	1,924,857	*
Directors and executive officers as a group (16 persons)	25,670,355	(10)	1,924,186	27,594,541	4.47%
5% Stockholders:
The Vanguard Group, Inc.	47,243,149	(11)	—	47,243,149	7.68%
FMR LLC	44,789,216	(12)	—	44,789,216	7.28%
BlackRock, Inc.	40,314,221	(13)	—	40,314,221	6.55%
* Represents less than 1% of the outstanding shares of our common stock.

(1)
Includes (a) 15,772,615 shares of common stock held by Jen-Hsun Huang and Lori Huang, as co-trustees of the Jen-Hsun and Lori Huang Living Trust, u/a/d May 1, 1995, or the Huang Trust; (b) 1,237,239 shares of common stock held by J. and L. Huang Investments, L.P., of which the Huang Trust is the general partner; (c) 557,000 shares of common stock held by The Huang 2012 Irrevocable Trust, of which Mr. Huang and his wife are co-trustees; (d) 748,012 shares of common stock held by The Jen-Hsun Huang 2016 Annuity Trust II, of which Mr. Huang is trustee; (e) 748,012 shares of common stock held by The Lori Lynn Huang 2016 Annuity Trust II, of which Mr. Huang’s wife is trustee; and (f) 1,251,950 shares of common stock held by The Huang Irrevocable Remainder Trust u/a/d 2/19/2016, of which Mr. Huang and his wife are co-trustees. By virtue of their status as co-trustees of the Huang Trust, The Huang 2012 Irrevocable Trust, and The Huang Irrevocable Remainder Trust, each of Mr. Huang and his wife may be deemed to have shared beneficial ownership of the shares referenced in (a), (b), (c) and (f), and to have shared power to vote or to direct the vote or to dispose of or direct the disposition of such shares.

(2)
Includes (a) 90,722 shares of common stock held by the Ajay K Puri Revocable Trust dtd 12/10/2015, of which Mr. Puri is the trustee and of which Mr. Puri exercises sole voting and investment power, and (b) 94,870 shares of common stock held by The Puri 2019 Irrevocable Children’s Trust dtd 12/06/2019, of which Mr. Puri is one of the trustees. Mr. Puri disclaims beneficial ownership of the shares held by the The Puri 2019 Irrevocable Children’s Trust, except to the extent of his pecuniary interest therein.

(3)
Includes (a) 171,312 shares of common stock held in a retirement trust over which Mr. Coxe exercises sole voting and investment power, and (b) 1,085,421 shares of common stock held in The Coxe Revocable Trust, of which Mr. Coxe and his wife are co-trustees and of which Mr. Coxe exercises shared voting and investment power. Mr. Coxe disclaims beneficial ownership on the shares held by The Coxe Revocable Trust, except to the extent of his pecuniary interest therein. Mr. Coxe shares pecuniary interest in shares held in his individual name pursuant to a contractual relationship.  Mr. Coxe disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(4)
Includes 99,691 shares of common stock held by the James C. Gaither Revocable Trust U/A/D 9/28/2000, of which Mr. Gaither is the trustee and of which Mr. Gaither exercises sole voting and investment power.

(5)	Includes 226,970 shares of common stock held in the H.C. Jones Living Trust, of which Mr. Jones is trustee and of which Mr. Jones exercises sole voting and investment power.

(6)	Consists of shares of common stock held by the 2013 Stephen C. Neal Revocable Trust, of which Mr. Neal is trustee and of which Mr. Neal exercises sole voting and investment power.

(7)	Includes 40,000 shares of common stock held by The Perry & Pena Family Trust, of which Mr. Perry and his wife are co-trustees and of which Mr. Perry exercises shared voting and investment power.

(8)
Consists of shares of common stock held by the Rosemary & A. Brooke Seawell Revocable Trust U/A dated 1/20/2009, of which Mr. Seawell and his wife are co-trustees and of which Mr. Seawell exercises shared voting and investment power.

(9)	Includes 1,764,312 shares of common stock held by the 3rd Millennium Trust, of which Mr. Stevens and his wife are co-trustees and of which Mr. Stevens exercises shared voting and investment power.

(10)	Includes shares owned by all directors and executive officers.

(11)
This information is based solely on a Schedule 13G/A, dated February 10, 2020, filed with the SEC on February 12, 2020 by The Vanguard Group, Inc. reporting its beneficial ownership as of December 31, 2019. The Schedule 13G/A reports that Vanguard has sole voting power with respect to 930,029 shares and sole dispositive power with respect to 46,211,721 shares. Vanguard is located at 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(12)
This information is based solely on a Schedule 13G/A, dated February 6, 2020, filed with the SEC on February 7, 2020 by FMR LLC reporting its beneficial ownership as of December 31, 2019. The Schedule 13G/A reports that FMR has sole voting power with respect to 11,560,937 shares and sole dispositive power with respect to 44,789,216 shares. FMR is located at 245 Summer Street, Boston, Massachusetts 02210.

(13)
This information is based solely on a Schedule 13G/A, dated February 5, 2020, filed with the SEC on February 5, 2020 by BlackRock, Inc. reporting its beneficial ownership as of December 31, 2019. The Schedule 13G/A reports that BlackRock has sole voting power with respect to 34,580,989 shares and sole dispositive power with respect to 40,314,221 shares. BlackRock is located at 55 East 52nd Street, New York, New York 10055.

Proposal 2—Approval of Executive Compensation

What am I voting on?  A non-binding vote, known as “say-on-pay,” to approve our Fiscal 2020 NEO compensation.
Vote required: A majority of the shares present or represented by proxy.
Effect of abstentions: Same as a vote AGAINST.
Effect of broker non-votes: None.

In accordance with Section 14A of the Exchange Act, we are asking our stockholders to vote on an advisory basis, commonly referred to as “say-on-pay”, to approve the compensation paid to our NEOs as disclosed in the CD&A, the compensation tables and the related narrative disclosure contained in this proxy statement. In response to our stockholders’ preference, our Board has adopted a policy of providing for annual “say-on-pay” votes. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement.
This advisory proposal is not binding on the Board or us. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the CC intend to consider the results of this vote in making determinations in the future regarding NEO compensation arrangements.
Recommendation of the Board
The Board recommends that our stockholders adopt the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Executive Compensation
Compensation Discussion and Analysis
This CD&A describes our Fiscal 2020 executive compensation goals, philosophies and program design, including the CC’s process for determining compensation, the various components of pay, and how our corporate results affected performance-based payout. Our Fiscal 2020 NEOs were:

Name	Current Title
Jen-Hsun Huang	President and CEO
Colette M. Kress	Executive Vice President and CFO
Ajay K. Puri	Executive Vice President, Worldwide Field Operations
Debora Shoquist	Executive Vice President, Operations
Timothy S. Teter	Executive Vice President, General Counsel and Secretary
The CC will consider the impact of COVID-19 on the Company’s Fiscal 2021 business and financial results in evaluating executive compensation, and any resulting decisions will be described in the proxy statement for the 2021 Meeting.
Executive Summary
Executive Compensation Goals and Philosophies
NVIDIA’s mission is to develop revolutionary technology that improves lives. To achieve this vision, we must attract, motivate and retain a high-caliber executive team while balancing our stockholders’ interests. While our CC considers numerous factors in making executive pay decisions, our compensation program is guided by the following goals and philosophies:

•	Pay for Performance: emphasize at-risk and performance-based cash and equity for NEOs based on multiple corporate metrics.

•	Motivation and Retention: NEO target compensation should be competitive with our peers; reflects job impact, scope, and responsibilities; and is structured to retain talent.

•
Stockholder Alignment: structure NEO pay to align with stockholders’ long-term interests and make adjustments in response to feedback received through our annual stockholder engagement and our annual “say-on-pay” vote.

•	Simplicity and Transparency: utilize clear, simple performance metrics that are defined and reported publicly.
Fiscal 2020 Executive Compensation Program Design
Taking into account (i) the Company’s Fiscal 2020 outlook at the time of determining executive compensation, (ii) stockholder feedback from our annual outreach efforts, and (iii) strong Fiscal 2019 say-on-pay approval, the CC determined to keep target pay essentially flat with Fiscal 2019. Our primary Fiscal 2020 executive compensation components were:

Element	Purpose	Fixed or At-Risk	Performance Measure	% of Fiscal 2020 Target Pay*
				CEO	Other NEOs

CASH
Base Salary	Compensate for expected day-to-day performance	Fixed	N/A	8%	22%
Variable Cash	Motivate and reward for annual corporate financial performance	At-Risk	Annual Revenue	9%	9%

EQUITY
RSUs	Align with stockholder interests by linking NEO pay to the performance of our common stock	At-Risk	N/A	N/A	24%
SY PSUs	Align with stockholder interests by linking NEO pay to annual operational performance	At-Risk	Annual Non-GAAP Operating Income	55%	41%
MY PSUs	Align with long-term stockholder interests by linking NEO pay to multi-year relative shareholder return	At-Risk	3-Year TSR Relative to S&P 500	28%	4%
% OF PERFORMANCE-BASED PAY:				92%	54%
% OF AT-RISK PAY:				92%	78%
* Based on total target pay as approved by the CC, consisting of base salary, target opportunity under our Variable Cash Plan, and target value of equity opportunities the CC intended to deliver.

Financial Performance and Link to Executive Pay
Despite a challenging start to Fiscal 2020 with excess channel inventory in our Gaming business and a pause in hyperscale spending in our Datacenter business, our business recovered in the second half of the year. A significant portion of our executive pay opportunities are tied to achievement of rigorous financial measures that drive business value and contribute to our long-term success. The tables below show our goals and achievement for each of these measures for the applicable period ended Fiscal 2020, and their respective impact on our executive pay:

	Revenue		Non-GAAP Operating Income*		3-Year TSR
	Performance Goal	Payout as a % of Target Opportunity(1)	Performance Goal	Shares Eligible to Vest as a % of Target Opportunity(1)	Performance Goal	Shares Eligible to Vest as a % of Target Opportunity(1)
Threshold	$10.5 billion	50%	$3.21 billion	50%	25th percentile	25%
Base Operating Plan (Target for MY PSUs)	$11.4 billion	100%	$3.75 billion	100%	50th percentile	100%
Stretch Operating Plan (Stretch for MY PSUs)	$12.0 billion	200%	$4.23 billion	150% for CEO; 200% for our other NEOs	75th percentile	150% for CEO; 200% for our other NEOs

Performance and Payout	Achieved Fiscal 2020 revenue of $10.92 billion, resulting in a Variable Cash Plan payout at 73.2% of target		Achieved Fiscal 2020 Non-GAAP Operating Income of $3.73 billion, resulting in 98.6% of target SY PSUs becoming eligible to vest		Achieved 3-year TSR of 138% (95th percentile of S&P 500), resulting in maximum number of MY PSUs becoming eligible to vest

(1)
For achievement between Threshold and Base Operating Plan (or Target for MY PSUs) and between Base Operating Plan (or Target for MY PSUs) and Stretch Operating Plan (or Stretch for MY PSUs), payouts would be determined using straight-line interpolation. Achievement less than Threshold would result in no payout, and exceeding Stretch Operating Plan (or Stretch for MY PSUs) would result in the capped maximum payout.

* See Reconciliation of Non-GAAP Financial Measures in this CD&A for a reconciliation between the non-GAAP measures and GAAP results.
Our Compensation Practices
Our executive compensation program adheres to the following practices:

What We Do	What We Don’t Do
✓Emphasize at-risk, performance-based compensation, with objective and distinct goals for each such component
✓Include multi-year PSU awards
✓Use objective annual and 3-year performance targets to determine SY PSU and MY PSU awards earned, respectively
✓Require NEOs to provide continuous service for 12 months to vest in any equity awards and 4 years to fully vest in SY PSU and RSU awards
✓Reevaluate and adjust our program annually based on stockholder and corporate governance group feedback
✓Minimize inappropriate risk-taking
✓Cap performance-based variable cash and PSU payouts
✓Retain an independent compensation consultant reporting directly to the CC
✓Require NEOs to maintain meaningful stock ownership
✓Maintain a clawback policy for performance-based compensation

X Enter into agreements with NEOs providing for specific terms of employment or severance benefits
X Give our executive officers special change-in-control benefits
X Provide automatic equity vesting upon a change-in-control (except for the provisions in our equity plans that apply to all employees if an acquiring company does not assume or substitute our outstanding stock awards)
X Give NEOs supplemental retirement benefits or perquisites that are not available to all employees
X Provide tax gross-ups
X Reprice stock options without stockholder approval
X Pay dividends or the equivalent on unearned or unvested shares
X Permit executive officers, employees or directors to hedge their ownership of NVIDIA stock or to pledge NVIDIA stock as collateral for a loan

How We Determine Executive Compensation
Our CC manages our executive compensation program according to the cycle below:

Nov - Dec 2018	Dec 2018	Feb - Mar 2019	Apr 2020
Management and our Lead Director conducted outreach to stockholders	CC determined peer companies	CC determined performance goals and compensation; approved prior year achievement and payments	Completed compensation risk assessment; disclose executive compensation program details

In the Fall of 2019, management and our Lead Director again conducted outreach to stockholders regarding executive pay, which the CC considered as it determined our compensation program for the ongoing Fiscal 2021 year. Feedback from conversations with our stockholders is further described in Compensation Actions and Achievements below.
Roles of the CC, Compensation Consultant and Management
Our CC solicits the input of Mr. Huang and the CC’s independent compensation consultant, Exequity, which reports directly to our CC. The roles of our CC, Exequity, and management, including our CEO, CFO, and Human Resources and Legal departments, in setting our Fiscal 2020 NEO compensation program are summarized below.
At the CC’s direction, Exequity and management recommended a peer group for our program, which was approved by the CC. Management then gathered peer data from the Radford Global Technology Survey, which was considered by Exequity in its analysis of Mr. Huang’s compensation, and by Mr. Huang in his recommendations on our other NEOs’ compensation, for Fiscal 2020. The CC considered Exequity’s advice, Mr. Huang’s recommendations, and management’s proposed Fiscal 2020 performance goals prior to making its final and sole decision on all Fiscal 2020 NEO compensation. Additionally, Exequity advised the CC on the Fiscal 2020 compensation risk analysis prepared by management. The CC also certified performance-based Fiscal 2019 and Fiscal 2020 compensation payouts.
During Fiscal 2020, our CC continued to use Exequity for its experience working with our CC and with compensation committees at other technology companies. Our CC analyzed whether Exequity’s role raised any conflict of interest, considering: (i) Exequity does not provide any services directly to NVIDIA (although we pay Exequity on the CC’s behalf), (ii) the percentage of Exequity’s total revenue resulting from fees paid by us on the CC’s behalf, (iii) Exequity’s conflict of interest policies and procedures, (iv) any business or personal relationship between Exequity and an NEO, or between Exequity’s individual compensation advisors and an NEO or any member of our CC, and (v) any NVIDIA stock owned by Exequity or its individual compensation advisors. After considering these factors, our CC determined that Exequity’s work did not create any conflict of interest.
Peer Companies and Market Compensation Data
We believe our peers should be companies that (1) compete with us for executive talent; (2) have established businesses, market presence, and complexity similar to us; and (3) are generally of similar size to us, as measured by revenue and/or market capitalization at roughly 0.5-3.5x of us. Accordingly, we made significant updates to our peer group for Fiscal 2020:

Fiscal 2020 Peer Group (1)
Adobe Inc.	Cisco Systems, Inc. (2)	Intuit Inc.	Qualcomm Incorporated	Tesla, Inc.
Advanced Micro Devices, Inc.	IBM (2)	Oracle Corporation (2)	Salesforce.com, Inc.	Texas Instruments
Broadcom Limited	Intel Corporation (2)	PayPal (2)	SAP (2)	VMware, Inc.
(1) Activision Blizzard, Analog Devices, Applied Materials, eBay, Electronic Arts, Lam Research, Micron Technology, Symantec, and Western Digital, each a Fiscal 2019 peer, were removed for Fiscal 2020 because their respective market capitalizations fell below our targeted range and/or for lack of competition for talent.
(2) Added as a Fiscal 2020 peer for similar market capitalization to us.
The CC determined our Fiscal 2020 peer group in December 2018. At that time, our revenue and market capitalization compared to our peer group companies as follows:

	Revenue	Market Capitalization
Fiscal 2020 Peer Group Median	$14.97 billion	$100.18 billion
NVIDIA	$9.71 billion	$96.10 billion
Our CC reviews market practices and compensation data from the Radford survey for peer companies’ comparably situated executives when determining the components of our executive compensation program as well as total compensation. The CC compares the total compensation opportunity for our NEOs and similarly situated executives at the 50th and 75th percentiles of peer company data, and also considers the factors below in determining NEO compensation opportunities.

Factors Used in Determining Executive Compensation
In addition to peer data, our CC considers the following factors in making executive compensation decisions. The weight given to each factor may differ among NEOs and each component of pay, and is subject to the CC’s sole discretion.

✓ The need to attract and retain talent in a highly competitive industry
✓ Stockholder feedback regarding our executive pay
✓ The simplicity of the overall program and the transparency of the performance metrics
✓ An NEO’s past performance and anticipated future contributions
✓ Our financial performance and forecasted results
✓ The need to motivate NEOs to address new business challenges
✓ Each NEO’s current total compensation
✓ Each NEO’s unvested equity

✓ Internal pay equity relative to similarly situated executives and the scope and complexity of the department or function the NEO manages
✓ Our CEO’s recommendations for the other NEOs, including his understanding of each NEO’s performance, capabilities, contributions
✓ Our CC’s independent judgment
✓ Our philosophy that an NEO’s total compensation opportunity and percentage of at-risk pay should increase with responsibility
✓ The total compensation cost and stockholder dilution from executive compensation, to maintain a responsible cost structure for our compensation programs*

* See Note 4, Stock-Based Compensation of our Form 10-K consolidated financial statements for a discussion of stock-based compensation cost.
Components of Pay
The primary components of NVIDIA’s Fiscal 2020 executive compensation program are summarized below:

	Fixed Compensation	At-Risk Compensation
	Base Salary	Variable Cash	SY PSUs	MY PSUs	RSUs*
Form	Cash	Cash	Equity	Equity	Equity
Who Receives	NEOs	NEOs	NEOs	NEOs	NEOs except Mr. Huang
When Granted or Determined	Annually in Fiscal Q1	Annually in Fiscal Q1	On the 6th business day of March (March 8, 2019)	On the 6th business day of March (March 8, 2019)	On the 6th business day of March (March 8, 2019)
When Paid, Earned, or Issued	Retroactively paid to start of fiscal year, via biweekly payroll	If at least Threshold goal achieved, earned after fiscal year end, paid in March
Shares eligible to vest determined after fiscal year end based on performance achieved; if at least Threshold achieved, issued on each vesting date, subject to the NEO’s continued service on each such date

Shares eligible to vest determined after 3rd fiscal year end based on performance achieved; if at least Threshold achieved, issued on the sole vesting date, subject to the NEO’s continued service on such date
Issued on each vesting date, subject to the NEO’s continued service on each such date
Performance Measure	N/A	Revenue (determines cash payout)	Non-GAAP Operating Income (determines number of shares eligible to vest)	TSR relative to the S&P 500 (determines number of shares eligible to vest)	N/A
Performance Period	N/A	1 year	1 year	3 years	N/A
Vesting Period	N/A	N/A	4 years from grant	3 years from grant	4 years from grant
Vesting Terms	N/A	N/A	If at least Threshold achieved, 25% on approximately the 1-year anniversary of the grant date; 6.25% quarterly thereafter	If at least Threshold achieved, 100% on approximately the 3-year anniversary of the grant date	25% on approximately the 1-year anniversary of the grant date; 6.25% quarterly thereafter
Timeframe Emphasized	Annual	Annual	Long-term	Long-term	Long-term
Maximum Amount That Can Be Earned	N/A	200% of target award opportunity under our Variable Cash Plan	150% of Mr. Huang’s SY PSU target opportunity and 200% of our other NEOs’ respective SY PSU target opportunity Ultimate value delivered depends on stock price on date earned shares vest	150% of Mr. Huang’s MY PSU target opportunity and 200% of our other NEOs’ respective MY PSU target opportunity Ultimate value delivered depends on stock price on date earned shares vest	100% of grant Ultimate value delivered depends on stock price on date shares vest
* Our CC considers RSUs to be at-risk pay because the realized value depends on our stock price, which is a financial performance measure.
In addition, we maintain medical, vision, dental, and accidental death and disability insurance as well as time off and paid holidays for all of our NEOs, on the same basis as our other employees. Like our other full-time employees, our NEOs are eligible to participate in our 2012 ESPP, unless otherwise prohibited by the rules of the Internal Revenue Service, and our 401(k) plan, which included a Company match of salary deferral contributions of up to $6,000 for calendar 2019 and up to $6,500 for calendar 2020. For Fiscal 2020, Mr. Puri, Mr. Teter and Ms. Kress each received a $6,500 401(k) match, while our other NEOs each received a $6,000 401(k) match.
Compensation Actions and Achievements
Stockholder Outreach and Feedback
We value stockholder feedback and conduct an annual stockholder outreach program. During the Fall of 2018, in preparing for Fiscal 2020 compensation decisions, we contacted our top 14 institutional stockholders (except for brokerage firms and index funds who we know do not engage in direct conversations with companies), with an aggregate ownership of approximately 27% of our shares. Our Lead Director and members of management ultimately discussed executive compensation with representatives of stockholders holding an aggregate of approximately 26% of our common stock. Our stockholders generally provided positive feedback on our pay for performance alignment and the proportion of variable versus fixed pay. While some stockholders encouraged our use of TSR as a relative performance figure and its tie to a transparent index, others expressed reservations about TSR due to NVIDIA’s lack of control over stock price.
After considering their feedback, and our Fiscal 2019 say-on-pay approval rate of 96%, our CC concluded that the use of our multi-year relative TSR performance metric continued to, in combination with our annual performance metrics of revenue and Non-GAAP Operating Income, effectively align executive compensation with stockholder interests. Therefore, the CC maintained the same general elements and metrics for our Fiscal 2020 NEO pay program, but adjusted the corporate goals to appropriately motivate our executives, as further described below. In the Fall of 2019, our management and Lead Director again engaged in stockholder outreach. The CC considered the feedback from these meetings in making decisions regarding the current Fiscal 2021 executive compensation program.
Total Target Compensation Approach
In deciding Fiscal 2020 compensation, our CC reviewed each NEO’s total target pay opportunity and distribution across different pay elements. Our CC compared Mr. Huang’s base salary, target variable cash opportunity, target equity opportunity, and total target pay against chief executives of our peer companies. For our other NEOs, our CC reviewed their respective total target pay against similarly situated executives of our peer companies. The CC also considered the factors discussed above in Factors Used in Determining Executive Compensation and the CC’s specific compensation objectives for Fiscal 2020. Our CC did not use a single formula or assign a specific weight to any one factor in determining each NEO’s target pay. Rather, our CC used its business judgment and experience to set total target compensation, mix of cash and equity, and fixed and at-risk pay opportunities for each NEO to achieve our program’s objectives. When the CC set each element of pay for an NEO, it considered the context of the levels of the other pay elements, and the resulting total target pay for such NEO. These amounts and structure allowed our NEOs to realize above-market value from equity awards and variable cash incentives only upon exceptional corporate performance. After also considering the Company’s forecast of flat to slightly down revenue for Fiscal 2020, the CC ultimately kept our NEOs’ target pay essentially flat with Fiscal 2019. There were no increases to base salaries or variable cash targets and only very minor adjustments to target equity values.
Continued Emphasis on Long-Term, At-Risk, Performance-Based Equity Awards
For Fiscal 2020, the CC decided that the largest portion of NEOs’ total target pay would again be in the form of at-risk, performance-based equity. The CC believes an emphasis on long-term, at-risk opportunities drives results and increases NEO and stockholder alignment, while providing sufficient annual cash compensation to be competitive and retain our NEOs. The PSUs and RSUs provide long-term incentives and retention benefits because our NEOs must achieve, for PSUs, the predetermined performance goal and also, for both PSUs and RSUs, remain with us for a multi-year period (3 years for MY PSUs and 4 years for SY PSUs and RSUs) to fully vest in the awards.
The CC concluded that, given Mr. Huang’s position as CEO, 100% of his equity grants should be at-risk and performance-based, tightly aligning his interests with stockholders. Consistent with its practice over the last five years, the CC granted Mr. Huang’s target equity opportunity 100% in the form of SY PSUs (which value is aligned with our Non-GAAP Operating Income performance) and MY PSUs (which value is aligned with our relative stock price performance). For our other NEOs, the CC provided roughly 65% of the target equity opportunity in the form of PSUs and 35% of the target equity opportunity in the form of RSUs, subject to individual adjustments determined appropriate by the CC. The CC evaluated market positioning, internal pay equity, individual performance, and level of unvested equity to determine a target equity opportunity value for our NEOs, which was set substantially equivalently to the target equity values for Fiscal 2019. To determine actual shares awarded, the CC used the 120-day trailing average of our stock price, reducing the impact of daily volatility on compensation decisions. This average determined the number of RSUs and the target number of SY PSUs and MY PSUs.

The target numbers of SY PSU and MY PSU shares were eligible to vest upon our achievement of the Base Operating Plan Non-GAAP Operating Income performance goal for Fiscal 2020, and the Target TSR performance goal relative to the S&P 500 over a 3-year period starting at the beginning of Fiscal 2020, respectively. No shares were eligible to vest if at least Threshold performance was not achieved. Shares underlying any PSUs that are not earned are cancelled.
If the Company achieved at least Threshold performance, the minimum number of shares eligible to vest was 50% of the SY PSU target opportunity and 25% of the MY PSU target opportunity. If the Company achieved at least Stretch Operating Plan performance for SY PSUs (or Stretch performance for MY PSUs), the maximum number of shares eligible to vest was capped at 150% of Mr. Huang’s, and 200% of our other NEOs’ respective, PSU target opportunities.
Goals for and Achievement of Performance-Based Compensation
Based on the Fiscal 2020 strategic plan as approved by the Board, the CC set performance metrics and goals, and the Company achieved certain performance and paid out to our NEOs, as set forth below:

	Variable Cash Plan		SY PSUs		MY PSUs

PERFORMANCE METRICS
Metric	Revenue		Non-GAAP Operating Income*		TSR relative to the S&P 500
Timeframe	1 year		1 year		3 years
CC’s Rationale for Metric
Annual performance indicator which drives value, contributes to Company’s long-term success
Our executives focus on growth in the Company's specialized markets where our technologies did not previously exist; revenue growth is a strong predictor of the Company's future success
Distinct, separate metric from Non-GAAP Operating Income

Annual performance indicator which drives value, contributes to Company’s long-term success
Reflects both our annual revenue generation and effective operating expense management
To ensure long-term performance emphasis, structured to vest over a 4-year period

Aligns directly with long-term shareholder value creation
Provides direct comparison of our stock price performance (with dividends) against an index that represents a broader capital market with which we compete
Relative (versus absolute) nature of goals accounts for macroeconomic factors impacting the broader market

PERFORMANCE LEVELS
	Performance Goal	Payout as a % of Target Opportunity(1)	Performance Goal	Shares Eligible to Vest as a % of Target Opportunity(1)	Performance Goal	Shares Eligible to Vest as a % of Target Opportunity(1)
Threshold	$10.5 billion	50%	$3.21 billion	50%	25th percentile	25%
Appropriately decelerated payout for performance below Base Operating Plan (Target for MY PSUs); uncertain, but attainable and high enough to create modest value
Base Operating Plan (Target for MY PSUs)	$11.4 billion	100%	$3.75 billion	100%	50th percentile	100%
Uncertain, but attainable with significant effort and execution success. Included budgeted investments in future businesses and revenue growth (and for PSUs, gross margin growth) considering macroeconomic conditions and reasonable but challenging growth estimates for ongoing and new businesses (2)

Stretch Operating Plan (Stretch for MY PSUs)	$12.0 billion	200%	$4.23 billion	150% for CEO; 200% for our other NEOs	75th percentile	150% for CEO; 200% for our other NEOs
Required exceptional achievement; only possible with strong market factors and a very high level of management execution and corporate performance

	Variable Cash Plan	SY PSUs	MY PSUs

ACTUAL RESULTS
Performance and Payout	Achieved Fiscal 2020 revenue of $10.92 billion, resulting in a Variable Cash Plan payout at 73.2% of target.
Achieved Fiscal 2020 Non-GAAP Operating Income of $3.73 billion, resulting in 98.6% of target SY PSUs becoming eligible to vest. 25% of the eligible SY PSU shares vested on March 18, 2020, approximately one year after grant, and 6.25% will vest every quarter thereafter for the next three years. The remaining shares that were ineligible to vest were cancelled in February 2020.

Achieved 3-year TSR ending Fiscal 2020 of 138% (95th percentile of S&P 500), resulting in maximum number of MY PSUs becoming eligible to vest. 100% of the eligible MY PSUs vested on March 18, 2020, after the 3-year performance period.

(1)
For achievement between Threshold and Base Operating Plan (or Target for MY PSUs) and between Base Operating Plan (or Target for MY PSUs) and Stretch Operating Plan (or Stretch for MY PSUs), payouts would be determined using straight-line interpolation. Achievement less than Threshold would result in no payout, and exceeding Stretch Operating Plan (or Stretch for MY PSUs) would result in the capped maximum payout.

(2)	Goals for Variable Cash Plan and SY PSUs were lower than in Fiscal 2019 to account for headwinds from excess channel inventory and hyperscale spending pause.
* See Reconciliation of Non-GAAP Financial Measures in this CD&A for a reconciliation between the non-GAAP measures and GAAP results.
Achievement of goals for Fiscal 2019 and Fiscal 2020 MY PSU grants will be determined after January 2021 and January 2022, respectively.
Target Fiscal 2020 Compensation Actions
The CC’s target Fiscal 2020 compensation actions are summarized below for each NEO, reflecting the target value of the variable cash and equity opportunities the CC intended to deliver. The CC considered the factors set forth in Factors Used in Determining Executive Compensation above and focused primarily on the total target pay opportunity for each NEO.

JEN-HSUN HUANG		Target Pay ($)	Fiscal 2020 Compensation Actions
President, CEO & Director	Base Salary	1,000,000	No change from Fiscal 2019
	Variable Cash	1,100,000	No change from Fiscal 2019 target; earned at $805,444
	Equity	9,921,120	Essentially flat with Fiscal 2019
	SY PSUs	6,614,080	44,000 shares Target opportunity; 43,389 shares became eligible to vest
	MY PSUs	3,307,040	22,000 shares Target opportunity
	Total	12,021,120	Essentially flat with Fiscal 2019

COLETTE M. KRESS		Target Pay ($)	Fiscal 2020 Compensation Actions
EVP & CFO	Base Salary	900,000	No change from Fiscal 2019
	Variable Cash	300,000	No change from Fiscal 2019 target; earned at $219,667
	Equity	3,307,040	Essentially flat with Fiscal 2019
	SY PSUs	1,924,096	12,800 shares Target opportunity; 12,622 shares became eligible to vest
	MY PSUs	195,416	1,300 shares Target opportunity
	RSUs	1,187,528	Granted 7,900 shares
	Total	4,507,040	Essentially flat with Fiscal 2019

AJAY K. PURI		Target Pay ($)	Fiscal 2020 Compensation Actions
EVP, WW Field Operations	Base Salary	950,000	No change from Fiscal 2019
	Variable Cash	650,000	No change from Fiscal 2019 target; earned at $475,944
	Equity	3,412,264	Essentially flat with Fiscal 2019
	SY PSUs	1,969,192	13,100 shares Target opportunity; 12,918 shares became eligible to vest
	MY PSUs	195,416	1,300 shares Target opportunity
	RSUs	1,247,656	Granted 8,300 shares
	Total	5,012,264	Essentially flat with Fiscal 2019

DEBORA SHOQUIST		Target Pay ($)	Fiscal 2020 Compensation Actions
EVP, Operations	Base Salary	850,000	No change from Fiscal 2019
	Variable Cash	250,000	No change from Fiscal 2019 target; earned at $183,056
	Equity	2,405,120	Essentially flat with Fiscal 2019
	SY PSUs	1,428,040	9,500 shares Target opportunity; 9,368 shares became eligible to vest
	MY PSUs	150,320	1,000 shares Target opportunity
	RSUs	826,760	Granted 5,500 shares
	Total	3,505,120	Essentially flat with Fiscal 2019

TIMOTHY S. TETER		Target Pay ($)	Fiscal 2020 Compensation Actions
EVP, GC & Secretary	Base Salary	850,000	No change from Fiscal 2019
	Variable Cash	250,000	No change from Fiscal 2019 target; earned at $183,056
	Equity	1,909,064	Essentially flat with Fiscal 2019
	SY PSUs	1,202,560	8,000 shares Target opportunity; 7,889 shares became eligible to vest
	MY PSUs	150,320	1,000 shares Target opportunity
	RSUs	556,184	Granted 3,700 shares
	Total	3,009,064	Essentially flat with Fiscal 2019

Additional Executive Compensation Practices, Policies, and Procedures
Stock Ownership Guidelines
The Board believes that executive officers should hold a significant equity interest in NVIDIA. Our Corporate Governance Policies require the CEO to hold shares of our common stock valued at six times his base salary, and our other NEOs to hold shares of our common stock valued at the NEO’s respective base salary. NEOs have up to five years from appointment to reach the ownership threshold. The stock ownership guidelines are intended to further align NEO interests with stockholder interests. Each of our NEOs currently exceeds the stock ownership requirements.
Compensation Recovery (“Clawback”) Policy
We maintain a Compensation Recovery Policy for all employees. Under this policy, if we are required to prepare an accounting restatement to correct an accounting error on an interim or annual financial statement included in a report on Form 10-Q or Form 10-K due to material noncompliance with any financial reporting requirement under the federal securities laws, or a Restatement, and if the Board or a committee of independent directors concludes that our CEO, our CFO or any other employee received a variable compensation payment that would not have been payable if the original interim or annual financial statements had reflected the Restatement, which we refer to as the Overpayment, then:

•	Our CEO and our CFO will disgorge the net after-tax portion of the Overpayment; and

•
The Board or the committee of independent directors in its sole discretion may require any other employee to repay the Overpayment. In using its discretion, the Board or the independent committee may consider whether such person was involved in the preparation of our financial statements or otherwise caused the need for the Restatement and may, to the extent permitted by applicable law, recoup amounts by (1) requiring partial or full repayment by such person of any variable or incentive compensation or any gains realized on the exercise of stock options or on the open-market sale of vested shares, (2) canceling up to all and any outstanding equity awards held by such person and/or (3) adjusting the future compensation of such person.

We will review and update the Compensation Recovery Policy as necessary for compliance with the clawback policy provisions of the Dodd Frank Act when the final regulations related to that policy are issued.
Tax and Accounting Implications
Under Section 162(m) of the Internal Revenue Code, or Section 162(m), compensation paid to any publicly-held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible. Prior to the enactment of the Tax Cuts and Jobs Act, Section 162(m) provided an exception pursuant to which the deduction limit did not apply to any compensation that qualified as “performance-based compensation” under Section 162(m).
With the enactment of the Tax Cuts and Jobs Act, the performance-based compensation exception under Section 162(m) was repealed with respect to taxable years beginning after December 31, 2017, except that certain transition relief is provided for compensation paid pursuant to a written binding contract which was in effect on November 2, 2017, and which is not modified in any material respect on or after such date.
As a result, compensation paid to any of our “covered employees” in excess of $1 million per taxable year generally will not be deductible unless it qualifies for the performance-based compensation exception under Section 162(m) pursuant to the transition relief described above. Because of certain ambiguities and uncertainties as to the application and interpretation of Section 162(m), as well as other factors beyond the control of the CC, no assurance can be given that any compensation paid by the Company will be eligible for such transition relief and be deductible by the Company in the future. Although the CC will continue to consider tax implications as one factor in determining executive compensation, the CC also looks at other factors in making its decisions and retains the flexibility to provide compensation for our NEOs in a manner consistent with the goals of our executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m). The CC also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with the Company’s business needs.
Our CC also considers the impact of Section 409A of the Internal Revenue Code, and in general, our executive plans and programs are designed to comply with the requirements of that section to avoid the possible adverse tax consequences that may arise from non-compliance.

Reconciliation of Non-GAAP Financial Measures
A reconciliation between our Non-GAAP Operating Income and GAAP operating income is as follows (in millions):

	Fiscal 2020	Fiscal 2019
GAAP operating income	$2,846	$3,804
Stock-based compensation expense	844	557
Legal settlement costs	15	44
Acquisition-related and other costs	30	2
Non-GAAP Operating Income	$3,735	$4,407
We believe these non-GAAP financial measures enhance stockholders’ overall understanding of our historical financial performance. The presentation of our non-GAAP financial measures is not meant to be considered in isolation nor as a substitute for our financial results prepared in accordance with GAAP, and our non-GAAP measures may be different from non-GAAP measures used by other companies.
Risk Analysis of Our Compensation Plans
With the oversight of the CC, members from the Company’s Legal, Human Resources and Finance departments, as well as Exequity, the independent consultant engaged by the CC, performed an assessment of the Company’s compensation programs and policies for Fiscal 2020 as generally applicable to our employees to ascertain any potential material risks that may be created by our compensation programs. The assessment focused on programs with variability of payout and the ability of participants to directly affect payout and the controls over participant action and payout—specifically, the Company’s variable cash compensation, equity compensation, and sales incentive compensation programs. We identified the key terms of these programs, potential concerns regarding risk taking behavior, and specific risk mitigation features. The assessment was first presented to our Senior Vice President, Human Resources; our CFO; and our General Counsel, and then presented to the CC.
The CC considered the findings of the assessment described above and concluded that our compensation programs, which are structured to recognize both short-term and long-term contributions to the Company, do not create risks which are reasonably likely to have a material adverse effect on our business or financial condition.
The CC believes that the following compensation design features guard against excessive risk-taking:

Compensation Design Features that Guard Against Excessive Risk-Taking
✓	Our compensation program encourages our employees to remain focused on both our short-term and long-term goals
✓	We design our variable cash and PSU compensation programs for executives so that payouts are based on achievement of corporate performance targets, and we cap the potential award payout
✓	We have internal controls over our financial accounting and reporting which is used to measure and determine the eligible compensation awards under our Variable Cash Plan and our SY PSUs
✓	Financial plan target goals and final awards under our Variable Cash Plan and our SY PSUs are approved by the CC and consistent with the annual operating plan approved by the full Board each year
✓	MY PSUs are designed with a relative goal
✓	We have a compensation recovery policy applicable to all employees that allows NVIDIA to recover compensation paid in situations of fraud or material financial misconduct
✓	All executive officer equity awards have multi-year vesting
✓	We have stock ownership guidelines that we believe are reasonable and are designed to align our executive officers’ interests with those of our stockholders
✓	We enforce a “no-hedging” policy and a “no-pledging” policy involving our common stock which prevents our employees from insulating themselves from the effects of NVIDIA stock price performance

Summary Compensation Table for Fiscal 2020, 2019, and 2018
The following table summarizes information regarding the compensation earned by our NEOs during Fiscal 2020, 2019, and 2018. Fiscal 2020, 2019, and 2018 were 52-week years.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($)		Total ($)
Jen-Hsun Huang	2020	996,514	—		9,676,920	805,444	13,402	(3)	11,492,280
President and CEO	2019	996,514	—		11,611,022	1,021,900	13,402	(3)	13,642,838
	2018	999,985	—		9,787,985	2,200,000	5,562	(4)	12,993,532
Colette M. Kress	2020	896,863	—		3,307,188	219,667	9,122	(5)	4,432,840
Executive Vice President and CFO	2019	896,863	—		3,791,203	278,700	8,622	(5)	4,975,388
	2018	899,120	—		3,327,973	600,000	6,622	(5)	4,833,715
Ajay K. Puri	2020	946,689	—		3,410,921	475,944	23,151	(3)	4,856,705
Executive Vice President, Worldwide Field Operations	2019	946,689	—		3,898,599	603,850	15,428	(3)	5,464,566
	2018	949,640	—		3,425,382	1,300,000	12,844	(3)	5,687,866
Debora Shoquist	2020	847,037	—		2,407,200	183,056	20,478	(5)	3,457,771
Executive Vice President, Operations	2019	847,037	—		2,776,480	232,250	14,104	(5)	3,869,871
	2018	848,947	—		2,438,904	500,000	11,524	(5)	3,799,375
Timothy S. Teter	2020	847,037	—		1,918,173	183,056	9,122	(5)	2,957,388
Executive Vice President, General Counsel and Secretary	2019	847,037	450,000	(6)	2,228,115	232,250	8,622	(5)	3,766,024
	2018	849,988	—		5,668,193	500,000	2,622	(7)	7,020,803

(1)
Amounts shown in this column do not reflect dollar amounts actually received by the NEO. Instead, these amounts reflect the aggregate full grant date fair value calculated in accordance with FASB ASC Topic 718 for the respective fiscal year for grants of RSUs, SY PSUs, and MY PSUs, as applicable. The assumptions used in the calculation of values of the awards are set forth under Note 4 to our consolidated financial statements titled Stock-Based Compensation in our Form 10-K. With regard to the stock awards with performance-based vesting conditions, the reported grant date fair value assumes the probable outcome of the conditions at Base Operating Plan for SY PSUs and Target for MY PSUs, determined in accordance with applicable accounting standards.

Based on Stretch Operating Plan and Stretch performance in Fiscal 2020, the respective grant date fair values of SY PSUs and MY PSUs granted in Fiscal 2020 would be $9,780,540 and $4,734,840 for Mr. Huang, $3,793,664 and $479,310 for Ms. Kress, $3,882,578 and $479,310 for Mr. Puri, $2,815,610 and $368,700 for Ms. Shoquist, and $2,371,040 and $368,700 for Mr. Teter.
Based on Stretch Operating Plan and Stretch performance in Fiscal 2019, the respective grant date fair values of SY PSUs and MY PSUs granted in Fiscal 2019 would be $11,108,385 and $6,308,148 for Mr. Huang, $4,300,020 and $636,408 for Ms. Kress, $4,395,576 and $636,408 for Mr. Puri, $3,201,126 and $494,984 for Ms. Shoquist, and $2,723,346 and $494,984 for Mr. Teter.
Based on Stretch Operating Plan and Stretch performance in Fiscal 2018, the respective grant date fair values of SY PSUs and MY PSUs granted in Fiscal 2018 would be $9,759,488 and $4,922,490 for Mr. Huang, $3,759,210 and $501,000 for Ms. Kress, $3,855,600 and $501,000 for Mr. Puri, and $2,795,310 and $375,750 for Ms. Shoquist.

(2)
As applicable, reflects amounts earned in Fiscal 2020, 2019, and 2018 and paid in March or April of each respective year pursuant to our Variable Cash Plan for each respective year. For further information please see our Compensation Discussion and Analysis above.

(3)
Represents a match of contributions to our 401(k) savings plan, a contribution to a health savings account and imputed income from life insurance coverage. These benefits are available to all eligible NVIDIA employees.

(4)	Represents a contribution to a health savings account and imputed income from life insurance coverage. These benefits are available to all eligible NVIDIA employees.

(5)	Represents a match of contributions to our 401(k) savings plan and imputed income from life insurance coverage. These benefits are available to all eligible NVIDIA employees.

(6)	Represents an anniversary bonus paid in Fiscal 2018 that was earned in Fiscal 2019.

(7)	Represents imputed income from life insurance coverage. This benefit is available to all eligible NVIDIA employees.

Grants of Plan-Based Awards for Fiscal 2020
The following table provides information regarding all grants of plan-based awards that were made to or earned by our NEOs during Fiscal 2020. Disclosure on a separate line item is provided for each grant of an award made to an NEO. The information in this table supplements the dollar value of stock and other awards set forth in the Summary Compensation Table for Fiscal Years 2020, 2019, and 2018 by providing additional details about the awards. The PSUs and RSUs set forth in the following table were made under our 2007 Plan. PSUs are eligible to vest based on performance against pre-established criteria. Both SY PSUs and RSUs are subject to service-based vesting.

Name	Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock Awards ($) (2)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jen-Hsun Huang	3/8/19	(3)		—		22,000	44,000	66,000	—		6,520,360	(4)
	3/8/19	(5)		—		5,500	22,000	33,000	—		3,156,560
	3/8/19		550,000	1,100,000	2,200,000		—		—		—
Colette M. Kress	3/8/19	(3)		—		6,400	12,800	25,600	—		1,896,832	(4)
	3/8/19	(5)		—		325	1,300	2,600	—		239,655
	3/8/19			—			—		7,900	(6)	1,170,701
	3/8/19		150,000	300,000	600,000		—		—		—
Ajay K. Puri	3/8/19	(3)		—		6,550	13,100	26,200	—		1,941,289	(4)
	3/8/19	(5)		—		325	1,300	2,600	—		239,655
	3/8/19			—			—		8,300	(6)	1,229,977
	3/8/19		325,000	650,000	1,300,000		—		—		—
Debora Shoquist	3/8/19	(3)		—		4,750	9,500	19,000	—		1,407,805	(4)
	3/8/19	(5)		—		250	1,000	2,000	—		184,350
	3/8/19			—			—		5,500	(6)	815,045
	3/8/19		125,000	250,000	500,000		—		—		—
Timothy S. Teter	3/8/19	(3)		—		4,000	8,000	16,000	—		1,185,520	(4)
	3/8/19	(5)		—		250	1,000	2,000	—		184,350
	3/8/19			—			—		3,700	(6)	548,303
	3/8/19		125,000	250,000	500,000		—		—		—

(1)	Represents range of awards payable under our Fiscal 2020 Variable Cash Plan.

(2)
Amounts shown in this column do not reflect dollar amounts actually received by the NEO. Instead, these amounts reflect the aggregate full grant date fair value calculated in accordance with FASB ASC Topic 718 for the awards. The assumptions used in the calculation of values of the awards are set forth under Note 4 to our consolidated financial statements titled Stock-Based Compensation in our Form 10-K. With regard to the stock awards with performance-based vesting conditions, the reported grant date fair value assumes the probable outcome of the conditions at Base Operating Plan for SY PSUs and Target for MY PSUs, determined in accordance with applicable accounting standards.

(3)	Represents range of possible shares able to be earned with respect to SY PSUs.

(4)
Based on the performance that was actually achieved for Fiscal 2020, the grant date fair value for the NEOs’ SY PSUs would be: $6,429,816 for Mr. Huang, $1,870,454 for Ms. Kress, $1,914,318 for Mr. Puri, $1,388,244 for Ms. Shoquist, and $1,169,071 for Mr. Teter.

(5)	Represents range of possible shares able to be earned with respect to MY PSUs.

(6)
Represents RSUs granted to Messrs. Puri and Teter and Mses. Kress and Shoquist in the first quarter of Fiscal 2020 pursuant to the 2007 Plan. The CC granted these awards on March 8, 2019, the same day that annual grants were made to all of our eligible employees.

Outstanding Equity Awards as of January 26, 2020
The following table presents information regarding outstanding equity awards held by our NEOs as of January 26, 2020.

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($) (1)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)		Market Value of Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($) (2)
Jen-Hsun Huang	250,000	—	10.56	9/14/2020	—		—	—		—
	250,000	—	17.62	3/17/2021	—		—	—		—
	250,000	—	14.465	9/20/2021	—		—	—		—
	300,000	—	14.46	3/20/2022	—		—	—		—
	300,000	—	13.71	9/18/2022	—		—	—		—
	237,500	—	12.62	3/19/2023	—		—	—		—
	237,500	—	16.00	9/17/2023	—		—	—		—
	—	—	—	—	35,625	(3)	8,923,350	—		—
	—	—	—	—	31,641	(4)	7,925,438	—		—
	—	—	—	—	15,672	(5)	3,925,523	—		—
	—	—	—	—	43,389	(6)	10,868,077	—		—
	—	—	—	—	50,250	(7)	12,586,620	—		—
	—	—	—	—	—		—	23,100	(8)	5,786,088
	—	—	—	—	—		—	33,000	(9)	8,265,840
Colette M. Kress	—	—	—	—	2,407	(10)	602,905	—		—
	—	—	—	—	2,157	(11)	540,285	—		—
	—	—	—	—	1,875	(12)	469,650	—		—
	—	—	—	—	1,619	(13)	405,527	—		—
	—	—	—	—	1,561	(14)	390,999	—		—
	—	—	—	—	1,678	(15)	420,305	—		—
	—	—	—	—	7,900	(16)	1,978,792	—		—
	—	—	—	—	13,875	(3)	3,475,410	—		—
	—	—	—	—	12,188	(4)	3,052,850	—		—
	—	—	—	—	4,551	(5)	1,139,934	—		—
	—	—	—	—	12,622	(6)	3,161,559	—		—
	—	—	—	—	4,000	(7)	1,001,920	—		—
	—	—	—	—	—		—	1,800	(8)	450,864
	—	—	—	—	—		—	2,600	(9)	651,248
Ajay K. Puri	—	—	—	—	2,500	(10)	626,200	—		—
	—	—	—	—	2,250	(11)	563,580	—		—
	—	—	—	—	1,954	(12)	489,438	—		—
	—	—	—	—	1,685	(13)	422,059	—		—
	—	—	—	—	1,632	(14)	408,783	—		—
	—	—	—	—	1,754	(15)	439,342	—		—
	—	—	—	—	8,300	(16)	2,078,984	—		—
	—	—	—	—	14,375	(3)	3,600,650	—		—
	—	—	—	—	12,500	(4)	3,131,000	—		—
	—	—	—	—	4,652	(5)	1,165,233	—		—
	—	—	—	—	12,918	(6)	3,235,701	—		—
	—	—	—	—	4,000	(7)	1,001,920	—		—
	—	—	—	—	—		—	1,800	(8)	450,864
	—	—	—	—	—		—	2,600	(9)	651,248
Debora Shoquist	—	—	—	—	1,688	(10)	422,810	—		—
	—	—	—	—	1,500	(11)	375,720	—		—
	—	—	—	—	1,329	(12)	332,888	—		—
	—	—	—	—	1,160	(13)	290,557	—		—
	—	—	—	—	1,097	(14)	274,777	—		—

Debora Shoquist (con’t)	—	—	—	—	1,176	(15)	294,564	—		—
	—	—	—	—	5,500	(16)	1,377,640	—		—
	—	—	—	—	9,750	(3)	2,442,180	—		—
	—	—	—	—	9,063	(4)	2,270,100	—		—
	—	—	—	—	3,388	(5)	848,626	—		—
	—	—	—	—	9,368	(6)	2,346,497	—		—
	—	—	—	—	3,000	(7)	751,440	—		—
	—	—	—	—	—		—	1,400	(8)	350,672
	—	—	—	—	—		—	2,000	(9)	500,960
Timothy S. Teter	—	—	—	—	15,219	(12)	3,812,055	—		—
	—	—	—	—	732	(14)	183,351	—		—
	—	—	—	—	784	(15)	196,376	—		—
	—	—	—	—	3,700	(16)	926,776	—		—
	—	—	—	—	2,882	(5)	721,883	—		—
	—	—	—	—	7,889	(6)	1,976,037	—		—
	—	—	—	—	—		—	1,400	(8)	350,672
	—	—	—	—	—		—	2,000	(9)	500,960

(1)	Unless otherwise noted, represents the closing price of our common stock as reported by Nasdaq on the date of grant which is the exercise price of stock option grants made pursuant to our 2007 Plan.

(2)
Calculated by multiplying the number of RSUs or PSUs by the closing price ($250.48) of NVIDIA’s common stock on January 24, 2020, the last trading day before the end of our Fiscal 2020, as reported by Nasdaq.

(3)
The RSU was earned on January 29, 2017, based on achievement of a performance goal. The RSU vested as to 25% of the shares on March 15, 2017, and vested as to 12.50% approximately every six months thereafter over the next three years such that the RSU was fully vested on March 18, 2020.

(4)
The RSU was earned on January 28, 2018, based on achievement of a performance goal. The RSU vested as to 25% of the shares on March 21, 2018, and vests as to 6.25% approximately every three months thereafter over the next three years such that the RSU will be fully vested on March 17, 2021.

(5)
The RSU was earned on January 27, 2019, based on achievement of a performance goal. The RSU vested as to 25% of the shares on March 20, 2019, and vests as to 6.25% approximately every three months thereafter over the next three years such that the RSU will be fully vested on March 16, 2022.

(6)
Represents the number of shares subject to the RSU that became eligible to vest, determined as of January 26, 2020, based on achievement toward the Base Operating Plan performance goal above Threshold performance. The RSU vested as to 25% of the shares on March 18, 2020, and vests as to 6.25% approximately every three months thereafter over the next three years such that the RSU will be fully vested on March 15, 2023.

(7)	The RSU was earned on January 27, 2019, based on achievement of a performance goal. The RSU vested as to 100% of the shares on March 18, 2020.

(8)
Represents the possible number of shares that could be earned based on achieving Stretch performance goals. The number of PSUs that could be earned is based on our TSR relative to the S&P 500 from January 28, 2018 through January 31, 2021. If the performance goal is achieved, the shares earned will vest as to 100% on March 17, 2021. If the Threshold performance goal is achieved, 3,850 shares will be earned by Mr. Huang, 225 shares will be earned by Ms. Kress, 225 shares will be earned by Mr. Puri, 175 shares will be earned by Ms. Shoquist, and 175 shares will be earned by Mr. Teter. If the Target performance goal is achieved, 15,400 shares will be earned by Mr. Huang, 900 shares will be earned by Ms. Kress, 900 shares will be earned by Mr. Puri, 700 shares will be earned by Ms. Shoquist, and 700 shares will be earned by Mr. Teter.

(9)
Represents the possible number of shares that could be earned based on achieving Stretch performance goals. The number of PSUs that could be earned is based on our TSR relative to the S&P 500 from January 28, 2019 through January 30, 2022. If the performance goal is achieved, the shares earned will vest as to 100% on March 16, 2022. If the Threshold performance goal is achieved, 5,500 shares will be earned by Mr. Huang, 325 shares will be earned by Ms. Kress, 325 shares will be earned by Mr. Puri, 250 shares will be earned by Ms. Shoquist, and 250 shares will be earned by Mr. Teter. If the Target performance goal is achieved, 22,000 shares will be earned by Mr. Huang, 1,300 shares will be earned by Ms. Kress, 1,300 shares will be earned by Mr. Puri, 1,000 shares will be earned by Ms. Shoquist, and 1,000 shares will be earned by Mr. Teter.

(10)	The RSU vested as to 25% on March 15, 2017, and vested as to 12.50% approximately every six months thereafter over the next three years such that the RSU was fully vested on March 18, 2020.

(11)
The RSU vested as to 25% on September 20, 2017, and vests as to 6.25% approximately every three months thereafter over the next three years such that the RSU will be fully vested on September 16, 2020.

(12)	The RSU vested as to 25% on March 21, 2018, and vests as to 6.25% approximately every three months thereafter over the next three years such that the RSU will be fully vested on March 17, 2021.

(13)
The RSU vested as to 25% on September 19, 2018, and vests as to 6.25% approximately every three months thereafter over the next three years such that the RSU will be fully vested on September 15, 2021.

(14)	The RSU vested as to 25% on March 20, 2019, and vests as to 6.25% approximately every three months thereafter over the next three years such that the RSU will be fully vested on March 16, 2022.

(15)
The RSU vested as to 25% on September 18, 2019, and vests as to 6.25% approximately every three months thereafter over the next three years such that the RSU will be fully vested on September 21, 2022.

(16)	The RSU vested as to 25% on March 18, 2020, and vests as to 6.25% approximately every three months thereafter over the next three years such that the RSU will be fully vested on March 15, 2023.

Option Exercises and Stock Vested in Fiscal 2020
The following table shows information regarding option exercises and stock vested by our NEOs during Fiscal 2020.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)		Value Realized on Vesting ($) (2)
Jen-Hsun Huang	—	—	292,502	(3)	51,430,979
Colette M. Kress	—	—	90,814	(4)	16,075,378
Ajay K. Puri	—	—	94,955	(5)	16,810,310
Debora Shoquist	—	—	64,558	(6)	11,429,481
Timothy S. Teter	—	—	15,340	(7)	2,773,804

(1)	Represents the gross number of shares acquired on vesting. Shares were withheld from these amounts to pay taxes due upon vesting.

(2)	Represents the number of shares acquired on vesting multiplied by the fair market value of our common stock as reported by Nasdaq on the date of vesting.

(3)	Includes an aggregate of 145,028 shares that were withheld to pay taxes due upon vesting.

(4)	Includes an aggregate of 44,421 shares that were withheld to pay taxes due upon vesting.

(5)	Includes an aggregate of 46,752 shares that were withheld to pay taxes due upon vesting.

(6)	Includes an aggregate of 31,363 shares that were withheld to pay taxes due upon vesting.

(7)	Includes an aggregate of 7,425 shares that were withheld to pay taxes due upon vesting.
Employment, Severance and Change-in-Control Arrangements
Employment Agreements.    Our executive officers are “at-will” employees and we do not have employment, severance or change-in-control agreements with our executive officers.
Change-in-Control Arrangements.  Our 2007 Plan provides that in the event of a corporate transaction or a change-in-control, outstanding stock awards may be assumed, continued, or substituted by the surviving corporation. If the surviving corporation does not assume, continue, or substitute such stock awards, then (a) with respect to any stock awards that are held by individuals performing services for NVIDIA immediately prior to the effective time of the transaction, the vesting and exercisability provisions of such stock awards will be accelerated in full and such stock awards will be terminated if not exercised prior to the effective date of the corporate transaction or change-in-control, and (b) all other outstanding stock awards will be terminated if not exercised on or prior to the effective date of the corporate transaction or change-in-control.

Potential Payments Upon Termination or Change-in-Control
Upon a change-in-control or certain other corporate transactions of NVIDIA, unvested RSUs and PSUs will fully vest in some cases as described above under Employment, Severance and Change-in-Control Arrangements—Change-in-Control Arrangements. The table below shows our estimates of the amount of the benefit each of our NEOs would have received if the unvested RSUs and PSUs held by them as of January 26, 2020 had become fully vested as a result of a change-in-control, calculated by multiplying the number of unvested RSUs and PSUs held by the applicable NEO by the $250.48 closing price of our common stock on January 24, 2020.

Name	Unvested RSUs and PSUs at January 26, 2020 (#) (1)	Total Estimated Benefit ($) (1)
Jen-Hsun Huang	197,838	49,554,462
Colette M. Kress	66,811	16,734,819
Ajay K. Puri	68,902	17,258,573
Debora Shoquist	48,351	12,110,958
Timothy S. Teter	33,017	8,270,098
(1) With respect to unvested PSUs, the amounts in these columns assume performance at Base Operating Plan (with respect to SY PSUs granted in Fiscal 2020) and Target (with respect to MY PSUs granted in Fiscal 2018, Fiscal 2019, and Fiscal 2020) in accordance with SEC rules. The two tables below reflect the actual numbers of the SY PSUs granted in Fiscal 2020 and MY PSUs granted in Fiscal 2018 that would be eligible to vest, based on our performance during the relevant performance period for such awards, as certified by our CC shortly after the end of Fiscal 2020. The values of the estimated and actual SY PSUs and MY PSUs in the tables below were calculated by multiplying the applicable number of SY PSUs and MY PSUs held by each respective NEO and listed below, by the $250.48 closing price of our common stock on January 24, 2020.
SY PSUs granted in Fiscal 2020 - Actual Achievement (versus Base Operating Performance)

Name	Estimated SY PSUs Granted in Fiscal 2020 at Base Operating Plan Performance (#)	Value of Estimated SY PSUs Granted in Fiscal 2020 at Base Operating Plan Performance ($)	Actual SY PSUs Granted in Fiscal 2020 Eligible to Vest (#)	Value of Actual SY PSUs Granted in Fiscal 2020 Eligible to Vest ($)
Jen-Hsun Huang	44,000	11,021,120	43,389	10,868,077
Colette M. Kress	12,800	3,206,144	12,622	3,161,559
Ajay K. Puri	13,100	3,281,288	12,918	3,235,701
Debora Shoquist	9,500	2,379,560	9,368	2,346,497
Timothy S. Teter	8,000	2,003,840	7,889	1,976,037
MY PSUs granted in Fiscal 2018 - Actual Achievement (versus Target Performance)

Name	Estimated MY PSUs Granted in Fiscal 2018 at Target Performance (#)	Value of Estimated MY PSUs Granted in Fiscal 2018 at Target Performance ($)	Actual MY PSUs Granted in Fiscal 2018 Eligible to Vest (#)	Value of Actual MY PSUs Granted in Fiscal 2018 Eligible to Vest ($)
Jen-Hsun Huang	33,500	8,391,080	50,250	12,586,620
Colette M. Kress	2,000	500,960	4,000	1,001,920
Ajay K. Puri	2,000	500,960	4,000	1,001,920
Debora Shoquist	1,500	375,720	3,000	751,440
Timothy S. Teter *	—	—	—	—
* Mr. Teter joined NVIDIA in January of 2017 and did not receive PSUs until Fiscal 2019.
The actual number of MY PSUs granted in Fiscal 2019 that will become eligible to vest will be determinable after January 31, 2021, the ending date of the three year measurement period for MY PSUs.
The actual number of MY PSUs granted in Fiscal 2020 that will become eligible to vest will be determinable after January 30, 2022, the ending date of the three year measurement period for MY PSUs.

Pay Ratio
In accordance with Item 402(u) of Regulation S-K, promulgated by the Dodd Frank Act, we determined the ratio of: (a) the annual total compensation of our CEO, to (b) the median of the annual total compensation of all our employees, except for our CEO, both calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

We determined our median employee for purposes of the pay ratio calculation for Fiscal 2018 by using a consistently applied compensation measure which aggregated, for each employee employed by us on the last business day of Fiscal 2018, or January 26, 2018: (i) target base salary as of January 26, 2018 (annualized for employees who were employed by us for less than the entire fiscal year), (ii) variable cash earned during Fiscal 2018, and (iii) aggregate full grant date fair value of equity awards granted during Fiscal 2018, calculated in accordance with FASB ASC Topic 718 and assuming the probable outcome of the conditions at Base Operating Plan for performance-based awards.  Compensation paid in foreign currencies was converted to U.S. dollars based on exchange rates in effect on January 26, 2018.

After applying the methodology described above, we determined the identity of our median employee for Fiscal 2018. We concluded that because there have been no changes to our employee population or employee compensation arrangements since the end of Fiscal 2018 that would significantly impact our pay ratio disclosure for Fiscal 2020, we would use the same individual in our Fiscal 2020 pay ratio calculation.

Our median employee’s compensation for Fiscal 2020 was $178,944. Our CEO’s compensation for Fiscal 2020 was $11,492,280. Therefore, our Fiscal 2020 CEO to median employee pay ratio was 64:1.

This pay ratio represents our reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K and applicable guidance, which provide significant flexibility in how companies identify the median employee. Each company may use a different methodology and make different assumptions. As a result, and as explained by the SEC when it adopted these rules, in considering the pay ratio disclosure, stockholders should keep in mind that the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures. Neither the CC nor our management used our Fiscal 2020 CEO to median employee pay ratio in making compensation decisions.
Compensation Committee Interlocks and Insider Participation
For Fiscal 2020, the CC consisted of Messrs. Burgess, Coxe, Jones, and Seawell and Dr. Drell. No member of the CC is an officer or employee of NVIDIA, and none of our executive officers serve as a director or member of a compensation committee of any entity that has one or more executive officers serving as a member of our Board or CC.
Compensation Committee Report
The Compensation Committee of the Board of Directors oversees the compensation programs of NVIDIA on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement.
In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K of NVIDIA for the year ended January 26, 2020 and in this proxy statement.
Compensation Committee
Robert K. Burgess
Tench Coxe
Persis S. Drell
Harvey C. Jones
A. Brooke Seawell

Proposal 3—Ratification of the Selection of Independent Registered Public Accounting Firm for Fiscal 2021

What am I voting on?  Ratification of the selection of PwC as our independent registered public accounting firm for Fiscal 2021.
Vote required: A majority of the shares present or represented by proxy.
Effect of abstentions: Same as a vote AGAINST.
Effect of broker non-votes: None (because this is a routine proposal, there are no broker non-votes).

The AC has selected PwC, which has audited our financial statements annually since 2004, to serve as our independent registered public accounting firm for Fiscal 2021. Our lead audit partner at PwC serves no more than five consecutive years in that role. Stockholder ratification of the AC’s selection of PwC is not required by our Bylaws or any other governing documents or laws. As a matter of good corporate governance, we are submitting the selection of PwC to our stockholders for ratification. If our stockholders do not ratify the selection, the AC will reconsider whether or not to retain PwC. Even if the selection is ratified, the AC in its sole discretion may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in our best interests and those of our stockholders. The AC believes it is in the best interests of NVIDIA and our stockholders to retain PwC.
We expect that a representative of PwC will attend the 2020 Meeting. The PwC representative will have an opportunity to make a statement at the 2020 Meeting if he or she so desires. The representative will also be available to respond to appropriate stockholder questions.
Recommendation of the Board
The Board recommends that you vote FOR the ratification of the selection of PwC as our independent registered accounting firm for our fiscal year ending January 31, 2021.

Fees Billed by the Independent Registered Public Accounting Firm
The following is a summary of fees billed by PwC for Fiscal 2020 and 2019 for audit, tax and other professional services during each fiscal year:

	Fiscal 2020	Fiscal 2019
Audit Fees (1)	$5,028,120	$5,019,270
Audit-Related Fees	—	—
Tax Fees (2)	208,062	403,816
All Other Fees (3)	4,500	4,500
Total Fees	$5,240,682	$5,427,586

(1)
Audit fees include fees for the audit of our consolidated financial statements, the audit of our internal control over financial reporting, reviews of our quarterly financial statements and annual report, reviews of SEC registration statements and related consents, and fees related to statutory audits of some of our international entities.

(2)	Tax fees consisted of fees for tax compliance and consultation services.

(3)	All other fees consisted of fees for products or services other than those included above, including payment to PwC related to the use of an accounting regulatory database.
All of the services provided for Fiscal 2020 and 2019 described above were pre-approved by the AC or the Chairperson of the AC through the authority granted to him by the AC, which is described below. Our AC determined that the rendering of services other than audit services by PwC was compatible with maintaining PwC’s independence.
Pre-Approval Policies and Procedures
The AC has adopted policies and procedures for the pre-approval of all audit and permissible non-audit services rendered by our independent registered public accounting firm. The policy generally permits pre-approvals of specified permissible services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the AC’s approval of the scope of the engagement of our independent registered public accounting firm or on an individual case-by-case basis before the independent registered public accounting firm is engaged to provide each service. In some cases the full AC provides pre-approval for up to a year related to a particular defined task or scope. In other cases, the AC has delegated power to Mr. McCaffery, the Chairperson of our AC, to pre-approve additional non-audit services if the need for the service was unanticipated and approval is required prior to the next scheduled meeting of the AC. Mr. McCaffery then communicates such pre-approval to the full AC at its next meeting.

Report of the Audit Committee of the Board of Directors
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent specifically incorporated by reference therein.
The Audit Committee, or AC, oversees accounting, financial reporting, internal control over financial reporting, financial practices and audit activities of NVIDIA and its subsidiaries. The AC reviews the results and scope of the audit and other services provided by the independent registered public accounting firm and reviews financial statements and the accounting policies followed by NVIDIA prior to the issuance of the financial statements with both management and the independent registered public accounting firm.
Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States, or GAAP, the system of internal control over financial reporting, and the procedures designed to facilitate compliance with accounting standards and applicable laws and regulations. PricewaterhouseCoopers LLP, or PwC, our independent registered public accounting firm for Fiscal 2020, was responsible for performing an independent audit of the consolidated financial statements and issuing a report on the consolidated financial statements and of the effectiveness of our internal control over financial reporting as of January 26, 2020. PwC’s judgments as to the quality, not just the acceptability, of our accounting principles and such other matters are required to be disclosed to the AC under applicable standards. The AC oversees these processes. Also, the AC has ultimate authority and responsibility to select, evaluate and, when appropriate, terminate the independent registered public accounting firm. The AC approves audit fees and non-audit services provided by and fees paid to the independent registered public accounting firm.
NVIDIA has an internal audit function that reports to the AC. This function is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of our system of internal controls and the operating effectiveness of our business processes. The AC approves an annual internal audit plan and monitors the activities and performance of our internal audit function throughout the year to ensure the plan objectives are carried out and met.
The AC members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent registered public accounting firm. The AC does not plan or conduct audits, determine that our financial statements are complete and accurate and in accordance with GAAP or assess our internal control over financial reporting. The AC relies, without additional independent verification, on the information provided by our management and on the representations made by management that the financial statements have been prepared with integrity and objectivity, and the opinion of PwC that such financial statements have been prepared in conformity with GAAP.
In this context, the AC reviewed and discussed the audited consolidated financial statements for Fiscal 2020 with management and our internal control over financial reporting with management and PwC. Specifically, the AC discussed with PwC the matters required to be discussed by Statement on Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board. We have received from PwC the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the AC concerning independence. The AC also considered whether the provision of certain permitted non-audit services by PwC is compatible with PwC’s independence and discussed PwC’s independence with PwC.
Based on the AC’s review and discussions, the AC recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K of NVIDIA for the fiscal year ended January 26, 2020.

AUDIT COMMITTEE

Dawn Hudson
Michael G. McCaffery
Mark L. Perry
Mark A. Stevens

Proposal 4—Approval of an Amendment and Restatement of our Amended and Restated 2007 Equity Incentive Plan

What am I voting on? Approval of an amendment and restatement of our 2007 Plan.
Vote required: A majority of the shares present or represented by proxy.
Effect of abstentions: Same as a vote AGAINST.
Effect of broker non-votes: None.

For purposes of this Proposal 4, the term “Proposed 2007 Plan” refers to an amendment and restatement of our 2007 Plan. Our CC approved the Proposed 2007 Plan in April 2020, subject to stockholder approval, which we are requesting at the 2020 Meeting.
Summary of Changes
The Proposed 2007 Plan contains the following material changes from the 2007 Plan:

•
Increased Shares Authorized for Issuance. An increase of 14,800,000 shares, for an aggregate maximum number of shares of our common stock authorized for issuance under the Proposed 2007 Plan of 244,367,766 shares, subject to adjustment for certain changes in our capitalization.

•
Minimum Vesting Requirements. The 2007 Plan provides that all stock awards granted under the 2007 Plan may not vest until at least 12 months following the date of grant, with an exception for up to 5% of the 2007 Plan share reserve. Under the Proposed 2007 Plan, this provision has been eliminated.

•
Restrictions on Dividends. The Proposed 2007 Plan provides that (i) no dividends or dividend equivalents may be paid with respect to any shares of our common stock subject to an award before the date such shares have vested, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date such shares are forfeited to or repurchased by us due to a failure to vest. The 2007 Plan does not include such a provision with respect to all awards.

•	Termination Date. The 2007 Plan is scheduled to terminate on March 21, 2022. Under the Proposed 2007 Plan, this termination date has been extended to April 26, 2030.
Purpose of the Proposed 2007 Plan and Effect of Stockholder Approval
Competition for talent in our industry and in Silicon Valley is more intense than ever, and equity is a key component of our recruitment and retention efforts. If the Proposed 2007 Plan is approved by our stockholders, we will utilize the Proposed 2007 Plan to award equity and performance incentives, at levels determined appropriate by our CC, to secure and retain our employees, consultants, and directors, and to align their interests with those of our stockholders.
If approved, the Proposed 2007 Plan will become effective upon the date of the 2020 Meeting. If not approved, the Proposed 2007 Plan will not become effective and our 2007 Plan will continue in its current form.
Recommendation of the Board
The Board recommends that you vote FOR the approval of the Proposed 2007 Plan.

Overhang
The following table provides additional information regarding our 2007 Plan:

As of April 13, 2020 (Record Date)
Total Shares Subject to Outstanding Stock Options	3,436,319
Weighted-Average Exercise Price of Outstanding Stock Options	$14.33
Weighted-Average Remaining Term of Outstanding Stock Options	2.23
Total Shares Subject to Outstanding Full Value Awards (1)	11,485,933
Total Shares Available for Grant under the 2007 Plan (2)	28,026,017
Total Shares Available for Grant under Other Equity Plans (3)	—
Total Common Stock Outstanding	615,135,104
Closing Price of Common Stock as Reported on Nasdaq Global Select Market	$269.85
(1) Includes 236,075 shares issuable pursuant to PSUs granted in March 2020 representing achievement of performance goals at Base Operating Plan (or Target for MY PSUs). The maximum number of shares that would be issuable pursuant to PSUs granted in March 2020 if all performance goals are achieved at Stretch Operating Plan (or Stretch for MY PSUs) is 443,104 shares. All other outstanding PSUs are counted at the maximum number of shares that may become eligible to vest upon achievement of performance goals at Stretch Operating Plan (or Stretch for MY PSUs).
(2) Total available for grant under the 2007 Plan would be 27,818,988 shares if we were to assume that all PSUs granted in March 2020 will be earned at the maximum number of shares that may become eligible to vest upon achievement of performance goals at Stretch Operating Plan (or Stretch for MY PSUs).
(3) Does not include our 2012 ESPP.
Fiscal 2020 Burn Rate Detail
The following table provides additional information regarding our 2007 Plan activity and outstanding common stock for Fiscal 2020:

Fiscal 2020
Stock Options Granted	—
Full Value Awards Granted (1)	7,088,917
Stock Options Cancelled	—
Full Value Awards Cancelled	813,361
Weighted-Average Common Stock Outstanding	609,634,406
(1) For purposes of calculating this amount, PSUs are counted at the maximum number of shares that may become eligible to vest upon achievement of performance goals at Stretch Operating Plan (or Stretch for MY PSUs).
3-Year Historical Burn Rate
The following table provides information regarding our burn rate for the last 3 fiscal years:

	Fiscal 2018	Fiscal 2019	Fiscal 2020
Gross Burn Rate (1)	1.06%	0.73%	1.16%
Adjusted Gross Burn Rate(1) (2)	2.12%	1.46%	2.33%
Full Value Awards Granted	6,368,234	4,430,713	7,088,917
Weighted-Average Common Stock Outstanding	599,467,917	607,716,151	609,634,406
(1) Calculated as: shares subject to options and Full Value Awards granted as a percentage of weighted-average common shares outstanding for each fiscal year. PSUs are counted in the year of grant at the maximum number of shares that may become eligible to vest.

(2)	For purposes of this calculation, shares subject to Full Value Awards granted are increased by a 2x volatility multiplier.
Description of the Proposed 2007 Plan
The material features of the Proposed 2007 Plan are outlined below. The following description is a summary only and is qualified in its entirety by reference to the complete text of the Proposed 2007 Plan, which is appended to this proxy statement as Appendix A and which we encourage stockholders to read in its entirety.

Purpose. The Proposed 2007 Plan is designed to provide incentives for our employees, directors, and consultants to exert maximum efforts for our success, and to give them an opportunity to benefit from increases in the value of our common stock.
Types of Awards. The Proposed 2007 Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, other stock awards, and performance awards that may be settled in cash, stock, or other property.
Share Reserve. Subject to adjustment for certain changes in our capitalization, the aggregate maximum number of shares of our common stock authorized for issuance under the Proposed 2007 Plan is 244,367,766 shares, which includes 14,800,000 newly requested shares.
The following shares will not remain available for subsequent issuance under the Proposed 2007 Plan: (i) shares subject to a Proposed 2007 Plan award which are withheld by us or tendered by a participant to satisfy the exercise or purchase price of, or tax withholding obligations in connection with, the award; and (ii) shares repurchased by us on the open market with the proceeds of the exercise or purchase price of a Proposed 2007 Plan award.
Shares subject to a Proposed 2007 Plan award that (i) expires or otherwise terminates without being exercised in full; (ii) are forfeited to or repurchased by us; and (iii) are not issued because the award is settled in cash; will remain available for subsequent issuance under the Proposed 2007 Plan
Eligibility. All of our (including our affiliates’) approximately 14,226 employees, 11 non-employee directors and 4,160 consultants as of April 13, 2020 are eligible to participate and may receive all awards other than incentive stock options, which may be granted only to our employees and those of our affiliates.
Annual Per-Participant Limits. Subject to adjustment for certain changes in our capitalization, no participant will be eligible to be granted during any fiscal year more than: (i) 2,000,000 shares of our common stock subject to stock options, stock appreciation rights, and other stock awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value of our common stock on the grant date; (ii) 2,000,000 shares of our common stock under performance stock awards; and (iii) $6,000,000 of performance cash awards. If a performance stock award is in the form of a stock option or could be paid out in cash, it will count only against the performance stock award limit.
Administration. The Proposed 2007 Plan is administered by our Board, which has delegated concurrent authority to the CC, but may revest in itself some or all of the delegated power. Each of the Board and the CC is considered to be a Plan Administrator for purposes of this Proposal 4. Subject to the terms of the Proposed 2007 Plan and the limitations set forth below, the Plan Administrator may determine the recipients, numbers and types of awards to be granted, the exercise or purchase price of awards, and other terms and conditions of awards, including the period of their exercisability and vesting, and the fair market value applicable to a stock award.
The Plan Administrator may also delegate to one or more officers the authority to designate non-officer employees to be recipients of certain stock awards and the number of shares subject to such stock awards. Under any such delegation, the Plan Administrator will specify the total number of shares that may be subject to the stock awards granted by such officer.
Vesting Acceleration Only in Limited Circumstances. The Plan Administrator may accelerate the vesting or exercisability of any award only in the event of a participant’s death or disability or in the event of a corporate transaction or change in control (as defined in the Proposed 2007 Plan and described below).
Repricing; Cancellation and Re-Grant of Stock Awards. The Plan Administrator does not have the authority to (i) reprice any outstanding stock option or stock appreciation right by reducing its exercise or strike price or (ii) cancel any such award that has an exercise or strike price greater than the current fair market value of our common stock in exchange for cash or other stock awards, without obtaining the approval of our stockholders within 12 months prior to the repricing or cancellation and re-grant event.
Dividends and Dividend Equivalents. The Proposed 2007 Plan provides that dividends or dividend equivalents may be paid or credited with respect to any shares of our common stock subject to an award, as determined by the Plan Administrator and contained in the applicable award agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date such shares are forfeited to or repurchased by us due to a failure to vest.
Section 162(m) Transition Relief for Performance-Based Compensation. Certain provisions in the Proposed 2007 Plan refer to the “performance-based compensation” exception under Section 162(m) of the Internal Revenue Code, or Section 162(m). Pursuant to the Tax Cuts and Jobs Act, this exception was repealed for taxable years beginning after December 31, 2017. However, an award may still be eligible for this exception if, among other requirements, it is intended to qualify, and is eligible to qualify, as Section 162(m) performance-based compensation pursuant to the transition relief provided by the Tax Cuts and Jobs Act for remuneration provided pursuant to a written binding contract which was in effect on November 2, 2017 and which was not modified in any material respect on or after such date, or Section 162(m) Transition Relief. Accordingly, the provisions in the Proposed 2007 Plan which refer to the Section 162(m) performance-based compensation exception will only apply to any award that is intended to qualify, and is eligible to qualify, as Section 162(m) performance-based compensation pursuant to the Section 162(m) Transition Relief and, therefore, such provisions are not applicable to any other awards granted under the Proposed 2007 Plan. However, even if an award is intended to qualify as Section 162(m) performance-based compensation, no assurance can be given that the award will in fact qualify for the Section 162(m) Transition Relief or the Section 162(m) performance-based compensation exception.
Stock Options. The Proposed 2007 Plan permits the grant of stock options that qualify as incentive stock options, or ISOs, and nonstatutory stock options, or NSOs.
The exercise price of stock options may not be less than 100% of the fair market value of the underlying common stock on the date of grant and, in some cases (see Limitations on Incentive Stock Options below), may not be less than 110% of such fair market value.
The term of stock options may not exceed ten years and, in some cases (see Limitations on Incentive Stock Options below), may not exceed five years. Except as otherwise provided in a participant’s stock option agreement or other agreement with us, (i) if a participant’s service relationship with us or any of our affiliates (referred to in this Proposal 4 as “continuous service”) terminates (other than for cause or upon the participant’s death or disability), the participant may exercise any vested stock options for up to 90 days following such termination; (ii) if a participant’s continuous service is terminated for cause, then upon such date all vested and unvested stock options of the participant will terminate and the participant will be prohibited from exercising any stock option; and (iii) if a participant’s continuous service terminates due to the participant’s death (or the participant dies within a specified period, if any, following termination of continuous service) or the participant’s disability, the participant or his or her beneficiary, as applicable, may exercise any vested stock options for up to 18 months following the participant’s death and for up to 12 months following the participant’s termination due to disability. The term of a stock option may be extended if exercise of the stock option following a participant’s termination of continuous service is prohibited by applicable securities laws or would subject the participant to short-swing liability under the Exchange Act. In no event may a stock option be exercised after its original expiration date.
Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option will be determined by the Plan Administrator and may include: (i) cash, check, bank draft, money order or electronic funds transfer; (ii) payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; (iii) a net exercise feature (for NSOs only); or (iv) other legal consideration approved by the Plan Administrator.
Stock options may vest and become exercisable in accordance with a vesting schedule to be determined by the Plan Administrator. In the event that a participant’s continuous service terminates due to his or her death, the participant’s outstanding stock options will become fully vested and exercisable.
Generally, a participant may not transfer a stock option other than by will or the laws of descent and distribution or pursuant to a domestic relations order or an official marital settlement agreement. However, to the extent permitted by the Plan Administrator, a participant may designate a beneficiary who may exercise the stock option following the participant’s death.
Limitations on Incentive Stock Options. The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•	the exercise price of the ISO must be at least 110% of the fair market value of the common stock subject to the ISO on the date of grant; and

•	the term of the ISO must not exceed five years from the date of grant.
Subject to adjustment for certain changes in our capitalization, the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs granted under the Proposed 2007 Plan (including ISOs granted under our prior plans) is 250,000,000 shares.
Restricted Stock Awards. Restricted stock awards may be granted in consideration for: (i) cash, check, bank draft, money order or electronic funds transfer; (ii) the participant’s services performed for us or an affiliate of ours; or (iii) any other form of legal consideration acceptable to the Plan Administrator. Shares of our common stock acquired under a restricted stock award may be forfeited to us in accordance with a vesting schedule to be determined by the Plan Administrator, provided that if a participant’s continuous service terminates due to his or her death, the participant’s outstanding restricted stock awards will become fully vested. Rights to acquire shares of our common stock under a restricted stock award may be transferred only pursuant to the restricted stock award agreement. If a participant’s continuous service terminates, any of the participant’s unvested restricted stock awards may be forfeited to or repurchased by us in accordance with the applicable restricted stock award agreement.
Restricted Stock Unit Awards. The consideration to be paid, if any, by a participant for restricted stock unit awards granted under the Proposed 2007 Plan may be made in any form of legal consideration acceptable to the Plan Administrator. Restricted stock unit awards may be settled by delivery of our common stock, cash, or any other form of consideration determined by the Plan Administrator and set forth in the restricted stock unit award agreement. Restricted stock unit awards may be subject to a vesting schedule as determined by the Plan Administrator, provided that if a participant’s continuous service terminates due to his or her death, the participant’s outstanding restricted stock unit awards will become fully vested. Except as otherwise provided in the applicable restricted stock unit award agreement, unvested restricted stock units will be forfeited upon a participant’s termination of continuous service.
Stock Appreciation Rights. Each stock appreciation right is denominated in common stock share equivalents. The associated strike price will be determined by the Plan Administrator but will be no less than 100% of the fair market value of the underlying common stock at the time of grant. The Plan Administrator may also impose restrictions upon the vesting of stock appreciation rights. In the event that a participant’s continuous service terminates due to his or her death, the participant’s outstanding stock appreciation rights will become fully vested and exercisable. The appreciation distribution for stock appreciation rights may be paid in our common stock, cash, or any other form of consideration approved by the Plan Administrator and set forth in the stock appreciation right agreement. The term of stock appreciation rights may not exceed ten years. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options.
Performance Awards. We may grant performance stock and cash awards, including Section 162(m) “performance-based compensation”. However, to qualify as Section 162(m) performance-based compensation, among other requirements, such awards must be eligible to qualify for the Section 162(m) Transition Relief (as described in Section 162(m) Transition Relief for Performance-Based Compensation above).
A performance stock award and a performance cash award is payable (for performance stock awards, including that may be granted, vest, or be exercised) contingent upon the achievement of specified performance goals during a specified performance period, and may also require completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved, and the measure of whether and to what degree such performance goals have been attained will be determined by the CC, except that the Plan Administrator also may make any such determinations to the extent that the award is not intended to qualify as Section 162(m) performance-based compensation. The Plan Administrator may specify the form of payment of performance cash awards, or may provide for a participant to have the option for his or her performance cash award, or such portion thereof as the Plan Administrator may specify, to be paid in whole or in part in cash or other property. In addition, to the extent permitted by applicable law and the applicable award agreement, the Plan Administrator may determine that cash may be used in payment of performance stock awards, or that common stock authorized under the Proposed 2007 Plan may be used in payment of performance cash awards. If a participant’s continuous service terminates due to his or her death, the participant’s outstanding performance stock awards will be deemed to have been earned at the target level of performance, and become fully vested and issued.
For any performance award intended to qualify as Section 162(m) performance-based compensation, (i) the CC will set a performance period over which the attainment of one or more performance goals will be measured, (ii) no later than the earlier of the 90th day of a performance period and the date on which 25% of the performance period has elapsed, and at a time when the achievement of the performance goals remains substantially uncertain, the CC will establish the performance goals based upon one or more performance criteria enumerated in the Proposed 2007 Plan and described below, (iii) as soon as administratively practicable following the end of the performance period, the CC will certify in writing whether the performance goals have been satisfied, and (iv) the CC may reduce or eliminate the compensation or economic benefit due upon the attainment of the applicable performance goals as the CC may determine. However, to qualify as Section 162(m) performance-based compensation, among other requirements, any such award must be eligible to qualify for the Section 162(m) Transition Relief (as described in Section 162(m) Transition Relief for Performance-Based Compensation above).
Performance goals under the Proposed 2007 Plan will be based on any one or more of the following performance criteria:

•
earnings, including any of the following: gross profit, operating income, income before income tax, net income, and earnings per share, in each case with any one of or combination of the following exclusions or inclusions: (a) interest income, (b) interest expense, (c) other income that is categorized as non-operating income, (d) other expense that is categorized as non-operating expense, (e) income tax, (f) depreciation, and (g) amortization;
•
total stockholder return;
•
return on equity or average stockholder’s equity;
•
return on assets, investment, or capital employed;
•
stock price;
•
gross profit margin;
•
operating income margin;
•
cash flow from operating activities (including cash flow from operating activities per share);
•
free cash flow (including free cash flow per share);
•
change in cash and cash equivalents (or cash flow) (including change in cash and cash equivalents per share (or cash flow per share));
•
sales or revenue targets;

•
increases in revenue or product revenue;
•
expenses and cost reduction goals;
•
improvement in or attainment of expense levels;
•
improvement in or attainment of working capital levels;
•
economic value added (or an equivalent metric);
•
market share;
•
share price performance;
•
debt reduction;
•
implementation or completion of projects or processes;
•
customer satisfaction;
•
stockholders’ equity;
•
capital expenditures;
•
debt levels;
•
workforce diversity;
•
growth of net income or operating income;
•
employee retention;
•
quality measures; and
•
to the extent that an award is not intended to qualify as Section 162(m) performance-based compensation, other measures of performance selected by the Plan Administrator.

Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. The CC (or, to the extent that an award is not intended to qualify as Section 162(m) performance-based compensation, the Plan Administrator) will be authorized to adjust the method of calculating performance goal achievement for a performance period as follows, provided that any such adjustments must be objectively determinable to the extent that the award is intended to qualify as Section 162(m) performance-based compensation:

•
to exclude the effects of stock-based compensation (including any modification charges);
•
to exclude the portion of any legal settlement assigned as past infringement (i.e. the fair value associated with the portion of settlement that is non-recurring);
•
to exclude restructuring charges (including any costs associated with a reduction in force and/or shutting down of business operations, such as severance compensation and benefits and the cost to shut down operating sites/offices);
•
to exclude amortization expenses associated with intangible assets obtained through a business combination (acquisition or asset purchase);
•
to exclude other costs incurred in connection with acquisitions or divestitures (including potential acquisitions or divestitures) that are required to be expensed under GAAP (including any direct acquisition costs that are not associated with providing ongoing future benefit to the combined company and certain compensation costs associated with an acquisition, such as one-time compensation charges, longer-term retention incentives, and associated payroll tax charges);
•
to exclude any exchange rate effects;
•
to exclude the effects of changes to GAAP;
•
to exclude the effects of any statutory adjustments to corporate tax rates or changes in tax legislation;
•
to exclude the portion of tax related settlements;
•
to exclude the effects of any items of an unusual nature or of infrequency of occurrence;

•
to exclude the dilutive effects of acquisitions or joint ventures;
•
to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends;
•
to exclude the effects of the award of bonuses under our bonus plans;
•
to exclude any impairment of long-lived assets including goodwill, investments in non-affiliated entities and intangible asset impairment charges that are required to be recorded under GAAP;
•
to exclude other events that are significant but not related to ongoing business operations, such as large charitable donations;
•
to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture;
•
to include non-operational credits (i.e., situations when directly related amounts have not been previously charged to our results of operations); and
•
to the extent that an award is not intended to qualify as Section 162(m) performance-based compensation, to make any other adjustments selected by the Plan Administrator.

Other Stock Awards. Other forms of stock awards valued in whole or in part with reference to our common stock may be granted. Subject to the terms of the Proposed 2007 Plan and the limitations set forth above (including the limitations described in Vesting Acceleration Only in Limited Circumstances above), the Plan Administrator will have sole and complete authority to determine the persons to whom and the times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other conditions of such other stock awards. In the event that a participant’s continuous service terminates due to his or her death, then any such other stock awards held by the participant will become fully vested.
Clawback Policy. Granted awards will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd Frank Act or other applicable law. In addition, the Plan Administrator may impose other clawback, recovery, or recoupment provisions in an award agreement as the Plan Administrator determines necessary or appropriate, including a reacquisition right in respect of previously acquired shares of our common stock or other cash or property upon the occurrence of cause.
Changes in Capitalization. In the event of certain capitalization adjustments, the Plan Administrator will proportionately adjust: (i) the class(es) and maximum number of securities subject to the Proposed 2007 Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to the annual per-participant limits under the Proposed 2007 Plan; and (iv) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.

Corporate Transaction; Change in Control. Except as otherwise stated in a stock award agreement, in the event of a corporate transaction or a change in control (as defined in the Proposed 2007 Plan and described below), outstanding stock awards under the Proposed 2007 Plan may be assumed, continued, or substituted by the surviving or acquiring corporation (or its parent company). Except as otherwise stated in a stock award agreement, if the surviving or acquiring corporation (or its parent company) does not assume, continue, or substitute such stock awards, then (i) contingent upon the effectiveness of the corporate transaction or change in control, any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction or change in control will become fully vested and exercisable, and such stock awards will be terminated if not exercised prior to the effective time of the corporate transaction or change in control and any reacquisition or repurchase rights held by us with respect to such stock awards will lapse, and (ii) all other stock awards will be terminated if not exercised prior to the effective time of the corporate transaction or change in control, provided that any reacquisition or repurchase rights held by us with respect to such stock awards may continue to be exercised.
For purposes of the Proposed 2007 Plan, a corporate transaction will be deemed to occur in the event of the consummation of: (i) a sale or other disposition of all or substantially all of our consolidated assets or of at least 50% of our outstanding securities, in the case of awards granted on or after the date of the 2012 Annual Meeting of Stockholders, and at least 90% of our outstanding securities, in the case of awards granted prior to the date of the 2012 Annual Meeting of Stockholders; or (ii) a merger, consolidation, or similar transaction following which (A) we are not the surviving corporation, or (B) we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.
For purposes of the Proposed 2007 Plan, a change in control will be deemed to occur in the event: (i) a person, entity or group acquires, directly or indirectly, securities of NVIDIA representing more than 50% of the combined voting power of our then outstanding securities, other than by virtue of a merger, consolidation, or similar transaction; (ii) there is consummated a merger, consolidation, or similar transaction and, immediately after the consummation of such transaction, our stockholders immediately prior thereto do not own, directly or indirectly, more than 50% of the combined outstanding voting power of the surviving entity or the parent of the surviving entity in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction; (iii) there is consummated a sale or other disposition of all or substantially all of our consolidated assets, other than a sale or other disposition to an entity in which more than 50% of the entity’s combined voting power is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such sale or other disposition; or (iv) a majority of our Board becomes comprised of individuals whose nomination, appointment, or election was not approved by a majority of the Board members or their approved successors.
Plan Amendments and Termination. The Plan Administrator will have the authority to amend or terminate the Proposed 2007 Plan at any time. However, except as otherwise provided in the Proposed 2007 Plan, no such amendment or termination may materially impair any rights under awards already granted to a participant unless agreed to by the affected participant. We will obtain stockholder approval of any amendment to the Proposed 2007 Plan as required by applicable law and listing requirements. Unless sooner terminated, the Proposed 2007 Plan will automatically terminate on April 26, 2030.
U.S. Federal Income Tax Consequences
The following is a summary of the principal United States federal income taxation consequences to participants and us with respect to participation in the Proposed 2007 Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Each participant should consult the participant’s tax adviser regarding the tax consequences of the grant or exercise of an award or the disposition of stock acquired the Proposed 2007 Plan. The Proposed 2007 Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Internal Revenue Code and the satisfaction of our tax reporting obligations.
Nonstatutory Stock Options. Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Internal Revenue Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.
Incentive Stock Options. The Proposed 2007 Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Internal Revenue Code. Under the Internal Revenue Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received on exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.
If, however, a participant disposes of a share acquired on exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.
For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.
We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the participant, subject to Section 162(m) of the Internal Revenue Code and provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.
Restricted Stock Awards. Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.
Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Internal Revenue Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.
Restricted Stock Unit Awards. Generally, the recipient of a restricted stock unit award structured to conform to the requirements of Section 409A of the Internal Revenue Code or an exception to Section 409A of the Internal Revenue Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock. To conform to the requirements of Section 409A of the Internal Revenue Code, the shares of our common stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock unit award otherwise complies with or qualifies for an exception to the requirements of Section 409A of the Internal Revenue Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.
Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Internal Revenue Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.
Stock Appreciation Rights. We may grant stock appreciation rights separate from any other award or in tandem with other awards. Where the stock appreciation rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Internal Revenue Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.
Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code disallows a deduction to any publicly held corporation and its affiliates for certain compensation paid to “covered employees” in a taxable year to the extent that compensation to a covered employee exceeds $1 million. Prior to the enactment of the Tax Cuts and Jobs Act, compensation that qualified as “performance-based compensation” under Section 162(m) of the Internal Revenue Code was not subject to this deduction limitation. Pursuant to the Tax Cuts and Jobs Act, this exception for “performance-based compensation” under Section 162(m) of the Internal Revenue Code was repealed with respect to taxable years beginning after December 31, 2017, except that certain transition relief is provided by the Tax Cuts and Jobs Act for remuneration provided pursuant to a written binding contract which was in effect on November 2, 2017 and which was not modified in any material respect on or after such date. As a result, compensation paid to any of our “covered employees” in excess of $1 million per taxable year generally will not be deductible unless, among other requirements, it is intended to qualify, and is eligible to qualify, as “performance-based compensation” under Section 162(m) of the Internal Revenue Code pursuant to the transition relief provided by the Tax Cuts and Jobs Act. Because of certain ambiguities and uncertainties as to the application and interpretation of Section 162(m) of the Internal Revenue Code, as well as other factors beyond the control of the CC, no assurance can be given that any award granted under the Proposed 2007 Plan will be eligible for such transition relief and, therefore, eligible for the “performance-based compensation” exception under Section 162(m) of the Internal Revenue Code.

New Plan Benefits
Awards under the Proposed 2007 Plan are discretionary and are not subject to set benefits or amounts under the terms of the Proposed 2007 Plan. However, our Board’s current policy establishes the number of shares subject to initial and annual stock awards that will be granted to our non-employee directors under the Proposed 2007 Plan. The Board’s current policy with respect to stock awards granted to our non-employee directors is described under Director Compensation above.

Proposed 2007 Plan
Name and Position	Dollar Value	Number of Shares Subject to Stock Awards
Jen-Hsun Huang (1) President and CEO	*	*
Colette M. Kress (1) Executive Vice President and CFO	*	*
Ajay K. Puri (1) Executive Vice President, Worldwide Field Operations	*	*
Debora Shoquist (1) Executive Vice President, Operations	*	*
Timothy S. Teter (1) Executive Vice President, General Counsel and Secretary	*	*
All Current Executive Officers as a Group (1)	*	*
All Current Non-Executive Directors as a Group (2) (3)	$2,250,000	*
All Current and Former Employees as a Group (including all current non-executive officers) (1)	*	*

(1)
The amounts allocable under the Proposed 2007 Plan to our executive officers and other employees are not determinable because the Proposed 2007 Plan does not provide for set benefits or amounts with respect to awards granted under the Proposed 2007 Plan, and we have not approved any awards that are conditioned on stockholder approval of this Proposal 4.

(2)
On the first trading day following the 2020 Meeting, each of our current non-employee directors (other than Mr. Gaither) will be granted an RSU award covering shares of our common stock with an approximate value of $225,000, consistent with the Board’s current policy as described under Director Compensation above. The number of shares subject to such awards is determined on the basis of the average closing price of our common stock over the 60-day period ending the business day prior to the 2020 Meeting and, therefore, is not determinable at this time. Such awards will be granted under the Proposed 2007 Plan if this Proposal 4 is approved by our stockholders.

(3)	Does not include Mr. Gaither, who is not seeking re-election to our Board effective as of the 2020 Meeting.

2007 Plan Benefits
The following table shows, for each of the individuals and the various groups indicated, the number of shares of our common stock subject to awards that have been granted (even if not currently outstanding) under the 2007 Plan since its initial approval by our stockholders in 2007 through April 13, 2020.

2007 Plan
Name and Position	Number of Shares Subject to Stock Awards
Jen-Hsun Huang President and CEO	5,519,715
Colette M. Kress Executive Vice President and CFO	918,900
Ajay K. Puri Executive Vice President, Worldwide Field Operations	1,511,150
Debora Shoquist Executive Vice President, Operations	1,436,960
Timothy S. Teter Executive Vice President, General Counsel and Secretary	100,745
All Current Executive Officers as a Group	9,487,470
All Current Non-Executive Directors as a Group	2,449,340
All Current and Former Employees as a Group (including all current non-executive officers)	146,476,524
Each Nominee for Director:
Robert K. Burgess	132,612
Tench Coxe	403,660
Persis S. Drell	33,792
Jen-Hsun Huang	5,519,715
Dawn Hudson	139,266
Harvey C. Jones	373,854
Michael G. McCaffery	33,792
Stephen C. Neal	2,816
Mark L. Perry	277,571
A. Brooke Seawell	370,803
Mark A. Stevens	372,615
Each Associate of any Director, Executive Officer or Nominee	—
Each Other Current and Former 5% Holder or Future 5% Recipient	—

Proposal 5—Approval of an Amendment and Restatement of our Amended and Restated 2012 Employee Stock Purchase Plan

What am I voting on? Approval of an amendment and restatement of our 2012 ESPP.
Vote required: A majority of the shares present or represented by proxy.
Effect of abstentions: Same as a vote AGAINST.
Effect of broker non-votes: None.

For purposes of this Proposal 5, the term “Proposed 2012 ESPP” refers to an amendment and restatement of our 2012 ESPP. Our CC approved the Proposed 2012 ESPP in April 2020, subject to stockholder approval, which we are requesting at the 2020 Meeting.
Summary of Change
The Proposed 2012 ESPP contains the following material change from the 2012 ESPP:

•
Increased Shares Authorized for Issuance. An increase of 2,000,000 shares, for an aggregate maximum number of shares of our common stock authorized for issuance under the Proposed 2012 ESPP of 93,432,333 shares, subject to adjustment for certain changes in our capitalization.

As of April 13, 2020, 58,108,549 shares of our common stock remained available for future issuance under the 2012 ESPP and a total of 615,135,104 shares of our common stock were outstanding.
Purpose of the Proposed 2012 ESPP and Effect of Stockholder Approval
Approval of the Proposed 2012 ESPP will allow us to continue to provide our employees with the opportunity to acquire an ownership interest in NVIDIA through their participation in the Proposed ESPP, encouraging them to remain in our employ and more closely aligning their interests with those of our stockholders.
If this Proposal 5 is approved by our stockholders, the Proposed 2012 ESPP will become effective upon the date of the 2020 Meeting. In the event that our stockholders do not approve this Proposal 5, the Proposed 2012 ESPP will not become effective and our 2012 ESPP will continue in its current form.
Recommendation of the Board
The Board recommends that you vote FOR the approval of the Proposed 2012 ESPP.

Description of the Proposed 2012 ESPP
The material features of the Proposed 2012 ESPP are outlined below. The following description is a summary only and is qualified in its entirety by reference to the complete text of the Proposed 2012 ESPP, which is appended to this proxy statement as Appendix B and which we encourage stockholders to read in its entirety.
Purpose and Background. The Proposed 2012 ESPP is designed to provide certain employees with an opportunity to purchase our common stock, and to motivate those individuals to exert maximum efforts for our success.
The Proposed 2012 ESPP includes two components. One component allows eligible employees to purchase our common stock in a manner that may qualify for favorable tax treatment under Section 423 of the Internal Revenue Code. In addition, purchase rights may be granted under a second component that does not qualify for favorable tax treatment because of deviations necessary to permit participation by eligible employees who are foreign nationals or employed outside of the U.S. while complying with applicable foreign laws.
Administration. The Proposed 2012 ESPP is administered by our Board, which has delegated concurrent authority to the CC, but may revest in itself some or all of the delegated power. Each of the Board and the CC is considered to be a Plan Administrator for purposes of this Proposal 5. The Plan Administrator has the final power to construe and interpret both the Proposed 2012 ESPP and the purchase rights granted thereunder. The Plan Administrator has the power, subject to the provisions of the Proposed 2012 ESPP, to determine the provisions of each offering of rights to purchase our common stock, and whether employees of any of our parent or subsidiary companies (or any branch or representative office thereof) will be eligible to participate in the Proposed 2012 ESPP.
Share Reserve. Subject to adjustment for certain changes in our capitalization, the aggregate maximum number of shares of our common stock authorized for issuance under the Proposed 2012 ESPP is 93,432,333 shares, which includes 2,000,000 newly requested shares.
If any purchase right granted under the Proposed 2012 ESPP terminates without having been exercised in full, the shares of common stock not purchased will again become available for issuance under the Proposed 2012 ESPP.
Offering Periods. Shares of our common stock are offered through a series of offering periods of such duration as determined by the Plan Administrator, provided that in no event may an offering period exceed 27 months. We may have concurrent or overlapping separate offerings which vary in terms. Each offering period has one or more purchase dates, as determined by the Plan Administrator prior to the commencement of that offering period. The Plan Administrator has the authority to alter the duration of subsequent offering periods or change the number of purchase dates within each such offering period. When an eligible employee elects to join an offering period, he or she is granted a purchase right to acquire shares of our common stock on each purchase date within the offering period. On the purchase date, all contributions collected from the participant are automatically applied to the purchase of our common stock, subject to certain limitations.
The Plan Administrator has the discretion to structure an offering so that if the fair market value of our common stock on the first trading day of a new purchase period within the offering period is less than or equal to a participant’s offering date price, then with respect to such participant, that offering will terminate immediately as of that first trading day and such participant will be automatically enrolled in a new offering beginning on that trading day.
For purposes of this Proposal 5, a participant’s “offering date price” means, with respect to each participant participating in an offering, the fair market value of our common stock on the offering date applicable to such participant (i.e., the date on which such participant is granted a purchase right for such offering).
Eligibility. Generally, each employee employed by us, or by any of our parent or subsidiary companies (or by any branch or representative office thereof) designated by the Plan Administrator, may participate in offerings, provided such employee has been in our continuous employment for such period preceding the first day of the offering period as the Plan Administrator may require, but in no event may the required period of continuous employment be equal to or greater than two years. In addition, the Plan Administrator may (unless prohibited by law) provide that an employee will not be eligible to be granted purchase rights unless such employee is customarily employed for more than 20 hours per week and five months per calendar year. The Plan Administrator may provide in any offering that certain of our employees who are “highly compensated” as defined in the Internal Revenue Code are not eligible to participate.
However, no employee is eligible to participate if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of our stock or of any of our parent or subsidiary companies, including any stock which such employee may purchase under all outstanding purchase rights and options. In addition, no employee may purchase more than $25,000 worth of our common stock, valued at the time each purchase right is granted, for each calendar year during which those purchase rights are outstanding.
All of our approximately 14,552 employees as of April 13, 2020 who meet the eligibility requirements set forth above are eligible to participate.
Participation. An eligible employee may enroll by delivering to us, prior to the date selected by the Plan Administrator as the beginning of an offering period, an agreement authorizing contributions as specified by the Plan Administrator, which may be up to 15% of such employee’s earnings during the applicable period.
Purchase Price. The purchase price per share at which shares of our common stock are sold on each purchase date during an offering period will not be less than 85% of the lesser of (i) the fair market value per share of our common stock on that purchase date or (ii) the participant’s offering date price (as described in Offering Periods above). As of April 13, 2020, the closing price of our common stock as reported on the Nasdaq Global Select Market was $269.85 per share.
Payment of Purchase Price; Contributions. The purchase price of the shares is generally funded by payroll deductions accumulated over the offering period, unless otherwise required by local laws. All contributions made for a participant are credited to his or her account and deposited with our general funds, unless otherwise required by local laws.
Purchase of Stock. By executing an agreement to participate, an employee is entitled to purchase shares. The Plan Administrator may specify a maximum number of shares of common stock that each participant may purchase and a maximum aggregate number of shares of common stock that may be purchased by all participants in such offering. If the aggregate number of shares to be purchased upon exercise of outstanding purchase rights in the offering would exceed any such maximum number, the Plan Administrator will make a pro rata allocation of available shares in a uniform and equitable manner. Unless an employee’s participation is discontinued, his or her right to purchase shares is exercised automatically on the next purchase date at the applicable price. See Withdrawal below.
Withdrawal. Participants may withdraw from a given offering period by delivering a form provided by us and terminating their contributions. Such withdrawal may occur at any time prior to the end of an offering, except as otherwise provided by the Plan Administrator. Upon such withdrawal, we will refund accumulated but unused contributions without interest to the employee, and such employee’s right to participate in that offering will terminate. An employee’s withdrawal from an offering does not affect eligibility to participate in future offerings.
Termination of Employment. Purchase rights terminate immediately upon cessation of employment for any reason or if a participant is otherwise no longer eligible to participate, and we will refund all accumulated but unused contributions without interest.
Restrictions on Transfer and Sales. Purchase rights are not transferable and may be exercised only by the person to whom such rights are granted, except by will, by the laws of descent and distribution, or, if permitted by us by a beneficiary designation.
Changes in Capitalization. In the event of certain capitalization adjustments, the Plan Administrator will proportionately adjust: (i) the class(es) and maximum number of securities subject to the Proposed 2012 ESPP; (ii) the class(es) and number of securities and price per share in effect under each outstanding purchase right; and (iii) the class(es) and number of securities that are the subject of any purchase limits under each ongoing offering.
Corporate Transaction. In the event of a corporate transaction (as defined in the Proposed 2012 ESPP and described below), any surviving or acquiring corporation (or its parent company) may assume or continue outstanding purchase rights or substitute similar purchase rights for outstanding purchase rights. If the surviving or acquiring corporation (or its parent company) does not assume or continue such rights or substitute similar rights, then the participants’ accumulated contributions will be applied to the purchase of shares of our common stock within 10 business days prior to the corporate transaction, and such outstanding purchase rights will terminate immediately thereafter.
For purposes of the Proposed 2012 ESPP, a corporate transaction generally will be deemed to occur in the event of the consummation of: (i) a sale or other disposition of all or substantially all of our consolidated assets or of at least 50% of our outstanding securities; or (ii) a merger, consolidation or similar transaction following which (A) we are not the surviving corporation, or (B) we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.
Plan Amendments and Termination. The Plan Administrator may amend or terminate the Proposed 2012 ESPP at any time. However, purchase rights granted before amendment or termination of the Proposed 2012 ESPP will not be materially impaired by any such amendment or termination, except (i) with the consent of the affected participant, (ii) as necessary to comply with any laws, listing requirements or governmental regulations (including Section 423 of the Internal Revenue Code) or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment. We will obtain stockholder approval of any amendment to the Proposed 2012 ESPP as required by applicable law and listing requirements.
U.S. Federal Income Tax Consequences
The following is a summary of the principal United States federal income taxation consequences to employees and us with respect to participation in the component of the Proposed 2012 ESPP intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside or the taxation consequences with respect to participation in any component of the Proposed 2012 ESPP not intended to meet the requirements of Section 423 of the Internal Revenue Code. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Each participant should consult the participant’s tax adviser regarding the tax consequences of the grant or exercise of a purchase right or the disposition of stock acquired. The Proposed 2012 ESPP is not qualified under the provisions of Section 401(a) of the Internal Revenue Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Internal Revenue Code and the satisfaction of our tax reporting obligations.
A participant will be taxed on amounts withheld for the purchase of shares of our common stock as if such amounts were paid directly to the participant. However, no taxable income will be recognized by a participant, and no deductions will be allowable to us, upon either the grant or exercise of purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired, or in the event the participant should die while still owning the purchased shares.
If a participant sells or otherwise disposes of the purchased shares within two years after the beginning of the associated offering period or within one year after the purchase date, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price, and we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. The participant will also recognize a capital gain to the extent the amount realized upon the sale of the shares exceeds the sum of the aggregate purchase price for those shares and the ordinary income recognized in connection with their acquisition.
If the participant sells or otherwise disposes of the purchased shares more than two years after the beginning of the associated offering period and more than one year after the purchase date, the participant will generally recognize ordinary income in the year of sale or disposition equal to the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price or (b) the excess of the fair market value of the shares as of the beginning of the offering period over the purchase price (determined as of the beginning of the offering period). Any further gain or any loss will be taxed as a long-term capital gain or loss. We will not be entitled to an income tax deduction with respect to such disposition.
If the participant still owns the purchased shares at the time of death, then a transfer by the estate will be considered a distribution and the lesser of the following amounts will be treated as ordinary income: (a) the excess of the fair market value of the shares at the time of death over the purchase price or (b) the excess of the fair market value of the shares as of the beginning of the offering period over the purchase price (determined as of the beginning of the offering period). Any further gain or any loss will be taxed as a long-term capital gain or loss.
New Plan Benefits
Participation will be voluntary and each eligible employee will make his or her own decision whether and to what extent to participate. In addition, we have not approved any grants of purchase rights that are conditioned on stockholder approval of this Proposal 5. Accordingly, we cannot currently determine the benefits or number of shares that will be received in the future by individual employees or groups of employees. Our non-employee directors will not be eligible to participate.

2012 ESPP Benefits
The following table shows, for each of the individuals and the various groups indicated, the number of shares of our common stock that have been purchased under the 2012 ESPP since its initial approval by our stockholders in 2012 through April 13, 2020.

2012 ESPP
Name and Position	Number of Shares Purchased
Jen-Hsun Huang President and CEO	5,520
Colette M. Kress Executive Vice President and CFO	735
Ajay K. Puri Executive Vice President, Worldwide Field Operations	8,584
Debora Shoquist Executive Vice President, Operations	8,464
Timothy S. Teter Executive Vice President, General Counsel and Secretary	888
All Current Executive Officers as a Group	24,191
All Current Non-Executive Directors as a Group	—
All Current and Former Employees as a Group (including all current non-executive officers)	30,602,891
Each Nominee for Director:
Robert K. Burgess	—
Tench Coxe	—
Persis S. Drell	—
Jen-Hsun Huang	5,520
Dawn Hudson	—
Harvey C. Jones	—
Michael G. McCaffery	—
Stephen C. Neal	—
Mark L. Perry	—
A. Brooke Seawell	—
Mark A. Stevens	—
Each Associate of any Director, Executive Officer or Nominee	—
Each Other Current and Former 5% Holder or Future 5% Recipient	—

Equity Compensation Plan Information
The number of shares issuable upon exercise of outstanding stock options, RSUs, and PSUs, the weighted-average exercise price of outstanding stock options, and the number of stock awards remaining for future issuance under each of our equity compensation plans as of January 26, 2020 are summarized as follows:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights ($) (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	3,646,391	14.34	(2)	87,413,373	(3)
Equity compensation plans not approved by security holders	—	—		—
Total	3,646,391	14.34	(2)	87,413,373	(3)

(1)
This row includes our 2007 Plan and our 2012 ESPP. Under our 2012 ESPP, participants are permitted to purchase our common stock at a discount on certain dates through payroll deductions within a pre-determined purchase period. Accordingly, the number of shares to be issued upon exercise of outstanding rights under our 2012 ESPP as of January 26, 2020 is not determinable.

(2)	Represents the weighted-average exercise price of outstanding stock options only.

(3)
As of January 26, 2020, the number of shares that remained available for future issuance under the 2007 Plan is 28,668,749, and the number of shares that remained available for future issuance under the 2012 ESPP is 58,744,624, of which up to a maximum of 39,225,000 shares may be purchased under the 2012 ESPP in the current purchase period which runs until August 31, 2020.

Additional Information
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership of our common stock and other equity securities with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, all Section 16(a) filing requirements applicable to individuals who were, during Fiscal 2020, our executive officers, directors and greater than 10% beneficial owners were complied with, except for Mr. McCaffery, who filed one late Form 4 pertaining to one transaction.

Other Matters
The Board knows of no other matters that will be presented for consideration at the 2020 Meeting. If any other matters are properly brought before the 2020 Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
Timothy S. Teter
Secretary

April 29, 2020
A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 26, 2020 AS FILED WITH THE SEC IS BEING FURNISHED TO STOCKHOLDERS CONCURRENTLY HEREWITH. STOCKHOLDERS MAY SUBMIT A WRITTEN REQUEST FOR AN ADDITIONAL COPY OF THE ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 26, 2020 TO: INVESTOR RELATIONS, NVIDIA CORPORATION, 2788 SAN TOMAS EXPRESSWAY, SANTA CLARA, CALIFORNIA 95051. WE WILL ALSO FURNISH A COPY OF ANY EXHIBIT TO THE ANNUAL REPORT ON FORM 10-K IF SPECIFICALLY REQUESTED IN WRITING.
NVIDIA and the NVIDIA logo are either registered trademarks or trademarks of NVIDIA Corporation in the United States and other countries. Other company names used in this publication are for identification purposes only and may be trademarks of their respective companies.

APPENDIX A
NVIDIA Corporation Amended and Restated 2007 Equity Incentive Plan
Approved by the Compensation Committee: April 24, 2007
Approved by the Stockholders: June 21, 2007
Amended by the Compensation Committee: November 11, 2010
Amended and Restated by the Compensation Committee: March 22, 2012
Approved by the Stockholders: May 17, 2012
Amended and Restated by the Compensation Committee: April 9, 2014
Approved by the Stockholders: May 23, 2014
Amended and Restated by the Compensation Committee: April 5, 2016
Approved by the Stockholders: May 18, 2016
Amended and Restated by the Compensation Committee: April 3, 2018
Approved by the Stockholders: May 16, 2018
Amended and Restated by the Compensation Committee: April 27, 2020
Approved by the Stockholders: [June 9, 2020]
Termination Date: April 26, 2030
1.General.
(a)Successor and Continuation of Prior Plans. The Plan is intended as the successor to and continuation of the NVIDIA Corporation 1998 Equity Incentive Plan (the “1998 Plan”), the NVIDIA Corporation 1998 Non-Employee Directors’ Stock Option Plan, the NVIDIA Corporation 2000 Nonstatutory Equity Incentive Plan, and the PortalPlayer, Inc. 2004 Stock Incentive Plan (together, the “Prior Plans”). Following the Effective Date, no additional stock awards will be granted under any of the Prior Plans and all newly granted Stock Awards will be subject to the terms of this Plan except as follows: from the Effective Date until September 30, 2007 (the “Transition Date”) (during which time the Company anticipates taking such steps as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or are employed outside the United States), the Company may grant stock awards subject to the terms of the 1998 Plan covering up to an aggregate of 100,000 shares of Common Stock to newly hired employees of the Company and its Affiliates who are foreign nationals or are employed outside the United States (such 100,000 share reserve, the “Foreign Transition Reserve”). On the Effective Date, all of the shares remaining available for issuance under the Prior Plans will become available for issuance under the Plan; provided, however, that the issuance of shares upon the exercise of options or the settlement of stock awards granted under the Prior Plans (including the issuance of shares upon the exercise or settlement of any awards granted following the Effective Date subject to the terms of the 1998 Plan from the Foreign Transition Reserve) will occur from this Plan and will reduce the number of shares of Common Stock available for issuance under this Plan as provided in Section 3 below. Any shares of Common Stock subject to outstanding options and stock awards granted under the Prior Plans that expire or terminate for any reason prior to exercise or settlement (collectively, the “Prior Plans’ Returning Shares”) will become available for issuance pursuant to Stock Awards granted hereunder. Except as expressly set forth in this Section 1(a), all options and stock awards granted under the Prior Plans will remain subject to the terms of the Prior Plans with respect to which they were originally granted.
(b)Eligible Award Recipients. The persons eligible to receive Awards are Employees, Directors and Consultants.
(c)Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Restricted Stock Awards, (iv) Restricted Stock Unit Awards, (v) Stock Appreciation Rights, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.
(d)Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(b), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate, and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.
(e)Section 162(m) Transition Relief. Notwithstanding anything in the Plan to the contrary, any reference in the Plan to “performance-based compensation” under Section 162(m) of the Code will only apply to any Award that is intended, and is eligible, to qualify as such pursuant to the transition relief provided by the Tax Cuts and Jobs Act (the “TCJA”) for remuneration provided by a written binding contract which was in effect on November 2, 2017 and which was not subsequently materially modified, as determined by the Board, in its sole discretion, in accordance with the TCJA and any applicable guidance, rulings or regulations issued by any governmental authority.

2.    Administration.
(a)Administration by Board. The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).
(b)Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)To determine from time to time (A) which of the persons eligible under the Plan will be granted Awards; (B) when and how each Award will be granted; (C) what type or combination of types of Award will be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person will be permitted to receive cash or Common Stock pursuant to a Stock Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.
(ii)To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.
(iii)To settle all controversies regarding the Plan and Awards granted under it.
(iv)To accelerate the time at which an Award may be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may be exercised or the time during which it will vest (or at which cash or shares of Common Stock may be issued); provided, however, that notwithstanding the foregoing or anything in the Plan to the contrary, the time at which a Participant’s Award may be exercised or the time during which a Participant’s Award or any part thereof will vest may only be accelerated in the event of the Participant’s death or Disability or in the event of a Corporate Transaction or Change in Control.
(v)To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under his or her then-outstanding Award without his or her written consent.
(vi)To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to bring the Plan or Awards granted under the Plan into compliance therewith, subject to the limitations, if any, of applicable law. However, except as provided in Section 9(a) relating to Capitalization Adjustments, stockholder approval will be required for any amendment of the Plan that either (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to receive Awards under the Plan, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (iv) materially extends the term of the Plan, or (v) materially expands the types of Awards available for issuance under the Plan, but only to the extent required by applicable law or listing requirements. Except as otherwise provided in the Plan or an Award Agreement, rights under any Award granted before amendment of the Plan will not be materially impaired by any amendment of the Plan unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.
(vii)To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (i) Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (ii) Section 422 of the Code regarding Incentive Stock Options, or (iii) Rule 16b-3.
(viii)To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that, except with respect to amendments that disqualify or impair the status of an Incentive Stock Option or as otherwise provided in the Plan or an Award Agreement, the rights under any Award will not be materially impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without the affected Participant’s consent, the Board may amend the terms of any one or more Awards if necessary (A) to maintain the qualified status of the Award as an Incentive Stock Option, (B) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code and the related guidance thereunder, or (C) to comply with other applicable laws.
(ix)Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x)To adopt such procedures or terms and sub-plans (none of which will be inconsistent with the provisions of the Plan) as are necessary or desirable to permit or facilitate participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed or located outside the United States.
(c)Delegation to Committee.
(i)General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board or Committee (as applicable). The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.
(ii)Section 162(m) and Rule 16b-3 Compliance. The Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee, in its sole discretion, may (A) delegate to a Committee who need not be Outside Directors the authority to grant Awards to eligible persons who are either (I) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (II) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, and/or (B) delegate to a Committee who need not be Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.
(d)Delegation to Officers. The Board may delegate to one or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Stock Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. Notwithstanding anything to the contrary in this Section 2(d), the Board may not delegate to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) the authority to determine the Fair Market Value pursuant to Section 13(x)(iii) below.
(e)Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.
(f)Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee will have the authority to: (i) reduce the exercise or strike price of any outstanding Options or Stock Appreciation Rights under the Plan, or (ii) cancel any outstanding Options or Stock Appreciation Rights that have an exercise price or strike price greater than the current Fair Market Value in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.
(g)Dividends and Dividend Equivalents. Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to an Award, as determined by the Board and contained in the applicable Award Agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested under the terms of such Award Agreement, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of such Award Agreement (including, but not limited to, any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to the Company on the date, if any, such shares are forfeited to or repurchased by the Company due to a failure to meet any vesting conditions under the terms of such Award Agreement.

3.	Shares Subject to the Plan.
(a)Share Reserve. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock of the Company that may be issued pursuant to Stock Awards after the Effective Date will not exceed 244,367,766 shares (the “2007 Plan Reserve”). Such maximum number of shares reserved for issuance consists of (i) 152,767,766 shares1, which is the total reserve that the Company’s stockholders approved at the Company’s
___________
1 The initial 101,845,177 shares approved in June 2007 were adjusted to 152,767,766 pursuant to a 3-for-2 stock split effective September 10, 2007.

2007 Annual Meeting of Stockholders, including but not limited to the shares remaining available for issuance under the Prior Plans on the Effective Date and the Prior Plans’ Returning Shares, (ii) 25,000,000 shares that were approved at the Company’s 2012 Annual Meeting of Stockholders (and reapproved at the Company’s 2013 Annual Meeting of Stockholders), (iii) 10,000,000 shares that were approved at the Company’s 2014 Annual Meeting of Stockholders, (iv) 18,800,000 shares that were approved at the Company’s 2016 Annual Meeting of Stockholders, (v) 23,000,000 shares that were approved at the Company’s 2018 Annual Meeting of Stockholders, and (vi) 14,800,000 shares that were approved at the Company’s 2020 Annual Meeting of Stockholders. For clarity, the 2007 Plan Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by Nasdaq Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.
(b)Reversion of Shares to the Share Reserve.
(i)Shares Available For Subsequent Issuance. If any (x) Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, (y) shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited to or repurchased by the Company at their original exercise or purchase price pursuant to the Company’s reacquisition or repurchase rights under the Plan, including any forfeiture or repurchase caused by the failure to meet a contingency or condition required for the vesting of such shares, or (z) Stock Award is settled in cash, then the shares of Common Stock not issued under such Stock Award, or forfeited to or repurchased by the Company, shall revert to and again become available for issuance under the Plan.
(ii)Shares Not Available for Subsequent Issuance. If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld by the Company to satisfy the exercise or purchase price of a Stock Award (including any shares subject to a Stock Award that are not delivered to a Participant because the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”)) or an appreciation distribution in respect of a Stock Appreciation Right is paid in shares of Common Stock, the number of shares subject to the Stock Award that are not delivered to the Participant shall not remain available for subsequent issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld by the Company in satisfaction of the withholding of taxes incurred in connection with a Stock Award, the number of shares that are not delivered to the Participant shall not remain available for subsequent issuance under the Plan. If the exercise or purchase price of any Stock Award, or the withholding of taxes incurred in connection with a Stock Award, is satisfied by tendering shares of Common Stock held by the Participant (either by actual delivery or attestation), then the number of shares so tendered shall not remain available for subsequent issuance under the Plan. If any shares of Common Stock are repurchased by the Company on the open market with the proceeds of the exercise or purchase price of a Stock Award, then the number of shares so repurchased shall not remain available for subsequent issuance under the Plan.
(c)Incentive Stock Option Limit. Subject to the 2007 Plan Reserve and the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options under the Plan (including Incentive Stock Options granted under the Prior Plans) will be 250,000,000 shares of Common Stock.
(d)Individual Award Limitations. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, no Participant will be eligible to be granted during any fiscal year:
(i)Options, Stock Appreciation Rights and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Stock Award is granted covering more than 2,000,000 shares of Common Stock;
(ii)Performance Stock Awards covering more than 2,000,000 shares of Common Stock; and
(iii)Performance Cash Awards with a value of more than $6,000,000.
If a Performance Stock Award is in the form of an Option, it will count only against the Performance Stock Award limit. If a Performance Stock Award could be paid out in cash, it will count only against the Performance Stock Award limit.
(e)Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.	Eligibility.
(a)Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the

Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405 of the Securities Act, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction), (ii) the Company, in connection with its legal counsel, has determined that such Stock Awards are otherwise exempt from Section 409A of the Code, or (iii) the Company, in connection with its legal counsel, has determined that such Stock Awards comply with the distribution requirements of Section 409A of the Code.
(b)Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.
(c)Consultants. A Consultant will be eligible for the grant of an Award only if, at the time of grant, a Form S-8 Registration Statement under the Securities Act or a successor or similar form under the Securities Act (“Form S-8”) is available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is a natural person, or because of any other rule governing the use of Form S-8.

5.	Provisions Relating to Options and Stock Appreciation Rights.
Each Option or SAR will be in such form and will contain such terms and conditions as the Board will deem appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will include (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) the substance of each of the following provisions:
(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement (the “Expiration Date”).
(b)Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, and notwithstanding anything in the Award Agreement to the contrary, the exercise or strike price of each Option or SAR will not be less than the Fair Market Value subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than the Fair Market Value subject to the Award if such Award is granted pursuant to an assumption or substitution for another option or stock appreciation right in a manner consistent with the provisions of Section 409A and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.
(c)Consideration. The purchase price of Common Stock acquired pursuant to the exercise of an Option will be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 5(c) are:
(i)by cash, check, bank draft, money order or electronic funds transfer payable to the Company;
(ii)pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;
(iii)if an option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are reduced to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(iv)in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.
(d)Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the strike price. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.
(e)Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. If the Board determines that an Option or SAR will be transferable, the Option or SAR will contain such additional terms and conditions as the Board deems appropriate. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:
(i)Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below) and will be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may, in its sole discretion, permit transfer of the Option or SAR in a manner consistent with applicable tax and securities laws upon the Participant’s request. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.
(ii)Domestic Relations Orders. Notwithstanding the foregoing, subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to a domestic relations order or official marital settlement agreement; provided, however, that an Incentive Stock Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.
(iii)Beneficiary Designation. Notwithstanding the foregoing, subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company (or the designated broker), designate a third party who, in the event of the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant’s estate (or other party legally entitled to the Option or SAR proceeds) will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws or difficult to administer.
(f)Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary; provided, however, that in all cases, in the event that a Participant’s Continuous Service terminates as a result of his or her death, then the Option or SAR will become fully vested and exercisable as of the date of termination of Continuous Service. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.
(g)Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, in the event that a Participant’s Continuous Service terminates (other than for Cause or upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date 90 days following the termination of the Participant’s Continuous Service, or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR will terminate.
(h)Extension of Termination Date. If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause or upon the Participant’s death or Disability) would either (i) be prohibited solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, or (ii) subject the Participant to short-swing liability under Section 16(b) of the Exchange Act due to a transaction engaged in by the Participant prior to his or her termination of Continuous Service, then the Option or SAR will terminate on the earlier of (A) the expiration of a period of 90 days after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements and would not subject the Participant to short-swing liability under Section 16(b) of the Exchange Act, or (B) the expiration of the term of the Option or SAR as set forth in the Award Agreement. All determinations under this Section 5(h) will be made in the sole discretion of the Board.
(i)Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, in the event that a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date 12 months following such termination of Continuous Service, or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR will terminate.
(j)Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, in the event that (i) a Participant’s Continuous Service terminates as a result of the Participant’s death (which termination event will give rise to acceleration of vesting as described in Section 5(f) above), or (ii) the Participant dies within the period (if any) specified in the Award Agreement after the termination of the Participant’s Continuous Service for a reason other than death (which event will not give rise to acceleration of vesting as described in Section 5(f) above), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (A) the date 18 months following the date of death, or (B) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the time specified herein or in the Award Agreement (as applicable), the Option or SAR will terminate.
(k)Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement, or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.
(l)Non-Exempt Employees. No Option or SAR granted to an Employee that is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, will be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement or in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(k) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

6.	Provisions of Stock Awards other than Options and SARs.
(a)Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical, provided, however, that each Restricted Stock Award Agreement will include (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) the substance of each of the following provisions:
(i)Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft, money order or electronic funds transfer payable to the Company, (B) past services rendered to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)Vesting. Shares of Common Stock awarded under a Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board; provided, however, that in all cases, in the event a Participant’s Continuous Service terminates as a result of his or her death, then the Restricted Stock Award will become fully vested as of the date of termination of Continuous Service.
(iii)Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may receive via a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.
(iv)Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.
(b)Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical, provided, however, that each Restricted Stock Unit Award Agreement will include (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) the substance of each of the following provisions:
(i)Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.
(ii)Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate; provided, however, that in all cases, in the event a Participant’s Continuous Service terminates as a result of his or her death, then the Restricted Stock Unit Award will become fully vested as of the date of termination of Continuous Service.
(iii)Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.
(iv)Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.
(v)Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.
(c)Performance Awards.
(i)Performance Stock Awards. A Performance Stock Award is a Stock Award that is payable (including that may be granted, vest or exercised) contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may require the completion of a specified period of Continuous Service. In the event a Participant’s Continuous Service terminates as a result of his or her death, then the Performance Stock Award will be deemed to have been earned at 100% of the target level of performance, will be fully vested, as of the date of death, and shares thereunder will be issued promptly following the date of death. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board), in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board or the Committee, as applicable, may determine that cash may be used in payment of Performance Stock Awards.
(ii)Performance Cash Awards. A Performance Cash Award is a cash award that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board), in its sole discretion. The Board or the Committee, as applicable, may provide for or, subject to such terms and conditions as the Board or the Committee, as applicable, may specify, may permit a Participant to elect for, the payment of any Performance Cash Award to be deferred to a specified date or event. The Board or the Committee, as applicable, may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board or the Committee, as applicable, may specify, to be paid in whole or in part in cash or other property. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board or the Committee, as applicable, may determine that Common Stock authorized under this Plan may be used in payment of Performance Cash Awards, including additional shares in excess of the Performance Cash Award as an inducement to hold shares of Common Stock.
(iii)Section 162(m) Compliance. Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to any Award intended to qualify as “performance-based compensation” thereunder, the Committee will establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date 90 days after the commencement of the applicable Performance Period, and (b) the date on which 25% of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee will certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock). With respect to any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee may reduce or eliminate the compensation or economic benefit due upon the attainment of the applicable Performance Goals on the basis of any such further considerations as the Committee, in its sole discretion, may determine.
(d)Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan (including, but not limited to, Section 2(g)), the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards; provided, however, that in all cases, in the event a Participant’s Continuous Service terminates as a result of his or her death, then any Other Stock Awards held by such Participant will become fully vested as of the date of termination of Continuous Service.

7.	Covenants of the Company.
(a)Availability of Shares. During the terms of the Stock Awards, the Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy such Stock Awards.
(b)Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan, or any offerings made under the Plan, such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award nor seek to obtain such approval if the cost or efforts to obtain the approval is unreasonable in relation to the value of the benefits to be provided under the Plan, as determined by the Company in its sole discretion. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities laws.
(c)No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such Participant as to the time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. Neither the Company nor any of its Affiliates has any duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8.	Miscellaneous.
(a)Use of Proceeds. Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.

(b)Corporate Action Constituting Grant of Stock Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement as a result of a clerical error in the papering of the Award Agreement, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement.
(c)Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares under, the Award pursuant to its terms and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.
(d)No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant to the Plan will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause (provided in compliance with applicable local laws and the Employee’s employment contract, if any), (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
(e)Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion (provided in compliance with applicable local laws) to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced.
(f)Incentive Stock Option Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with the rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s) or any Board or Committee resolutions related thereto.
(g)Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.
(h)Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state, foreign or local tax withholding obligation relating to an Award (including but not limited to income tax, social insurance contributions, payment on account or any other taxes) by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company or an Affiliate) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii)  withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award;

provided, however, that no shares of Common Stock are withheld with a value exceeding the maximum amount of tax required to be withheld by law (or such other amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.
(i)Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet.
(j)Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company or an Affiliate. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.
(k)Compliance with Section 409A. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six (6) months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule.
(l)Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause.

9.	Adjustments upon Changes in Common Stock; Other Corporate Events.
(a)Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a); (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c); (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 3(d); and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.
(b)Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, and upon ten (10) days prior written notice, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase or a forfeiture condition) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c)Corporate Transaction.
(i)Stock Awards May Be Assumed. Except as otherwise stated in the Stock Award Agreement, in the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award.
(ii)Stock Awards Not Assumed Held by Current Participants. Except as otherwise stated in the Stock Award Agreement (including an option and stock award agreement subject to the terms of the Prior Plans, which terms remain applicable as to outstanding options and stock awards thereunder), in the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue any or all outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) will (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board will determine (or, if the Board will not determine such a date, to the date that is five business (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards will terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards will lapse (contingent upon the effectiveness of the Corporate Transaction).
(iii)Stock Awards Not Assumed Held by Persons other than Current Participants. Except as otherwise stated in the Stock Award Agreement (including an option and stock award agreement subject to the terms of the Prior Plans, which terms remain applicable as to outstanding options and stock awards thereunder), in the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue any or all outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) will not be accelerated and such Stock Awards (other than a Stock Award consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase), upon advance written notice by the Company of at least five (5) business days to the holders of such Stock Awards, will terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards will not terminate and may continue to be exercised notwithstanding the Corporate Transaction.
(d)Change in Control.
(i)Stock Awards May Be Assumed. Except as otherwise stated in the Stock Award Agreement, in the event of a Change in Control, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Change in Control), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Change in Control. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award.
(ii)Stock Awards Not Assumed Held by Current Participants. Except as otherwise stated in the Stock Award Agreement (including an option and stock award agreement subject to the terms of the Prior Plans, which terms remain applicable as to outstanding options and stock awards thereunder), in the event of a Change in Control in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue any or all outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Current Participants, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) will (contingent upon the effectiveness of the Change in Control) be accelerated in full to a date prior to the effective time of such Change in Control as the Board will determine (or, if the Board will not determine such a date, to the date that is five business (5) days prior to the effective time of the Change in Control), and such Stock Awards will terminate if not exercised (if applicable) at or prior to the effective time of the Change in Control, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards will lapse (contingent upon the effectiveness of the Change in Control).
(iii)Stock Awards Not Assumed Held by Persons other than Current Participants. Except as otherwise stated in the Stock Award Agreement (including an option and stock award agreement subject to the terms of the Prior Plans, which terms remain applicable as to outstanding options and stock awards thereunder), in the event of a Change in Control in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue any or all outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) will not be accelerated and such Stock Awards (other than a Stock Award consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase), upon advance written notice by the Company of at least five (5) business days to the holders of such Stock Awards, will terminate if not exercised (if applicable) prior to the effective time of the Change in Control; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards will not terminate and may continue to be exercised notwithstanding the Change in Control.
(iv)Additional Provisions. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant. A Stock Award may vest as to all or any portion of the shares subject to the Stock Award (i) immediately upon the occurrence of a Change in Control, whether or not such Stock Award is assumed, continued, or substituted by a surviving or acquiring entity in the Change in Control, and/or (ii) in the event a Participant’s Continuous Service is terminated, actually or constructively, within a designated period following the occurrence of a Change in Control, but in the absence of such provision, no such acceleration will occur.

10.	Termination or Suspension of the Plan.
(a)Plan Term. Unless sooner terminated by the Board pursuant to Section 2, the Plan will automatically terminate on the day before the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board or a duly authorized Committee, or (ii) the date the Plan is approved by the stockholders of the Company. The Board may suspend the Plan at anytime. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

11.	Effective Date of Plan.
This Plan will become effective on the Effective Date.

12.	Choice of Law.
The law of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.	Definitions.
As used in the Plan, the following definitions will apply to the capitalized terms indicated below:
(a)“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
(b)“Award” means a Stock Award or a Performance Cash Award.
(c)“Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.
(d)“Board” means the Board of Directors of the Company.
(e)“Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(f)“Cause” means (i) if a Participant is party to an agreement with the Company or an Affiliate that relates to equity awards and contains a definition of “Cause,” the definition of “Cause” in the applicable agreement, or (ii) if a Participant is not party to any such agreement, such Participant’s termination because of (A) any willful, material violation by the Participant of any law or regulation applicable to the business of the Company or an Affiliate, the Participant’s conviction for, or guilty plea to, a felony or a crime involving moral turpitude, or any willful perpetration by the Participant of a common law fraud, (B) the Participant’s commission of an act of personal dishonesty that involves personal profit in connection with the Company or any other entity having a business relationship with the Company, (C) any material breach by the Participant of any provision of any agreement or understanding between the Company or an Affiliate and the Participant regarding the terms of the Participant’s service as an Employee, Officer, Director or Consultant to the Company or an Affiliate, including without limitation, the willful and continued failure or refusal of the Participant to perform the material duties required of such Participant as an Employee, Officer, Director or Consultant of the Company or an Affiliate, other than as a result of having a Disability, or a breach of any applicable invention assignment and confidentiality agreement or similar agreement between the Company or an Affiliate and the Participant, (D) the Participant’s disregard of the policies of the Company or an Affiliate so as to cause loss, damage or injury to the property, reputation or employees of the Company or an Affiliate, or (E) any other misconduct by the Participant that is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or an Affiliate.
(g) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;
(ii)there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;
(iii)there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or
(iv)individuals who, on the date this Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.
For purposes of determining voting power under the term Change in Control, voting power will be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote, but not assuming the exercise of any warrant or right to subscribe to or purchase those shares. In addition, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply; provided, further, that no Change in Control will be deemed to occur upon announcement or commencement of a tender offer or upon a potential takeover or upon stockholder approval of a merger or other transaction, in each case without a requirement that the Change in Control actually occur.
If required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A of the Code and the regulations thereunder.
(h)“Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
(i)“Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).
(j)“Common Stock” means the common stock of the Company.
(k)“Company” means NVIDIA Corporation, a Delaware corporation.
(l)“Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan.
(m)“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an “Affiliate” as determined by the Board in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of: (i) any leave of absence approved by the Board of the chief executive officer of the Company, including sick leave, military leave or any other personal leave; or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, and except as otherwise required by applicable law or as otherwise determined by the Committee, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only on those days on which the Participant is using Company-paid vacation time and floating holidays and for the first 90 days of leave during which the Participant is not being paid through such vacation time and floating holidays. In addition, to the extent required for exemption from or compliance with Section 409A of the Code, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).
(n)“Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)the consummation of a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;
(ii)the consummation of a sale or other disposition of at least 50% of the outstanding securities of the Company, in the case of Awards granted on or after the date of the Annual Meeting of Stockholders in 2012, and at least 90% of the outstanding securities of the Company, in the case of Awards granted prior to the date of the Annual Meeting of Stockholders in 2012;
(iii)the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
(iv)the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
To the extent required for compliance with Section 409A of the Code, in no event will an event be deemed a Corporate Transaction if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).
(o)“Covered Employee” will have the meaning provided in Section 162(m)(3) of the Code and the regulations promulgated thereunder.
(p)“Director” means a member of the Board.
(q)“Directors’ Plan” means the Company’s 1998 Non-Employee Directors’ Stock Option Plan.
(r)“Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Section 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.
(s)“Effective Date” means June 21, 2007, which was the date of the 2007 Annual Meeting of Stockholders of the Company at which this Plan was approved by the Company’s stockholders.
(t)“Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.
(u)“Entity” means a corporation, partnership, limited liability company or other entity.
(v)“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(w)“Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date as set forth in Section 11, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.
(x)“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
(i)If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.
(ii)Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.
(iii)In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.
(y)“Full Value Award” means a Stock Award that is not an Option with respect to which the exercise or strike price is at least 100% of the Fair Market Value on the date of grant or a Stock Appreciation Right with respect to which the exercise or strike price is at least 100% of the Fair Market Value on the date of grant.
(z)“Incentive Stock Option” means an option that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(aa)“Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
(bb) “Nonstatutory Stock Option” means an option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.
(cc) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(dd) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.
(ee) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.
(ff) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
(gg) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).
(hh) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.
(ii) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.
(jj) “Own,” “Owned,” “Owner,” “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(kk) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.
(ll) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).
(mm) “Performance Criteria” means the one or more criteria that the Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board) will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following: (1) earnings, including any of the following: gross profit, operating income, income before income tax, net income, and earnings per share, in each case with any one of or combination of the following exclusions or inclusions: (a) interest income, (b) interest expense, (c) other income that is categorized as non-operating income, (d) other expense that is categorized as non-operating expense, (e) income tax, (f) depreciation, and (g) amortization; (2) total stockholder return; (3) return on equity or average stockholder’s equity; (4) return on assets, investment, or capital employed; (5) stock price; (6) gross profit margin; (7) operating income margin; (8) cash flow from operating activities (including cash flow from operating activities per share); (9) free cash flow (including free cash flow per share); (10) change in cash and cash equivalents (or cash flow) (including change in cash and cash equivalents per share (or cash flow per share)); (11) sales or revenue targets; (12) increases in revenue or product revenue; (13) expenses and cost reduction goals; (14) improvement in or attainment of expense levels; (15) improvement in or attainment of working capital levels; (16) economic value added (or an equivalent metric); (17) market share; (18) share price performance; (19) debt reduction; (20) implementation or completion of projects or processes; (21) customer satisfaction; (22) stockholders’ equity; (23) capital expenditures; (24) debt levels; (25) workforce diversity; (26) growth of net income or operating income; (27) employee retention; (28) quality measures; and (29) to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, other measures of performance selected by the Board. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award. The Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board) will, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for such Performance Period.
(nn) “Performance Goals” means, for a Performance Period, the one or more goals established by the Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board) for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. The Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board) will be authorized to appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows, provided that any such adjustments must be objectively determinable to the extent that the Award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code: (1) to exclude the effects of stock-based compensation (including any modification charges); (2) to exclude the portion of any legal settlement assigned as past infringement (i.e. the fair value associated with the portion of settlement that is non-recurring); (3) to exclude restructuring charges (including any costs associated with a reduction in force and/or shutting down of business operations, such as severance compensation and benefits and the cost to shut down operating sites/offices); (4) to exclude amortization expenses associated with intangible assets obtained through a business combination (acquisition or asset purchase); (5) to exclude other costs incurred in connection with acquisitions or divestitures (including potential acquisitions or divestitures) that are required to be expensed under generally accepted accounting principles (including any direct acquisition costs that are not associated with providing ongoing future benefit to the combined company and certain compensation costs associated with an acquisition, such as one-time compensation charges, longer-term retention incentives, and associated payroll tax charges); (6) to exclude any exchange rate effects; (7) to exclude the effects of changes to generally accepted accounting principles; (8) to exclude the effects of any statutory adjustments to corporate tax rates or changes in tax legislation; (9) to exclude the portion of any tax related settlements; (10) to exclude the effects of any items of an unusual nature or of infrequency of occurrence; (11) to exclude the dilutive effects of acquisitions or joint ventures; (12) to exclude the effect of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (13) to exclude the effects of the award of bonuses under the Company’s bonus plans; (14) to exclude any impairment of long-lived assets including goodwill, investments in non-affiliated entities and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; (15) to exclude other events that are significant but not related to ongoing business operations, such as large charitable donations; (16) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (17) to include non-operational credits (i.e., situations when directly related amounts have not been previously charged to the Company’s results of operations); and (18) to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, to appropriately make any other adjustments selected by the Board.
(oo) “Performance Period” means the period of time selected by the Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board) over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board).
(pp) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).
(qq) “Plan” means this NVIDIA Corporation Amended and Restated 2007 Equity Incentive Plan.
(rr) “Prior Plans” means the NVIDIA Corporation 1998 Equity Incentive Plan, the NVIDIA Corporation 1998 Non-Employee Directors’ Stock Option Plan, the NVIDIA Corporation 2000 Nonstatutory Equity Incentive Plan, and the PortalPlayer, Inc. 2004 Stock Incentive Plan, each as in effect immediately prior to the Effective Date.
(ss) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).
(tt) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(uu) “Restricted Stock Unit Award” means a right to receive shares of Common Stock (or cash equivalent) which is granted pursuant to the terms and conditions of Section 6(b).
(vv) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.
(ww) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
(xx) “Securities Act” means the Securities Act of 1933, as amended.
(yy) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.
(zz) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.
(aaa) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award, or any Other Stock Award.
(bbb) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.
(ccc) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).
(ddd) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

APPENDIX B
NVIDIA Corporation Amended and Restated 2012 Employee Stock Purchase Plan
Adopted by the Compensation Committee: March 22, 2012
Approved by the Stockholders: May 17, 2012
Amended and Restated by the Compensation Committee: April 9, 2014
Approved by the Stockholders: May 23, 2014
Amended and Restated by the Compensation Committee: April 5, 2016
Approved by the Stockholders: May 18, 2016
Amended and Restated by the Compensation Committee: December 11, 2017
Amended and Restated by the Compensation Committee: April 3, 2018
Approved by the Stockholders: May 16, 2018
Amended and Restated by the Compensation Committee: April 27, 2020
Approved by the Stockholders: [June 9, 2020]

1.	General; Purpose.
(a)The Plan is intended as the successor to and continuation of the NVIDIA Corporation 1998 Employee Stock Purchase Plan (the “1998 Plan”). From and after 12:01 a.m. Pacific Standard Time on the Effective Date, no additional rights to purchase shares of Common Stock will be granted under the 1998 Plan. All rights to purchase shares granted on or after 12:01 a.m. Pacific Standard Time on the Effective Date will be granted under this Plan. Any rights to purchase shares of Common Stock granted under the 1998 Plan will remain subject to the terms of the 1998 Plan and any offering document or other agreements or governing documents describing the terms and conditions of offerings made pursuant to the 1998 Plan.
(i)Any shares of Common Stock that would otherwise remain available for future offerings under the 1998 Plan as of 12:01 a.m. Pacific Standard Time on the Effective Date (the “1998 Plan's Available Reserve”) will cease to be available under the 1998 Plan at such time. Instead, that number of shares of Common Stock equal to the 1998 Plan's Available Reserve will be added to the Share Reserve (as further described in Section 3(a) below) and be then immediately available for grants hereunder, up to the maximum number set forth in Section 3(a) below.
(ii)In addition, from and after 12:01 a.m. Pacific Standard Time on the Effective Date, with respect to the aggregate number of shares subject, at such time, to outstanding grants under the 1998 Plan that would, but for the operation of this sentence, subsequently return to the share reserve of the 1998 Plan (such shares, the “Returning Shares”), such shares of Common Stock will not return to the share reserve of the 1998 Plan, and instead that number of shares of Common Stock equal to the Returning Shares will immediately be added to the Share Reserve as and when such a share becomes a Returning Share, up to a maximum number set forth in Section 3(a) below.
(b)The Plan provides a means by which Eligible Employees of the Company and certain Designated Companies may be given an opportunity to purchase shares of Common Stock. The Plan permits the Company to grant a series of Purchase Rights to Eligible Employees.
(c)The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.
(d)This Plan includes two components: a 423 Component and a Non-423 Component. It is the intention of the Company to have the 423 Component qualify as an Employee Stock Purchase Plan. The provisions of the 423 Component, accordingly, will be construed in a manner that is consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes the grant of Purchase Rights under the Non-423 Component that does not meet the requirements of an Employee Stock Purchase Plan because of deviations necessary or advisable to permit or facilitate participation in the Plan by Employees who are foreign nationals or employed or located outside of the United States while complying with applicable foreign laws; such Purchase Rights will be granted pursuant to rules, procedures or subplans adopted by the Board designed to achieve these objectives for Eligible Employees and the Company and its Related Corporations. Except as otherwise provided herein or determined by the Board, the Non-423 Component will operate and be administered in the same manner as the 423 Component. In addition, under the 423 Component of the Plan, the Company may make separate Offerings which vary in terms (although not inconsistent with the provisions in the Plan and not inconsistent with the requirements of an Employee Stock Purchase Plan) and the Company will designate which Designated Company is participating in each separate Offering.
(e)If a Participant transfers employment from the Company or any Designated 423 Corporation participating in the 423 Component to a Designated Non-423 Corporation participating in the Non-423 Component, he or she will immediately cease to participate in the 423 Component; however, any Contributions made for the Purchase Period in which such transfer occurs will be transferred to the Non-423 Component, and such Participant will immediately join the then current Offering under the Non-423 Component upon the same terms and conditions in effect for his or her participation in the Plan, except for such modifications as may be required by applicable law. A Participant who transfers employment from a Designated Non-423 Corporation participating in the Non-423 Component to the Company or any Designated 423 Corporation participating in the 423 Component will remain a Participant in the Non-423 Component until the earlier of (i) the end of the current Offering Period under the Non-423 Component, or (ii) the Offering Date of the first Offering in which he or she participates following such transfer.

2.	Administration.
(a)The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).
(b)The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)To determine how and when Purchase Rights will be granted and the provisions of each Offering (which need not be identical), including which Designated 423 Corporations and Designated Non-423 Corporations will participate in the 423 Component or the Non-423 Component.
(ii)To designate from time to time which Related Corporations of the Company will be eligible to participate in the Plan as Designated 423 Corporations and Designated Non-423 Corporations and which Affiliates will be eligible to participate in the Plan as Designated Non-423 Corporations and also to designate which Designated Companies will participate in each separate Offering (to the extent the Company makes separate Offerings).
(iii)To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective.
(iv)To settle all controversies regarding the Plan and Purchase Rights granted under the Plan.
(v)To suspend or terminate the Plan at any time as provided in Section 12.
(vi)To amend the Plan at any time as provided in Section 12.
(vii)Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the 423 Component be treated as an Employee Stock Purchase Plan.
(viii)To adopt such procedures and sub-plans as are necessary or appropriate to permit or facilitate participation in the Plan by Employees who are foreign nationals or employed or located outside the United States. Without limiting the generality of, but consistent with, the foregoing, the Board specifically is authorized to adopt rules, procedures and subplans, which, for purposes of the Non-423 Component, may be outside the scope of Section 423 of the Code, regarding, without limitation, eligibility to participate in the Plan, handling and making of Contributions, establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of share issuances, which may vary according to local requirements.
(c)The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee, the Board will have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.
(d)All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3.	Shares of Common Stock Subject to the Plan.
(a)Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the maximum aggregate number of shares of Common Stock that may be issued under the Plan will not exceed 93,432,333 shares of Common Stock (the “Share Reserve”), which number is the sum of (i) 2,000,000 shares that were approved at the Company’s 2020 Annual

Meeting of Stockholders, (ii) 13,500,000 shares that were approved at the Company’s 2018 Annual Meeting of Stockholders, (iii) 10,000,000 shares that were approved at the Company’s 2016 Annual Meeting of Stockholders, (iv) 12,500,000 shares that were approved at the Company’s 2014 Annual Meeting of Stockholders, (v) 32,000,000 shares that were approved at the Company’s 2012 Annual Meeting of Stockholders, (vi) the number of shares subject to the 1998 Plan's Available Reserve, in an amount not to exceed 8,432,333 shares, and (vii) the number of shares that are Returning Shares, as such shares become available from time to time, in an amount not to exceed 15,000,000 shares.
(b)If any Purchase Right granted under the Plan terminates without having been exercised in full, the shares of Common Stock not purchased under such Purchase Right will again become available for issuance under the Plan.
(c)The stock purchasable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

4.	Grant of Purchase Rights; Offering.
(a)The Board may from time to time grant or provide for the grant of Purchase Rights to Eligible Employees under an Offering on Offering Dates selected by the Board. Each Offering will be in such form and will contain such terms and conditions as the Board will deem appropriate, and with respect to the 423 Component will comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights will have the same rights and privileges. The provisions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering will be effective, which period will not exceed 27 months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.
(b)If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in forms delivered to the Company: (i) each form will apply to all of his or her Purchase Rights under the Plan; and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) will be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) will be exercised.
(c)The Board will have the discretion to structure an Offering so that if the Fair Market Value of a share of Common Stock on the first Trading Day of a new Purchase Period within that Offering is less than or equal to a Participant’s Offering Date Price, then with respect to such Participant, that Offering will terminate immediately as of that first Trading Day and such Participant will be automatically enrolled in a new Offering beginning on that first Trading Day.

5.	Eligibility.
(a)Purchase Rights may be granted only to Employees of the Company or, as the Board may designate in accordance with Section 2(b), to Employees of a Related Corporation or an Affiliate. Except as provided in Section 5(b), an Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee has been in the employ of the Company, a Related Corporation or an Affiliate, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event will the required period of continuous employment be equal to or greater than two years. In addition, the Board may (unless prohibited by law) provide that no Employee will be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee's customary employment with the Company, the Related Corporation or the Affiliate is more than 20 hours per week and more than five months per calendar year or such other criteria as the Board may determine consistent with Section 423 of the Code.
(b)The Board may provide that each person who, during the course of an Offering (or any specified period within an Offering), first becomes an Eligible Employee will, on or after the day on which such person becomes an Eligible Employee, be granted a Purchase Right under that Offering, which Purchase Right will thereafter be deemed to be a part of that Offering. Such Purchase Right will have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:
(i)the date on which such Purchase Right is granted will be the “Offering Date” of such Purchase Right for all purposes;
(ii)the period of the Offering with respect to such Purchase Right will begin on its Offering Date and end coincident with the end of the original Offering; and
(iii)the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not be granted any Purchase Right under that Offering.
(c)No Employee will be eligible for the grant of any Purchase Rights if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation (unless otherwise required by law). For purposes of this

Section 5(c), the rules of Section 424(d) of the Code will apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options will be treated as stock owned by such Employee.
(d)As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee's rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds $25,000 of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.
(e)Officers of the Company and any Designated Company, if they are otherwise Eligible Employees, will be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may (unless prohibited by law) provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code will not be eligible to participate.

6.	Purchase Rights; Purchase Price.
(a)On each Offering Date, each Eligible Employee will be granted a Purchase Right under the applicable Offering to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board but in either case not exceeding 15%, of such Employee's eligible earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such other date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date will be no later than the end of the Offering.
(b)The Board will establish one or more Purchase Dates during an Offering on which Purchase Rights granted for that Offering will be exercised and shares of Common Stock will be purchased in accordance with such Offering.
(c)In connection with each Offering made under the Plan, the Board may specify (i) a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering, (ii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering, and/or (iii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata (based on each Participant's accumulated Contributions) allocation of the shares of Common Stock available will be made in as nearly a uniform manner as will be practicable and equitable.
(d)The purchase price of each share of Common Stock acquired pursuant to a Participant’s Purchase Right will be not less than the lesser of:
(i)an amount equal to 85% of such Participant’s Offering Date Price; or
(ii)an amount equal to 85% of the Fair Market Value of a share of Common Stock on the applicable Purchase Date.

7.	Participation; Withdrawal; Termination.
(a)An Eligible Employee may elect to authorize payroll deductions as the means of making Contributions by completing and delivering to the Company, within the time specified in the Offering, an enrollment form provided by the Company. The enrollment form will specify the amount of Contributions not to exceed the maximum amount specified by the Board. Each Participant's Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where applicable law requires that Contributions be deposited with a third party or otherwise segregated. If permitted in the Offering, a Participant may reduce (including to zero) or increase his or her Contributions. If required under applicable law or if specifically provided in the Offering, in addition to or instead of making Contributions by payroll deductions, a Participant may make Contributions through the payment by cash or check or wire transfer prior to a Purchase Date, in the manner directed by the Company.
(b)During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a withdrawal form provided by the Company. The Company may impose a deadline before a Purchase Date for withdrawing. Upon such withdrawal, such Participant's Purchase Right in that Offering will immediately terminate and the Company will distribute to such Participant all of his or her accumulated but unused Contributions. A Participant's withdrawal from that Offering will have no effect upon his or her eligibility to participate in any other Offerings under the Plan, but the Participant will be required to deliver a new enrollment form to participate in future Offerings.
(c)Unless otherwise required by applicable law, Purchase Rights granted pursuant to any Offering under the Plan will terminate immediately if the Participant either (i) is no longer an Employee for any reason or for no reason or (ii) is otherwise no longer eligible to participate. The Company will distribute to such individual all of his or her accumulated but unused Contributions.
(d)During a Participant's lifetime, Purchase Rights will be exercisable only by such Participant. Purchase Rights are not transferable by a Participant, except by will, by the laws of descent and distribution, or, if permitted by the Company, by a beneficiary designation as described in Section 10.
(e)The Company has no obligation to pay interest on Contributions, unless otherwise required by applicable law.

8.	Exercise of Purchase Rights.
(a)On each Purchase Date, each Participant's accumulated Contributions will be applied to the purchase of shares of Common Stock, up to the maximum number of shares of Common Stock permitted by the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares will be issued unless specifically provided for in the Offering.
(b)If any amount of accumulated Contributions remains in a Participant's account after the purchase of shares of Common Stock on the final Purchase Date of an Offering and such remaining amount is less than the amount required to purchase one share of Common Stock, then such remaining amount will be held in such Participant's account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from or is not eligible to participate in such Offering, in which case such amount will be distributed to such Participant after the final Purchase Date, without interest (unless otherwise required by applicable law). If the amount of Contributions remaining in a Participant's account after the purchase of shares of Common Stock on the final Purchase Date of an Offering is at least equal to the amount required to purchase one whole share of Common Stock, then such remaining amount will not roll over to the next Offering and will instead be distributed in full to such Participant after the final Purchase Date, without interest (unless otherwise required by applicable law).
(c)No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable laws. If on a Purchase Date the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised on such Purchase Date, and the Purchase Date will be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in material compliance, except that the Purchase Date will in no event be more than 27 months from the Offering Date. If, on the Purchase Date, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in material compliance with all applicable laws, no Purchase Rights will be exercised and all accumulated but unused Contributions will be distributed to the Participants without interest (unless otherwise required under applicable local law).

9.	Covenants of the Company.
The Company will seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Purchase Rights and issue and sell shares of Common Stock thereunder unless doing so would be an unreasonable cost to the Company compared to the potential benefit to Eligible Employees which the Company shall determine at its discretion. If, after commercially reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the grant of Purchase Rights or the lawful issuance and sale of Common Stock under the Plan, and at a commercially reasonable cost, the Company will be relieved from any liability for failure to grant Purchase Rights and/or to issue and sell Common Stock upon exercise of such Purchase Rights.

10.	Designation of Beneficiary.
(a)The Company may, but is not obligated to, permit a Participant to submit a form designating a beneficiary who will receive any shares of Common Stock and/or Contributions from the Participant's account under the Plan if the Participant dies before such shares and/or Contributions are delivered to the Participant. The Company may, but is not obligated to, permit the Participant to change such designation of beneficiary. Any such designation and/or change must be on a form approved by the Company.
(b) If a Participant dies, and in the absence of a valid beneficiary designation, the Company will deliver any shares of Common Stock and/or Contributions to the executor or administrator of the estate of the Participant. If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or Contributions to the Participant's spouse, dependents or relatives, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11.	Adjustments upon Changes in Common Stock; Corporate Transactions.

(a)On a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a); (ii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding Offerings and Purchase Rights; and (iii) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Offering. The Board will make these adjustments, and its determination will be final, binding and conclusive.
(b)On a Corporate Transaction, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation's parent company) may assume or continue outstanding Purchase Rights or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for outstanding Purchase Rights; or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for such Purchase Rights, then the Participants' accumulated Contributions will be used to purchase shares of Common Stock within ten business days prior to the Corporate Transaction under the outstanding Purchase Rights, and the Purchase Rights will terminate immediately after such purchase.

12.	Amendment, Termination or Suspension of the Plan.
(a)The Board may amend the Plan at any time in any respect the Board deems necessary or advisable. However, except as provided in Section 11(a) relating to Capitalization Adjustments, stockholder approval will be required for any amendment of the Plan for which stockholder approval is required by applicable law or listing requirements, including any amendment that either (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to become Participants and receive Purchase Rights, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be purchased under the Plan, (iv) materially extends the term of the Plan, or (v) expands the types of awards available for issuance under the Plan, but in each of (i) through (v) above only to the extent stockholder approval is required by applicable law or listing requirements.
(b)The Board may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.
(c)Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment. To be clear, the Board may amend outstanding Purchase Rights without a Participant's consent if such amendment is necessary to ensure that the Purchase Right and/or the Plan comply with the requirements of Section 423 of the Code.

13.	Code Section 409A; Tax Qualification.
(a)Purchase Rights granted under the 423 Component are intended to be exempt from the application of Section 409A of the Code under Treasury Regulation Section 1.409A-1(b)(5)(ii). Purchase Rights granted under the Non-423 Component to U.S. taxpayers are intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception and any ambiguities will be construed and interpreted in accordance with such intent. Subject to Section 13(b) hereof, Purchase Rights granted to U.S. taxpayers under the Non-423 Component will be subject to such terms and conditions that will permit such Purchase Rights to satisfy the requirements of the short-term deferral exception available under Section 409A of the Code, including the requirement that the shares subject to a Purchase Right be delivered within the short-term deferral period. Subject to Section 13(b) hereof, in the case of a Participant who would otherwise be subject to Section 409A of the Code, to the extent the Board determines that a Purchase Right or the exercise, payment, settlement or deferral thereof is subject to Section 409A of the Code, the Purchase Right will be granted, exercised, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including U.S. Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the adoption of the Plan. Notwithstanding the foregoing, the Company will have no liability to a Participant or any other party if the Purchase Right that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Board with respect thereto.
(b)Although the Company may endeavor to (i) qualify a Purchase Right for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 13(a) hereof.

The Company will be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.

14.	Effective Date of Plan.
The Plan will become effective on the Effective Date. No Purchase Rights will be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval must be within 12 months before or after the date the Plan is adopted (or if required under Section 12(a) above, materially amended) by the Board.

15.	Miscellaneous Provisions.
(a)Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights will constitute general funds of the Company.
(b)A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant's shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).
(c)The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering will in any way alter the at will nature of a Participant's employment, if applicable, or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation or an Affiliate, or on the part of the Company or a Related Corporation or an Affiliate to continue the employment of a Participant.
(d)The provisions of the Plan will be governed by the laws of the State of California without resort to that state's conflicts of laws rules.
(e)If any particular provision of the Plan is found to be invalid or otherwise unenforceable, such provision will not affect the other provisions of the Plan, but the Plan will be construed in all respects as if such invalid provision were omitted.

16.	Definitions.
As used in the Plan, the following definitions will apply to the capitalized terms indicated below:
(a)“423 Component” means the part of the Plan, which excludes the Non-423 Component, pursuant to which Purchase Rights that satisfy the requirements for Employee Stock Purchase Plans may be granted to Eligible Employees.
(b)“Affiliate” means any branch or representative office of a Related Corporation, as determined by the Board, whether now or hereafter existing.
(c) “Board” means the Board of Directors of the Company.
(d) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.
(e)“Code” means the U.S. Internal Revenue Code of 1986, as amended.
(f)“Committee” means a committee of one or more members of the Board to whom authority has been delegated by the Board.
(g)“Common Stock” means the common stock of the Company.
(h)“Company” means NVIDIA Corporation, a Delaware corporation.
(i)“Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.
(j)“Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)	the consummation of a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)	the consummation of a sale or other disposition of at least 50% of the outstanding securities of the Company;

(iii)	the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)
the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

To the extent required for compliance with Section 409A of the Code, in no event will an event be deemed a Corporate Transaction if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the asset of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).
(k)“Designated Non-423 Corporation” means any Related Corporation or Affiliate selected by the Board as eligible to participate in the Non-423 Component.
(l)“Designated Company” means a Designated Non-423 Corporation or Designated 423 Corporation.
(m)“Designated 423 Corporation” means any Related Corporation selected by the Board as eligible to participate in the 423 Component.
(n)“Director” means a member of the Board.
(o)“Effective Date” means the effective date of this Plan document, which is the date of the 2012 Annual Meeting of Shareholders of the Company provided this Plan is approved by the Company's stockholders at such meeting.
(p)“Eligible Employee” means an Employee who meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.
(q)“Employee” means any person, including an Officer or Director, who is treated as an employee in the records of the Company or a Related Corporation (including an Affiliate). However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.
(r)“Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.
(s)“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
(t)“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)
If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in such source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing sales price on the last preceding date for which such quotation exists.

(ii)	In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith in compliance with applicable laws.
(u) “Non-423 Component” means the part of the Plan, which excludes the 423 Component, pursuant to which Purchase Rights that are not intended to satisfy the requirements for Employee Stock Purchase Plans may be granted to Eligible Employees.
(v)“Offering” means the grant to Eligible Employees of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of one or more Purchase Periods. The terms and conditions of an Offering will generally be set forth in the “Offering Document” approved by the Board for that Offering.
(w)“Offering Date” means a date selected by the Board for an Offering to commence.
(x)“Offering Date Price” means, with respect to each Participant participating in an Offering, the Fair Market Value of a share of Common Stock on the Offering Date applicable to such Participant (i.e., the date on which such Participant is granted a Purchase Right for such Offering).

(y)“Officer” means a person who is an officer of the Company or a Related Corporation within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(z)“Participant” means an Eligible Employee who holds an outstanding Purchase Right.
(aa)“Plan” means this NVIDIA Corporation Amended and Restated 2012 Employee Stock Purchase Plan, including both the 423 and Non-423 Components, as amended from time to time.
(bb) “Purchase Date” means one or more dates during an Offering selected by the Board on which Purchase Rights will be exercised and on which purchases of shares of Common Stock will be carried out in accordance with such Offering.
(cc) “Purchase Period” means a period of time specified within an Offering, generally beginning on the Offering Date or on the first Trading Day following a Purchase Date, and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.
(dd) “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.
(ee) “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and 424(f), respectively, of the Code.
(ff) “Securities Act” means the U.S. Securities Act of 1933, as amended.
(gg) “Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed, including but not limited to the NYSE, Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or any successors thereto, is open for trading.

NVIDIA
INVESTOR RELATIONS
2788 SAN TOMAS EXPRESSWAY
SANTA CLARA, CA 95051

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 8:59 p.m. Pacific Daylight Time on June 8, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NVIDIA2020**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 8:59 p.m. Pacific Daylight Time on June 8, 2020. Have your proxy card in hand when you call and then follow the instructions. There is **NO CHARGE** for this call.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D10818-P34630 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NVIDIA CORPORATION

The Board of Directors recommends you vote FOR all the Nominees:

1. Election of Directors

Nominees:	**For**	**Withhold**	**Abstain**
1a. Robert K. Burgess	☐	☐	☐
1b. Tench Coxe	☐	☐	☐
1c. Persis S. Drell	☐	☐	☐
1d. Jen-Hsun Huang	☐	☐	☐
1e. Dawn Hudson	☐	☐	☐
1f. Harvey C. Jones	☐	☐	☐
1g. Michael G. McCaffery	☐	☐	☐
1h. Stephen C. Neal	☐	☐	☐
1i. Mark L. Perry	☐	☐	☐
1j. A. Brooke Seawell	☐	☐	☐
1k. Mark A. Stevens	☐	☐	☐

The Board of Directors recommends you vote FOR Proposals 2, 3, 4 and 5:	**For**	**Against**	**Abstain**
2. Approval of our executive compensation.	☐	☐	☐
3. Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2021.	☐	☐	☐
4. Approval of an amendment and restatement of our Amended and Restated 2007 Equity Incentive Plan.	☐	☐	☐
5. Approval of an amendment and restatement of our Amended and Restated 2012 Employee Stock Purchase Plan.	☐	☐	☐

NOTE: In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Review, Notice of Annual Meeting, Proxy Statement and Form 10-K are available at www.proxyvote.com.

D10819-P34630

NVIDIA CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

June 9, 2020

The stockholder(s) hereby appoint(s) Jen-Hsun Huang and Timothy S. Teter (the "Proxies"), or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of NVIDIA CORPORATION that the stockholder(s) is/are entitled to vote at the 2020 Annual Meeting of Stockholders to be held at 11:00 a.m., Pacific Daylight Time on June 9, 2020, at *www.virtualshareholdermeeting.com/NVIDIA2020*, and any adjournment or postponement thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed by the stockholder. If no such directions are indicated, the Proxies will have the authority to vote FOR each of the nominees listed in Proposal 1 and FOR Proposals 2, 3, 4 and 5.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. Please mark, sign and return this proxy card promptly using the enclosed reply envelope.

Continued and to be signed on reverse side